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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OPTELECOM-NKF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Optelecom-NKF, Inc.
12920 Cloverleaf Center Drive
Germantown, Maryland 20874
(301) 444-2200

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

December 20, 2010

Dear Stockholder:

        On behalf of the Board of Directors, which we refer to as the Board, of Optelecom-NKF, Inc., which we refer to as the Company, I would like to invite you to attend a special meeting of stockholders of the Company, which we refer to as the Special Meeting, which will be held on Tuesday, January 25, 2011, at 10:30 a.m., Eastern Time, at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874.

        On November 10, 2010, the Company entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement, with TKH Group N.V., a corporation organized and existing under the laws of The Netherlands, which we refer to as TKH, and Ohio Merger Subsidiary, Inc., which we refer to as Merger Sub, pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation, but as an indirect wholly-owned subsidiary of TKH, which we refer to as the Merger. At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement as such agreement may be amended from time to time. We are also asking that you grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement. The proxy statement accompanying this letter is furnished in connection with the solicitation of proxies by the Board to be used at the Special Meeting.

        If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive $2.45 in cash, without interest and less any applicable withholding taxes, for each share of our common stock, par value $0.03 per share, which we refer to as the Common Stock, owned by you (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of approximately 55.1% to the closing price of our Common Stock of $1.58 on November 10, 2010, the last trading day prior to public announcement of the execution of the Merger Agreement.

        The Board has determined that the Merger Agreement and the terms and conditions of the Merger and the Merger Agreement are fair to and in the best interests of the Company and its stockholders and has unanimously approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board considered a number of factors in evaluating the Merger and consulted with its outside legal and financial advisors. The Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

        Your vote is very important, regardless of the number of shares you own. The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting. Therefore, if you abstain or do not vote by proxy or in person, it will have the same effect as if you voted "AGAINST" adoption of the Merger Agreement. Only stockholders who owned shares of Common Stock at the close of business on December 7, 2010, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special

Meeting, we urge you to promptly submit a proxy for your shares by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-paid reply envelope.

        If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock "FOR" the proposal to adopt the Merger Agreement will have the same effect as voting "AGAINST" the proposal to adopt the Merger Agreement.

        The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

        If you have any questions or need assistance voting your shares of Common Stock, please call Phoenix Advisory Partners, the Company's proxy solicitor, toll-free at (800) 576-4314.

        Thank you for your support of the Company.

Sincerely,

David Patterson President and Chief Executive Officer

        NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The accompanying proxy statement is dated December 20, 2010, and is first being mailed to our stockholders on or about December 21, 2010.

NOTICE OF SPECIAL MEETING OF THE
STOCKHOLDERS OF
OPTELECOM-NKF, INC.

To the Stockholders of Optelecom-NKF, Inc.:

        A Special Meeting of the Stockholders of Optelecom-NKF, Inc. will be held as follows:

Time/Date:	Tuesday, January 25, 2011, commencing at 10:30 a.m., Eastern Time.
Place:	The Company's corporate offices located at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874.
Items of Business:	1.

To consider and vote upon the adoption of the Agreement and Plan of Merger, which we refer to as the Merger Agreement, dated as of November 10, 2010, as it may be amended from time to time, by and among Optelecom-NKF, Inc., which we refer to as the Company, TKH Group N.V., a corporation organized and existing under the laws of The Netherlands, which we refer to as TKH, and Ohio Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of TKH, which we refer to as Merger Sub, pursuant to which Merger Sub will merge with and into the Company. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2.

To consider and vote upon the adjournment of the special meeting of stockholders, which we refer to as the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

3.

To transact any other business that may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the Board of Directors of the Company, which we refer to as the Board.

Record Date:

Only stockholders of record at the close of business on December 7, 2010 are entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement of the Special Meeting. All stockholders of record are cordially invited to attend the Special Meeting in person.

Proxy Voting:

Your vote is very important, regardless of the number of shares of common stock of the Company, par value $0.03 per share, which we refer to as our Common Stock, you own. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-paid reply envelope. If you abstain or if you fail to return your proxy card, fail to submit your proxy by phone or over the Internet or fail to vote in person, it will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

Vote Required to Approve each Item of Business:	1.	The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.
2.

The adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the adoption of the Merger Agreement, requires, in the absence of a quorum, the affirmative vote of the holders of shares representing a majority of the votes cast on the proposal, either in person or by proxy.

Recommendation of the Board of Directors:

The Board has determined that the Merger Agreement and the merger of Merger Sub with and into the Company, which we refer to as the Merger, contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders and has unanimously approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

Attendance at the Special Meeting:

Only stockholders of record or their duly authorized proxies have the right to attend the Special Meeting. To gain admittance, you must present valid identification containing a photograph, such as a driver's license or passport. If you are a beneficial owner but not the record owner of the Common Stock (your shares are held through a bank, brokerage firm or other nominee), please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of the Common Stock of the Company and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder.

Appraisal:

Under Delaware law, stockholders of the Company who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all the requirements of Delaware law, which are summarized and reproduced in their entirety in the accompanying proxy statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Cathy Mizell Corporate Secretary

Dated December 20, 2010
Germantown, Maryland

i

ii

SUMMARY

        Below is a summary of (i) the terms of the proposed merger between Optelecom-NKF, Inc., which we refer to as the Company, we or us, and Ohio Merger Subsidiary, Inc., a Delaware corporation, which we refer to as Merger Sub, an indirect wholly-owned subsidiary of TKH Group N.V., a corporation organized pursuant to the laws of The Netherlands, which we refer to as TKH, pursuant to which, at the Effective Time (as defined in the Agreement and Plan of Merger, dated as of November 10, 2010, as it may be amended from time to time, by and among the Company, TKH and Merger Sub, which we refer to as the Merger Agreement), Merger Sub will be merged with and into the Company, which we refer to as the Merger, and (ii) the other transactions contemplated Merger Agreement. This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Merger or the terms described below, you should read this entire proxy statement and its annexes carefully, as well as those additional documents to which we refer you. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement by following the instructions set forth in the section titled "Where You Can Find More Information" in this proxy statement.

 Parties to the Merger (Page 21)

  Optelecom-NKF, Inc.

        We are a global supplier of network video equipment, including video codecs and servers, fiber optic systems, network video recorders, Ethernet switches and video management software. We are a customer and product focused company with a flexible philosophy based on providing companies and governments across the world with top quality solutions for traffic management and security surveillance. We commenced business activities as Optelecom, Inc. in 1972 with the design and delivery of specialized laser systems and fiber optic communications products for the Department of Defense and other defense related agencies of the Federal government.

  TKH Group N.V.

        TKH is an internationally active group of companies that specialises in creating and supplying innovative Telecom, Building and Industrial Solutions. In TKH's business segments basic technologies in the fields of ICT and electro-technology from the various operating companies are combined—frequently in partnership with suppliers—to develop total solutions. Telecom Solutions develops, produces and supplies systems ranging from outdoor infrastructure for telecom networks through to indoor home networking applications. Building Solutions develops, produces and supplies solutions in the field of efficient electro-technology ranging from applications within buildings through to technical systems that—combined with software—provide efficiency solutions for the care and security sectors. Industrial Solutions, develops, produces and supplies solutions ranging from specialty cable, "plug and play" cable systems through to integrated systems for the production of car and truck tyres. Growth is concentrated in North West and Central and Eastern Europe and Asia. In 2009, TKH booked turnover of 726 million euros with a workforce of 3,564 employees. TKH shares are listed on the NYSE Euronext Amsterdam.

  Ohio Merger Subsidiary, Inc.

        Merger Sub is a Delaware corporation that is an indirect wholly-owned subsidiary of TKH, and was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the

Merger Agreement. Upon completion of the proposed Merger, Merger Sub will merge with and into the Company and will cease to exist.

The Merger (Page 21)

        The Merger Agreement provides that at the Effective Time, Merger Sub will merge with and into the Company and the Company will cease to be an independent publicly-traded company and will instead be an indirect wholly-owned subsidiary of TKH. We currently expect to complete the Merger during the first calendar quarter of 2011, assuming that all of the conditions set forth in the Merger Agreement have been satisfied or waived. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The Merger Consideration (Page 22)

        In the Merger, each share of common stock of the Company, par value $0.03 per share, which we refer to as our Common Stock, (except for shares owned by stockholders who have properly demanded appraisal rights) outstanding immediately prior to the Effective Time will be converted into the right to receive $2.45 in cash, without interest, less any applicable withholding taxes, which we refer to as the Per Share Merger Consideration.

Reasons for the Merger; Recommendation of The Board (Page 33)

        After consideration of various factors described in the section titled "The Merger—Reasons for the Merger; Recommendation of the Board," the Board of Directors of the Company, which we refer to as the Board, unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and our stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) resolved that the Merger Agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders, which we refer to as the Special Meeting, and (iv) recommended that our stockholders vote to adopt the Merger Agreement.

        The Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

 Opinion of Seale Capital, Inc. (Page 37)

        Seale Capital, Inc., which we refer to as Seale Capital, delivered its opinion to the Board that, as of November 10, 2010, and based upon and subject to the factors and assumptions set forth therein, the Per Share Merger Consideration to be paid in cash to the holders of Common Stock (other than TKH, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Seale Capital, dated November 10, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Seale Capital provided its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The Seale Capital opinion is not a recommendation as to how any holder of Common Stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between the Company and Seale Capital, the Company has paid an affiliate of Seale Capital approximately $140,000 to date for a retainer and advisory services provided in connection with the Merger and has agreed to pay Seale Capital an additional transaction fee of approximately $410,000, all of which additional fee is contingent upon the closing of the Merger. In addition, the Company paid Seale Capital a fee of $250,000 for rendering the opinion described above.

No Financing Condition (Page 45)

        The Merger is not subject to any financing condition. We anticipate that the total funds needed to complete the Merger will be approximately $17.5 million, based on current exchange rates, including the payment of the Draka Note, as discounted, but not including any accrued interest on the Draka Note or any transaction related fees. TKH has informed us that it will fund this amount with cash on hand and TKH's existing credit facilities.

Interests of Certain Persons in the Merger (Page 45)

        When considering the recommendation by the Board, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. These interests include the following:

  •
  the vesting of all outstanding shares of Common Stock granted under the Company's stock incentive plans that are restricted and subject to forfeiture, which we refer to as Restricted Stock Units or RSUs, held by our directors and executive officers immediately prior to the Effective Time;

  •
  pursuant to employment agreements with two of our executive officers, the payment of enhanced severance benefits in connection with certain terminations of employment that may occur in connection with the Merger;

  •
  the assumption by TKH and the surviving corporation of all obligations relating to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions of our directors and executive officers occurring at or prior to the Effective Time, as well as certain obligations with respect to director and officer liability insurance; and

  •
  the interests of the Company's executive officers in continuing their roles with the surviving corporation after the Merger.

        For a discussion of these interests, see the section titled "The Merger—Interests of Certain Persons in the Merger."

Regulatory Approvals (Page 47)

        There are no regulatory approvals required to be obtained in connection with the Merger Agreement or the Merger.

Material U.S. Federal Tax Consequences of the Merger (Page 48)

        The exchange of shares of our Common Stock for cash pursuant to the Merger will be treated as a taxable sale for U.S. federal income tax purposes (and also may be taxed under applicable state, local and foreign tax laws), so that generally for U.S. federal income tax purposes, stockholders who are U.S. holders (as defined in the section titled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") and who receive the Per Share Merger Consideration in exchange for their shares of Common Stock will recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the Merger and their adjusted tax basis in their shares of Common Stock.

        You should read "The Merger—Material U.S. Federal Tax Consequences of the Merger" for a definition of "U.S. holder" and a more detailed discussion of the U.S. federal income tax consequences of the Merger. We urge you to consult your own tax advisor to determine the particular U.S. federal, state, local and foreign tax consequences to you of the receipt of the Per Share Merger Consideration in exchange for shares of our Common Stock pursuant to the Merger.

 Appraisal Rights of Existing Stockholders (Page 50)

        Under the General Corporation Law of the State of Delaware, which we refer to as the DGCL, stockholders are entitled to appraisal rights in connection with the Merger, provided that such stockholders must not vote or submit a proxy in favor of the adoption of the Merger Agreement, must submit a written demand for appraisal prior to the stockholder vote on the adoption of the Merger Agreement and must meet all of the other conditions set forth in Section 262 of the DGCL. This means that you are entitled to have the value of your shares of Common Stock determined by the Delaware Court of Chancery, which we refer to as the Delaware Court, and to receive payment based on that valuation. The ultimate amount that you receive in an appraisal proceeding may be less than, equal to or more than the amount that you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand of appraisal to the Company before the vote is taken on the Merger Agreement and you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See the section titled "The Merger—Appraisal Rights" and the text of the Delaware appraisal rights statute, which is reproduced in its entirety as Annex D to this proxy statement and incorporated by reference herein. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Litigation Relating to the Merger (Page 54)

        On December 3, 2010, a putative class action complaint was commenced against us and our directors in the Circuit Court for Montgomery County, Maryland. In this action, captioned Richard Galdi v. Optelecom-NKF, Inc., et al., 341448-V, the plaintiff purports to bring the action on behalf of the stockholders of the Company and seeks monetary and equitable relief, including an injunction against the consummation of the Merger. The plaintiff alleges in the complaint that our directors breached their fiduciary duties by, among other things, agreeing to the proposed Merger and failing to provide adequate disclosures that would enable our stockholders to make an informed decision about whether to adopt the Merger Agreement.

        We believe that the claims asserted in the Galdi action are without merit.

The Merger Agreement (Page 55)

  Treatment of Common Stock, Stock Options and Restricted Stock Units (Page 54)

  •
  Common Stock.  At the Effective Time, each share of Common Stock outstanding immediately prior thereto (except for certain shares held by TKH, Merger Sub, the Company and their wholly-owned subsidiaries, and shares held by stockholders who have properly demanded appraisal rights) will convert into the right to receive the Per Share Merger Consideration.

  •
  Stock Options.  Each outstanding option to purchase shares of Common Stock granted under our stock option and stock incentive plans, which we refer to as a Stock Option, that is not fully exercisable will become fully vested and exercisable immediately prior to the Effective Time and will be canceled and converted into the right to receive cash in an amount equal to the product of (x) the excess amount of the Per Share Merger Consideration over the per share exercise price of the applicable Stock Option immediately prior to the Effective Time, and (y) the aggregate number of shares of Common Stock into which the applicable Stock Option was exercisable immediately prior to the Effective Time, less any applicable withholding taxes. If the exercise price of any Stock Option is equal to or greater than the Per Share Merger Consideration, such Stock Option will be canceled without payment. The exercise prices of all of our outstanding Stock Options are greater than the Per Share Merger Consideration and, accordingly, all of the Stock Options will be cancelled without payment at the Effective Time.

  •
  Restricted Stock Units.  At the Effective Time, each RSU outstanding immediately prior thereto will fully vest and be converted into the right to receive cash in an amount equal to the Per Share Merger Consideration.

Exchange and Payment Procedures (Page 56)

        If the Merger is completed, each holder of Common Stock will receive materials from a paying agent to be appointed by TKH prior to the Effective Time. As soon as reasonably practicable after the completion of the Merger, the paying agent will provide instructions to each holder of record of Common Stock that will explain how to surrender stock certificates or book-entry shares in exchange for the Per Share Merger Consideration. Each holder of Common Stock will receive cash for his, her or its shares from the paying agent after complying with these instructions. Holders of shares of Common Stock that are held in "street name" by such holder's broker, bank or other nominee will receive instructions from the broker, bank or other nominee as to how to surrender his, her or its "street name" shares and receive the Per Share Merger Consideration for those shares.

  No Solicitation of Acquisition Proposals (Page 62)

        The Merger Agreement provides that from the date of the Merger Agreement, we are not permitted to solicit, initiate or encourage any inquiries with respect to the submission of any "acquisition proposal," (as defined in the Merger Agreement) or the making of any acquisition proposals or engage in any negotiations or discussions with any person relating to an acquisition proposal, and we are required to cease and terminate any existing solicitations, discussions or negotiations with any persons that are being conducted with respect to an acquisition proposal. Notwithstanding these restrictions, under certain limited circumstances, we may respond to an unsolicited bona fide acquisition proposal or engage in discussions or negotiations with persons making an unsolicited acquisition proposal. At any time before the Merger Agreement is adopted by our stockholders, if the Board determines that an acquisition proposal constitutes a "superior proposal," (as defined in the Merger Agreement) we may terminate the Merger Agreement and enter into any acquisition, merger or similar agreement relating to such superior proposal, which we refer to as an alternative acquisition agreement, with respect to such superior proposal, so long as we comply with certain terms of the Merger Agreement, including paying a $325,000 fee to TKH and paying certain expenses of the TKH incurred in connection with the Merger Agreement and the Merger. See the section titled "The Merger Agreement—Termination Fee; Expenses."

  Conditions to the Merger (Page 65)

        The respective obligations of the Company, TKH and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including the adoption of the Merger Agreement by our stockholders, the accuracy of the representations and warranties of the parties, compliance by the parties with their respective obligations under the Merger Agreement and that the Company has a net worth of at least $15,500,000. See the section titled "The Merger Agreement—Conditions to the Merger."

  Termination (Page 67)

        We and TKH may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our stockholders.

        The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time as follows:

        by either TKH or us, if:

  •
  the Merger has not been consummated by May 15, 2011; provided that the right of either party to terminate the Merger Agreement will not be available to any party whose failure to fulfill any of its material obligations under the Merger Agreement has been the primary cause of the failure to consummate the Merger by May 15, 2011;

  •
  a law or an order restraining or otherwise prohibiting or making illegal the consummation of the Merger has become final and non-appealable; provided that the right to terminate will not be available to any party who has not used its reasonable best efforts to have such order lifted and will not be available to any party whose breach of any provision of the Merger Agreement results in the applicable law or order making the consummation of the Merger illegal or otherwise restrained or prohibited;

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  the Special Meeting has been held and completed and our stockholders have not approved and adopted the Merger Agreement at such meeting or any adjournment or postponement of such meeting; provided that our right to terminate the Merger Agreement will not be available to us where the failure to obtain stockholder approval is caused by our action or failure to act that constitutes a material breach of the Merger Agreement; or

        by us, if:

  •
  prior to the Effective Time, TKH or Merger Sub has breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under the Merger Agreement or breached any of its representations or warranties in any material respect, in either case such that the conditions of TKH and Merger Sub would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by TKH and/or Merger Sub by the earlier of 20 days following receipt by TKH of written notice of such breach or failure and May 15, 2011; provided that, at the time of the delivery of such written notice, we are not in material breach of our obligations under the Merger Agreement;

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  if, at any time prior to receipt of the required stockholder adoption of the Merger Agreement, we have not violated our non-solicitation obligations (described under "The Merger—No Solicitation of Acquisition Proposals") and we have complied with our obligations under the Merger Agreement, we have received a superior proposal, the Board has approved the termination of the Merger Agreement and promptly upon termination of the Merger Agreement we enter into a definitive agreement providing for the implementation of the superior proposal, provided, that the termination will not be effective unless and until we have paid to TKH the termination fees and expenses described under "The Merger—Termination Fee; Expenses"; or

        by TKH, if:

  •
  prior to the Effective Time, we have breached or failed to perform in any material respect any of our covenants or obligations required to be performed by us under the Merger Agreement or breached any of our representations or warranties in any material respect, in either case such that our conditions would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by us by the earlier of 20 days following our receipt of written notice of such breach or May 15, 2011; provided that, that at the time of the delivery of such written notice, TKH is not be in material breach of its obligations under the Merger Agreement; or

  •
  the Board has withdrawn, qualified, modified or changed or resolved to or publicly proposed to withdraw, qualify, modify or change in a manner adverse to TKH and Merger Sub its recommendation of the Merger or the Merger Agreement, made any other public statement in connection with the Special Meeting or the transactions contemplated by the Merger Agreement inconsistent with its recommendation of the Merger or the Merger Agreement, approved, adopted or recommended any acquisition proposal, failed to reaffirm or republish its recommendation of the Merger or the Merger Agreement at TKH's request within five days of such request and in any event at least two business days prior to the Special Meeting; or we have breached in any material respect our obligations relating to not soliciting an acquisition proposal described under "The Merger—No Solicitation of Acquisition Proposals".

Termination Fee; Expenses (Page 69)

        If the Merger Agreement is terminated in certain circumstances described under "The Merger Agreement—Termination Fee; Expenses":

  •
  the Company may be obligated to pay TKH a termination fee of $325,000; and

  •
  the Company may be obligated to reimburse TKH for its reasonable out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Voting Agreements (Page 71)

        Concurrently with the execution of the Merger Agreement, TKH and each of our directors and executive officers entered into a Voting Agreement, which we refer to collectively as the Voting Agreements. A copy of the form of the Voting Agreements is attached as Annex C to this proxy statement. Pursuant to, and subject to the terms of, the Voting Agreements, each of our directors and executive officers agreed to vote his or her shares of Common Stock (i) in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) against the approval of any matter or proposal submitted to our stockholders for approval, if approval of such matter or proposal would result in a breach in any material respect of any of our covenants, representations or warranties or any other obligation under the Merger Agreement and (iii) against any merger, rights offering, reorganization, recapitalization or liquidation involving us or any of our subsidiaries (other than the Merger), a sale or transfer of a material amount of our assets or capital stock or any of our subsidiaries or any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. Our executive officers and directors beneficially own in the aggregate 211,206 shares of Common Stock, which represented in the aggregate 5.6% of the outstanding Common Stock of the Company as of December 7, 2010, the record date for the Special Meeting.

Draka Note Agreement (Page 71)

        The Company has issued to Draka Holding N.V., which we refer to as Draka, an Amended and Restated Subordinated Promissory Note dated March 5, 2010 in the principal amount of €8,982,456, or approximately $11.9 million in U.S. dollars, at current exchange rates, which we refer to as the Draka Note. The debt underlying the Draka Note was originally incurred in connection with the Company's acquisition of NKF Electronics B.V. from Draka in March 2005. On November 10, 2010, we entered into a Payoff Agreement with Draka, which we refer to as the Draka Note Agreement, pursuant to which Draka agreed to accept the sum of (1) €6,300,000, or approximately $8.3 million in U.S. dollars, at current exchange rates, plus (2) all accrued and unpaid interest through the date of the payment to Draka of the Draka Payoff Amount, as defined below, on the total amount of principal outstanding under the Draka Note, plus (3) Draka's out-of-pocket costs and expenses (including the reasonable costs and expenses of its counsel and accountants) incurred in connection with the negotiation, execution and delivery of the Draka Note Agreement, not to exceed U.S.$25,000 in the aggregate, the sum of which we refer to as the Draka Payoff Amount, in full satisfaction of all amounts and obligations due and payable under the Draka Note, subject to certain conditions.

Market Price of Our Common Stock (Page 73)

        The closing price of our Common Stock on The Nasdaq Capital Market on November 10, 2010, the last trading day prior to public announcement of the execution of the Merger Agreement, was $1.58 per share. On December 16, 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price of our Common Stock on The Nasdaq Capital Market was $2.38 per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares.

Delisting and Deregistration of Our Common Stock (Page 75)

        If the Merger is completed, the Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. As such, we would no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, each of which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information."

Q:    Why am I receiving these proxy materials?

A:
You are receiving this proxy statement because you owned shares of our Common Stock at the close of business on December 7, 2010, which we refer to as the Record Date, and that entitles you to vote on the proposals to be considered at the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Common Stock with respect to such matters.

Q:    What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

1.
Adoption of the Merger Agreement.

2.
Adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

Q:    What is the proposed transaction and what effects will it have on the Company?

A:
The proposed transaction is the acquisition of the Company by TKH pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, at the Effective Time, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. We refer to this transaction as the Merger. As a result of the Merger, the Company will become an indirect, wholly-owned subsidiary of TKH and will no longer be a publicly held corporation, our Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act, we will no longer file periodic reports with the SEC, and you will no longer have any interest in our future earnings or growth.

Q:    What will I be entitled to receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $2.45 in cash, without interest, less any applicable withholding taxes, for each share of Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of Common Stock, you will be entitled to receive $245 in cash in exchange for your shares of Common Stock, less any applicable withholding taxes. Upon completion of the Merger, you will not own any shares of the capital stock in the surviving corporation.

Q:    What will holders of Stock Options be entitled to receive in the Merger?

A:
The exercise prices of all of the outstanding Stock Options are greater than the Per Share Merger Consideration and, accordingly, all of the Stock Options will be cancelled without payment at the Effective Time.

Q:    What will holders of RSUs be entitled to receive in the Merger?

A:
At the Effective Time, each of the Company's outstanding RSUs will vest in full and each holder of RSUs shall have the right to receive the Per Share Merger Consideration, without interest, less any applicable withholding taxes with respect to each RSU held by such stockholder.

Q:
How does the Per Share Merger Consideration compare to the market price of the Common Stock prior to the announcement of the Merger?

A:
The Per Share Merger Consideration represents a premium of approximately 55.1%, based on the closing trading price of our Common Stock of $1.58 on November 10, 2010, the last trading day prior to the announcement of the Merger Agreement.

Q:    When can I expect to receive the cash Per Share Merger Consideration for my shares?

  After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your stock certificates for the Per Share Merger Consideration. When you properly complete and return the required documentation described in the written instructions, you will receive from the paying agent a payment of the Per Share Merger Consideration for your shares less any required withholding of taxes. If your shares are held in "street name" by a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares in exchange for the Per Share Merger Consideration. Please do NOT return your stock certificates with your proxy.

Q:    Will the Merger be a taxable transaction to me?

A:
Yes. The exchange of shares of Common Stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Common Stock pursuant to the Merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the Merger Agreement and your adjusted tax basis in your shares of Common Stock. Backup withholding may also apply to the cash payments made pursuant to the Merger Agreement unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state, local and/or foreign taxes.

Q:    How does the Board recommend that I vote?

A:
At a meeting held on November 10, 2010, the Board unanimously approved the Merger Agreement and determined that the Merger Agreement and the terms and conditions of the Merger and the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders. The Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement. See the section titled "The Merger—Reasons for the Merger; Recommendation of the Board."

Q:    What factors did the Board consider in making its recommendation?

A:
In making its recommendation, the Board took into account, among other things, the Per Share Merger Consideration to be received by holders of our Common Stock pursuant to the Merger

  Agreement, not only in relation to the market price as of the date we signed the Merger Agreement and historical market prices of our Common Stock, but also in relation to the Board's assessment of the business, competitive position, financial obligations and prospects of the Company, including the possibility that we would be unable to repay the Draka Note at maturity in March 2011, and the terms and conditions of the Merger Agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive an alternative proposal, and under certain circumstances terminate the Merger Agreement to accept an acquisition proposal that the Board determines to be a superior proposal. See the section titled "The Merger—Reasons for the Merger; Recommendation of the Board."

Q:    Have any stockholders already agreed to vote in favor of the adoption of the Merger Agreement?

A:
Concurrently with the execution of the Merger Agreement, each of our executive officers and directors entered into the Voting Agreements with TKH. Pursuant to, and subject to the terms of, the Voting Agreements, our executive officers and directors agreed to vote in the aggregate 211,206 shares of Common Stock beneficially owned by them, which represented in the aggregate 5.6% of the outstanding Common Stock of the Company as of the Record Date, in favor of the adoption of the Merger Agreement.

Q:    When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger during the first calendar quarter of 2011, assuming that all of the conditions set forth in the Merger Agreement have been satisfied or waived. If our stockholders vote to approve the proposal to adopt the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger. See the section titled "The Merger Agreement—Conditions to The Merger."

Q:    What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by our stockholders at the Special Meeting or if the Merger is not completed for any other reason, Merger Sub will not be merged with and into the Company and our stockholders will not be entitled to receive any payment for their shares in connection with the Merger. Instead, the Company will remain an independent public company and our Common Stock will continue to be listed and traded on The Nasdaq Capital Market. If the Company remains an independent public company, it will need to negotiate a renewal or refinancing of the Draka Note. In connection with its decision to approve the Merger Agreement, the Board considered that the Company has not been able to and does not currently expect to be able to negotiate a renewal or refinancing of the Draka Note relying on traditional sources of financing given the Company's recent financial performance. The inability to renew or refinance the Draka Note before March 8, 2011 will materially and adversely affect the Company's ability to generate revenue and meet its financial obligations as and when they become due, will likely impair the Company's ability to function as a going concern, and consequently, will likely result in the Company's cessation of operations and the voluntary or involuntary bankruptcy, restructuring or liquidation of the Company and its subsidiaries. See the section titled "The Merger—Conduct of Our Business if the Merger is Not Completed."

  Under specified circumstances, the Company may be required to pay a fee with respect to the termination of the Merger Agreement and/or reimburse TKH for its expenses, as applicable, as described under the section titled "The Merger Agreement—Termination Fee; Expenses."

Q:
Do any of our directors or executive officers have interests in the Merger that may differ from those of the stockholders generally?

A:
At the Effective Time, all of the Company's then outstanding RSUs will accelerate in full in connection with the Merger. Additionally, certain executive officers' employment agreements provide enhanced severance benefits if their employment is terminated under certain circumstances after consummation of the Merger. The Board was aware of, and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See the section titled "The Merger—Interests of Certain Persons in the Merger" for a description of these interests as well as a description of other rights of our directors and executive officers that come into effect in connection with the Merger.

Q:    What will constitute a quorum at the Special Meeting?

A:
Under our Bylaws, shares of Common Stock representing 33 1/3% of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.

Q:    What stockholder vote is necessary to adopt the Merger Agreement?

A:
Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of Common Stock, if you abstain or do not vote by proxy or in person at the Special Meeting, this will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

Q:    What stockholder vote is necessary to approve the adjournment of the Special Meeting?

A:
Approval of the adjournment the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement, requires, in the absence of a quorum, the affirmative vote of the holders of shares representing a majority of the votes cast on the proposal, either in person or by proxy.

Q:    Who is entitled to vote at the Special Meeting?

A:
Only those stockholders who owned Common Stock at the close of business on December 7, 2010, the Record Date, are entitled to cast a vote on the proposals presented in this proxy statement. At the close of business on December 7, 2010, we had 3,755,996 shares of Common Stock outstanding. Each outstanding share of our Common Stock entitles its holder to one vote. The names of stockholders of record entitled to vote at the Special Meeting will be available at the Special Meeting, and for ten days prior to the Special Meeting, between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874, by contacting the Corporate Secretary.

Q:    May I vote in person?

A:
Yes. If your shares are registered in your name, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must obtain a proxy from your bank, brokerage firm or other nominee in order to attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting in person, we urge you to complete, sign, date and return the enclosed proxy to ensure that your shares will be represented at the Special Meeting.

Q:    What happens if I do not return my proxy card, submit a proxy via the Internet or telephone or attend the Special Meeting and vote in person?

A:
Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the Special Meeting and vote in person, it will have the same effect as if you voted "AGAINST" adoption of the Merger Agreement. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.

Q:
If my shares of Common Stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Common Stock for me?

A:
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Common Stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Common Stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares of Common Stock will not be voted and the effect will be the same as a vote "AGAINST" the proposal to adopt the Merger Agreement, but will not have an effect on the outcome of the proposal to adjourn the Special Meeting.

Q:    May I revoke or change my vote?

  Yes. You may revoke or change your vote at any time before your proxy is voted at the Special Meeting. If you have sent a proxy directly to the Company, you may revoke or change your proxy by:

  •
  delivering a written revocation of the proxy or a later dated, signed proxy card to Optelecom-NKF, Inc., Attn: Corporate Secretary, 12920 Cloverleaf Center Drive, Germantown, Maryland 20874 on or before the business day prior to the Special Meeting;

  •
  delivering a new, later dated proxy by telephone or via the Internet up until 11:59 p.m., Eastern Time, on January 24, 2011, the day before the date of the Special Meeting;

  •
  delivering a written revocation or a later dated, signed proxy card to the Company at the Special Meeting prior to the taking of the vote on the matters to be considered at the Special Meeting; or

  •
  attending the Special Meeting and voting in person.

  If you hold your shares in "street name" and have instructed a bank, brokerage firm or other nominee to vote your shares, you may revoke or change a previous vote only by following the procedures established by the bank, brokerage firm or other nominee.

  Revocation of the proxy will not affect any vote previously taken. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy; you must vote in person at the Special Meeting to revoke a previously delivered proxy.

Q:    What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or submit via the Internet or telephone) each proxy card and voting instruction card that you receive.

Q:    What happens if I sell my shares before the Special Meeting?

A:
If you transfer your shares after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will have transferred the right to receive the Per Share Merger Consideration to be received by our stockholders pursuant to the Merger. In order to receive the Per Share Merger Consideration, you must hold your shares through completion of the Merger.

Q:    Should I send in my stock certificates now?

A:
No. After the Merger is completed, you will receive a letter of transmittal containing written instructions for exchanging your shares of our Common Stock for the Per Share Merger Consideration for each share of our Common Stock that you hold.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Per Share Merger Consideration for my shares of Common Stock?

A.
Yes, provided that you strictly comply with all applicable requirements and procedures. As a holder of Common Stock, you are entitled to appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See the section titled "The Merger—Appraisal Rights."

Q:    Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact: Phoenix Advisory Partners, our proxy solicitor, toll-free at (800) 576-4314.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this proxy statement that are not purely historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed Merger, the management of the Company and the Company's expectations, beliefs and intentions. All forward-looking statements included in this proxy statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "can," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "goals," "projects," "outlook," "continue," "preliminary," "guidance," or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company's control. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K, factors and matters contained or incorporated by reference in this proxy statement, and the following factors, which are not exhaustive:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee or reimburse TKH's expenses incurred in connection with the Merger;

  •
  the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger;

  •
  the failure of the Merger to close for any other reason;

  •
  risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

  •
  the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Merger Agreement;

  •
  the diversion of our management's attention from our ongoing business concerns;

  •
  the effect of the announcement, pendency or anticipated consummation of the Merger on our business relationships, operating results and business generally; and

  •
  the amount of the costs, fees, expenses and charges related to the Merger.

        Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings "Risk Factors" and "Business" and in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see the section titled "Where You Can Find More Information"). We undertake no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences except as required by applicable securities laws.

 THE SPECIAL MEETING

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting.

 Date, Time and Place of the Special Meeting

        The Special Meeting will be held on Tuesday, January 25, 2011, at 10:30 a.m., Eastern Time, at the Company's headquarters at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874. The date, time and place of any adjournment or postponement of the Special Meeting, if any, will be established in accordance with our governing documents and applicable law.

Purpose of the Special Meeting

        The purpose of the Special Meeting is for stockholders to consider and vote upon the following proposals:

  1.
  Adoption of the Merger Agreement.

  2.
  Adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

Vote Required

        Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon. Abstentions will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the proposal. If you abstain, it will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

        Approval of the proposal to adjourn the Special Meeting, if necessary, requires, in the absence of a quorum, the affirmative vote of the holders of shares representing a majority of the votes cast on the proposal, either in person or by proxy. Abstentions will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the proposal. If you abstain, in the absence of a quorum, it will have no effect on the outcome of the vote on the approval of the adjournment of the Special Meeting.

Voting by Directors and Officers

        Pursuant to, and subject to the terms of, the Voting Agreements, each of our directors and executive officers agreed to vote his or her shares of Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger and against the approval of any matter that would result in a breach in any material of our obligations under the Merger Agreement or otherwise interfere with or adversely affect the Merger. Our directors and executive officers beneficially own in the aggregate 211,206 shares of Common Stock, which represented in the aggregate 5.6% of the outstanding Common Stock of the Company as of the Record Date.

Recommendation of the Board

        The Board has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are in the best interests of the Company and its stockholders. The Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and

"FOR" the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

 Record Date; Stockholders Entitled to Vote

        Only those stockholders who owned Common Stock at the close of business on the Record Date, which is December 7, 2010, are entitled to vote at the Special Meeting. At the close of business on December 7, 2010, we had 3,755,996 shares of Common Stock outstanding entitled to cast a vote on the proposals presented in this proxy statement. Each outstanding share of our Common Stock entitles its holder to one vote.

Quorum

        Shares representing 33 1/3% of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted for purposes of determining a quorum if you attend the Special Meeting and vote in person, or if you submit a proxy by telephone, over the Internet or by submitting a properly executed proxy card by mail. Abstentions will be counted for determining whether a quorum is present for the Special Meeting.

How to Vote

        Stockholders can vote in person at the Special Meeting or by proxy. There are three ways to submit a proxy:

  •
  By Telephone—call the toll-free telephone number noted on the enclosed proxy card to transmit your voting instructions;

  •
  By Internet—visit the website address noted on the enclosed proxy card and follow the on-screen instructions; or

  •
  By Mail—mark, sign, date and return the enclosed proxy card in the accompanying pre-paid reply envelope.

        Telephone and Internet proxy submission for stockholders of record will close at 11:59 p.m., Eastern Time, on January 24, 2011, the day before the date of the Special Meeting.

        If you properly complete, sign, date and return a proxy card, your shares will be voted as you specify. However, if you sign, date and return a proxy card but do not specify a vote with respect to each proposal, your shares will be voted as the Board recommends with respect to each proposal and in the proxy's discretion with respect to any other matter that may be properly considered at the Special Meeting.

        If you are a beneficial owner (that is, your shares are held in "street name" by a bank, brokerage firm or other nominee), you will receive voting instructions or a voting information form from the holder of record. You must follow the instruction of the holder of record in order for your shares to be voted.

        If you plan to attend the Special Meeting, you must present identification containing a photograph, such as a driver's license or passport. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the Record Date prior to your being admitted to the Special Meeting. If you are not a stockholder of record, but hold shares in "street name" through a bank, brokerage firm or other nominee, you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior thereto, a copy of the voting instruction card provided to you by your bank, brokerage firm or other nominee, or other similar evidence of ownership. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder.

Broker Voting and Broker Non-Votes

        Other than with respect to certain "routine" matters, banks, brokerage firms or other nominees holding shares of our Common Stock for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners, unless the banks, brokerage firms or other nominees have been given discretionary voting power by the beneficial owners. In certain circumstances, banks, brokerage firms or other nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, a bank, brokerage firm or other nominee may not vote on a proposal, which is known as a "broker non-vote." These broker non-votes will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

        Proposal No. 1, adoption of the Merger Agreement, and Proposal No. 2, approval of an adjournment of the Special Meeting, are not "routine" matters. Accordingly, if voting instructions are not provided to the bank, brokerage firm or other nominee with respect to Proposal Nos. 1 and 2, the bank, brokerage firm or other nominee may not exercise discretion and is prohibited from voting the stockholder's shares with respect to such proposal. A broker non-vote will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. A broker non-vote will have no effect on the proposal to approve any adjournment of the Special Meeting.

        Stockholders should follow the directions provided by their banks, brokerage firms or other nominees regarding how to instruct the bank, brokerage firm or other nominee to vote their shares. Stockholders may later change or revoke the instructions given to a bank, brokerage firm or other nominee by taking the steps described in the information received from the bank, brokerage firm or other nominee.

Revocation of Proxies

        Any proxy you give pursuant to this solicitation may be revoked or changed by you at any time before it is voted. Proxies may be revoked or changed as follows:

        If you have sent a proxy directly to the Company, you may revoke it by:

  •
  delivering a written revocation of the proxy or a later dated, signed proxy card to Optelecom-NKF, Inc., Attn: Corporate Secretary, 12920 Cloverleaf Center Drive, Germantown, Maryland 20874 on or before the business day prior to the Special Meeting;

  •
  delivering a new, later dated proxy by telephone or via the Internet up until 11:59 p.m., Eastern Time, on January 24, 2011, the day before the date of the Special Meeting;

  •
  delivering a written revocation or a later dated, signed proxy card to the Company at the Special Meeting prior to the taking of the vote on the matters to be considered at the Special Meeting; or

  •
  attending the Special Meeting and voting in person.

        If you hold your shares in "street name" and have instructed a bank, brokerage firm or other nominee to vote your shares, you may revoke or change a previous vote only by following the procedures established by the bank, brokerage firm or other nominee.

        Revocation of the proxy will not affect any vote previously taken. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy; you must vote in person at the Special Meeting to revoke a previously delivered proxy.

 Appointment of Proxy Holders; Tabulation of Proxy Votes

        The Board asks each stockholder to appoint David Patterson and Carl Rubbo, Jr. as proxy holders to vote their shares at the Special Meeting.

        Each stockholder makes this appointment by completing and returning the enclosed proxy card or otherwise using one of the voting methods described above. If appointed, the proxy holders will vote shares as directed on the matters described in this proxy statement. In the absence of stockholder direction, the proxies will vote the shares as recommended by the Board. Unless otherwise indicated on the proxy card, a stockholder authorizes the proxy holders to vote its shares on any matters not known by the Board at the time this proxy statement was printed and which, under the Company's Bylaws, may be properly presented for action at the Special Meeting.

Postponements and Adjournments

        Although it is not expected, the Special Meeting may be postponed or adjourned for, among other reasons, the purpose of soliciting additional proxies, to any other time and place. You should note that the Special Meeting could be successively postponed or adjourned to any date. If the Special Meeting is postponed or adjourned for the purpose of soliciting additional proxies, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use. Subject to the voting instructions given by a stockholder, the persons named as proxies may propose and vote for one or more adjournments of the Special Meeting, including adjournments to permit further solicitations of proxies.

Solicitation of Proxies

        The Company has engaged Phoenix Advisory Partners to assist in the solicitation of proxies for the Special Meeting. The Company estimates it will pay Phoenix Advisory Partners a fee of approximately $7,000. Additionally, the Company will reimburse Phoenix Advisory Partners for reasonable out-of-pocket expenses and will indemnify Phoenix Advisory Partners and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person, by mail, by telephone or by other electronic means, without additional compensation for such services.

Rights of Stockholders Who Seek Appraisal

        Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the value of your shares of Common Stock determined by the Delaware Court and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement, you must not vote in favor of the proposal to adopt the Merger Agreement and you must comply with all the other requirements of the DGCL for the exercise of appraisal rights.

        Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See the section titled "The Merger—Appraisal Rights" and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your shares of the Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Stockholder List

        A list of our stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder at the Special Meeting. For ten days prior to the Special Meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the Special Meeting between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874.

Questions and Additional Information

        If you have questions about the matters described in this proxy statement or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, you should contact Phoenix Advisory Partners, our proxy solicitor, toll-free at (800) 576-4314.

THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

 Parties to the Merger

  Optelecom-NKF, Inc.

        We are a Delaware corporation that is a global supplier of advanced video surveillance solutions. Our range of solutions includes IP cameras, video servers/codecs, network video recorders, fiber transmission equipment, video management software, and video analytics. We deliver complete solutions for traffic monitoring and security of airports, seaports, casinos, prisons, utilities, public transit, city centers, hospitals, and corporate campuses. Our IP surveillance solutions are marketed under the Siqura® name. Our principal executive offices are located at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874. Our telephone number is (301) 444-2200.

  TKH Group N.V.

        TKH is a company organized under the laws of The Netherlands and operates an internationally active group of companies that specialize in creating and supplying innovative telecom, building and industrial solutions. TKH's telecom solutions division develops, produces and supplies systems ranging from outdoor infrastructure for telecom networks through to indoor home networking applications. Its building solutions division develops, produces and supplies solutions in the field of efficient electro-technology ranging from applications within buildings through to technical systems that—combined with software—provide efficiency solutions for the care and security sectors. Its industrial solutions division develops, produces and supplies solutions ranging from specialty cable, "plug and play" cable systems through to integrated systems for the production of car and truck tyres. Upon completion of the Merger, the Company will be an indirect wholly-owned subsidiary of TKH. The principal executive offices of TKH are located at Spinnerstraat 15, PO Box 5, 7480 AA Haaksbergen, The Netherlands. TKH's telephone number is +31 53 573 2900.

  Ohio Merger Subsidiary, Inc.

        Merger Sub is a Delaware corporation that is an indirect wholly-owned subsidiary of TKH, and was formed by TKH solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist. The principal executive offices of Merger Sub are located at c/o TKH Spinnerstraat 15, PO Box 5, 7480 AA Haaksbergen, The Netherlands. Merger Sub's telephone number is +31 53 573 2900.

The Merger

        If the Merger Agreement is adopted by our stockholders and the other conditions to closing are satisfied or waived, the Merger Agreement provides that at the Effective Time, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will continue to do business as an indirect wholly-owned subsidiary of TKH. The Company will cease to be an independent publicly-traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The Merger Consideration

        In the Merger, each share of Common Stock (other than shares of Common Stock held by TKH, Merger Sub or any other direct or indirect wholly-owned subsidiary of TKH, shares of Common Stock held by stockholders who have properly demanded appraisal rights under the DGCL with respect to such shares, if any, and Common Stock owned by the Company or any of its direct or indirect wholly-owned subsidiaries) outstanding immediately prior to the Effective Time will be converted into the right to receive $2.45 in cash, without interest, less any applicable withholding taxes.

Background of the Merger

        The Board and management periodically review and assess the various business trends and competitive factors of our business, including our resources, liquidity, cost structure, services portfolio and overall market conditions. Additionally, the Board has from time to time discussed a variety of alternatives, including, among other things, strategies to grow our business, potential strategic transactions, as well as a potential sale of our Company. Until the discussions described below, none of those approaches proceeded past preliminary conversations or involved the sharing of any non-public information.

        Beginning in 2007 and 2008, the Board and management explored various options for refinancing its existing debt, including the Draka Note. In June 2008, the Company completed a restructuring of its international corporate structure, pursuant to which the Company established Optelecom-NKF Holding B.V., a private company with limited liability incorporated in The Netherlands, which we refer to as Optelecom-NKF Holding, as a wholly-owned subsidiary of the Company and we transferred the share capital of our operating subsidiaries in The Netherlands and the United Kingdom to Optelecom-NKF Holding. As part of this restructuring, we amended our credit facilities and term loan with Manufacturers and Traders Trust Company, which we refer to as M&T, which amendment, among other things, extended the term of the credit facilities until September 30, 2009. In connection with the restructuring, we also granted Draka a pledge in 35% of the share capital in Optelecom-NKF Holding in consideration for Draka releasing its pledge in 35% of the share capital of our Dutch operating subsidiary.

        During the second half of 2008, the Company continued to explore alternatives for refinancing its credit facilities and term loan with M&T and the Draka Note. At a regular meeting of the Board held on December 12, 2008, management advised the Board that that the first option it was pursuing was to obtain traditional bank financing for the entire amount of the debt and that management had initiated discussions with several banks about refinancing the debt. If bank financing was not available, management advised the Board that it would explore other financing alternatives, including private equity or mezzanine financing, but that these options would likely be more expensive and less attractive for the Company.

        During the first half of 2009, the Company continued to explore refinancing alternatives with several banks and financial institutions in the U.S. and Europe, but these alternatives did not materialize due to the decline in the economy and the financial markets, as well as the decline in the Company's sales and financial performance. In particular, the Company's negative cash flow during the first quarter of 2009 hampered its ability to attract interest from banks for a refinancing.

        On July 1, 2009, we amended our credit facilities and term loan with M&T to, among other things, extend the term thereof until December 31, 2009. Additionally, on July 14, 2009, management had discussions with Draka about extending the term of the Draka Note.

        At a regular meeting of the Board on August 3, 2009, management advised the Board on the status of its refinancing activities and the discussions with Draka regarding the extension and/or restructuring of the Draka Note. Management advised the Board that it was waiting on a response from Draka and that if Draka was not agreeable to an extension, the Company would need to explore other financing and strategic alternatives. The Company was seeking from Draka an extension of nine or 12 months to late 2010 or early 2011 in order to provide additional time to refinance the Draka Note.

        In August 2009, Draka rejected the Company's request to extend the March 8, 2010 due date for the Draka Note, but indicated that it would consider an offer from the Company to pay off a portion of the Draka Note and provide additional consideration in exchange for Draka's agreement to extend the maturity date for the remainder of the debt.

        At a special meeting of the Board on September 3, 2009, by teleconference, management advised the Board of Draka's response on the request to extend the Draka Note. In addition, management also informed the Board that M&T had indicated that it was not interested in extending or increasing the amount of its line of credit with the Company and that the Company's projected cash flow for the third quarter likely would not satisfy the financial covenants under the loan agreement with M&T. Management further discussed a proposed cost reduction plan that would reduce the Company's headcount by 25 employees, reduce marketing expenses and eliminate or reduce certain software development and engineering activities. David Patterson, the Company's Chief Executive Officer, discussed the deterioration in the Company's sales for the third and fourth quarters and noted that, in addition to the global economic slowdown that had impacted the industry generally, a principal cause of the Company's decline was the failure of the U.S. sales team to develop business. He stated that management did not expect significant improvement in results until the third quarter of 2010 at the earliest. Management also updated the Board on efforts to retain an investment bank to assist the Company is exploring potential alternatives and stated that the first step once an investment bank was engaged would be to develop an offer to Draka on restructuring the Draka Note. The Board and management also discussed exploring a possible sale of the Company in connection with its engagement of an investment bank. Edmund Ludwig, Chairman of the Board, and Mr. Patterson noted that several companies had inquired about acquiring the Company in the past and stated that management would continue to respond to and evaluate such inquiries, as it has in the past.

        In August 2009, management was approached by Company A, a strategic party, about its interest in exploring an acquisition of the Company. Company A and the Company entered into a nondisclosure agreement, which we refer to as an NDA, on September 19, 2009 in order to facilitate additional discussions.

        On September 18, 2009, the Company engaged Seale & Associates, Inc., an affiliate of Seale Capital, which we refer to, collectively with Seale Capital, as Seale, to assess the Company's strategic alternatives within the context of the Company's historical, current and projected debt and financial positions as well as overall credit and market conditions. After conducting diligence on several investment banks, management interviewed three candidates and selected Seale based on its reputation and experience in equity, financing and acquisition transactions and its experience in working with companies similar to the Company. The alternatives the Company engaged Seale to examine included extending and/or restructuring the Draka Note; refinancing the existing debt with M&T and Draka using senior debt, mezzanine/high yield debt, preferred equity, and/or an equity raise/rights offering, and a sale of the Company. During September and October 2009, representatives of Seale performed interviews with management; conducted site visits; reviewed historical financial and operational information, pro forma financial information, strategic plans, debt agreements, SEC filings, and global market study reports; and held confidential discussions with existing and potential financing sources.

        On October 30, 2009, management and a representative of Seale had preliminary discussions with M&T about extending the term of the Company's credit facilities. During these discussions, M&T expressed concern about the Company's performance, but indicated it might agree to extend the line of credit until the end of February 2010 subject to the Company agreeing to a reduction in the amount available under the line of credit and providing cash collateral.

        At a regularly scheduled Board meeting on November 2, 2009, a representative of Seale summarized for the Board the strategic alternatives assessment it had prepared for the Company and also advised the Board on the challenges the Company faced given its recent financial performance, the current economic environment, and the current status of the market for financing. Seale noted that given the current state of the credit market and the Company's financial performance, senior financing was likely not a viable option and that due to the nature of the Company's stockholder base, a rights offering also was not a realistic option given the financial performance of the Company, market capitalization, and the magnitude of the capital required to satisfy the Draka Note. Although mezzanine financing might be available, Seale advised the Board that the terms would likely not be favorable to the Company in the current market and that it did not envision the Company being able to refinance the entire amount of its outstanding debt given the Company's recent financial performance. Seale also discussed alternatives for a sale of the Company, including the preliminary discussions with Company A, and stated that it would continue to explore with management a possible sale of the Company. Accordingly, Seale and management advised the Board that the recommended plan of action at that time was to attempt to negotiate an extension of the M&T loans and the Draka Note until the end of 2010. Seale further advised the Board that the most important factor in attracting a more favorable deal on any refinancing or sale was for the Company to turn around its financial performance and that if the financial performance did not begin to recover and show an improving trend in 2010, the Company's options may be limited. Management, Seale and a representative of Venable, LLP, our outside legal counsel, also advised the Board on the legal alternatives available to Draka in the event that the Company were to default on the Draka Note.

        In November 2009, Seale and management had discussions with Draka about the extension of the Draka Note. During these discussions, the Company provided Draka with the Company's pro forma projections and requested a one year extension of the Draka Note in order to allow for the economy and the credit markets to improve and give the Company additional time to improve its financial performance. The Company did not offer any consideration for the extension, but advised Draka that the Company would be willing to consider any proposals, so long as it retained sufficient flexibility and cash flow to continue operating. Additionally, Seale and management continued to have discussions with M&T about an extension of the Company's credit facilities and provided M&T with the Company's pro forma projections.

        On November 10, 2009, management and a representative of Seale met with representatives of Company A in Amsterdam, The Netherlands to discuss the level of interest in and strategic rationale for an acquisition of the Company.

        On December 7 and 8, 2009, management and a representative of Seale met with executives from Company A in Germantown, Maryland to discuss an acquisition of the Company. At the meetings, Company A provided information about its plans for an acquisition. The parties agreed to continue discussions and conduct further diligence on a potential transaction.

        On December 10, 2009, the Company received a proposal from Draka for the extension of the Draka Note. Pursuant to this proposal, Draka would consent to a one year extension of the Draka Note, provided that the Company agree to a higher interest rate, certain additional negative covenants and an increase in the amount of share capital of Optelecom-NKF Holding pledged as security for the Draka Note. The proposal from Draka also required the Company to pay off its debt with M&T.

        At a regular meeting of the Board on December 11, 2009, management and a representative of Seale updated the Board on the proposal from Draka regarding the extension of the Draka Note, as well as the status of the discussions with M&T for an extension of the Company's credit facilities. Management advised the Board that it would continue to work with Seale and Venable to negotiate with Draka for an extension of the Draka Note. Additionally, management and Seale updated the Board on the status of the discussions with Company A and advised the Board that discussions would continue with Company A during the coming weeks. Management and Seale also advised the Board that they would continue work on preparing a presentation, which presentation we refer to as a banker presentation, about the Company, including pro forma financial projections, which we refer to as the Financial Forecasts, for potential strategic and financial partners, and would continue to develop a plan for identifying and approaching other potential candidates about interest in a strategic or financial transaction with the Company. The Board also received advice from a representative of Venable on the disclosure implications of exploring a sale of the Company and the fiduciary duties of the directors. It was the sense of the Board that management and Seale should continue to pursue a parallel course of negotiating an extension with Draka and exploring strategic alternatives for a sale of the Company in order to provide options and flexibility to work through the Company's financial situation.

        Also at the Board meeting on December 11, 2009, management updated the Board on its discussions with Nufern, a wholly owned subsidiary of Rofin-Sinar Technologies, Inc., which we refer to as Nufern, regarding the potential sale to Nufern of the Company's assets used in its Electro Optics manufacturing business, which we refer to as our E/O business. Nufern had approached the Company in October 2009 about its interest in selling the E/O business. The assets of our E/O business included certain technology, equipment and purchase orders relating to the manufacture of fiber optic gyroscope coils, primarily for U.S. based government defense industry customers.

        On December 14, 2009, the Company and M&T agreed to extend the term of the Company's credit facilities until February 28, 2010. In consideration for this extension, the Company agreed to a reduction in its revolving credit facilities with M&T from $5 million to $500,000 and also agreed to restrict $1.9 million of cash as collateral for the term loan and revolving credit facilities.

        During December 2009 and January 2010, management and Seale continued to negotiate with Draka on the terms of an extension of the Draka Note. On January 14, 2010, management and Seale met with Draka in Washington, D.C. at the offices of Draka's legal counsel to discuss a potential extension and amendment of the Draka Note. On January 22, 2010, the Company sent an initial draft of an amendment to the Draka Note to Draka, and between January 22, 2010 and March 5, 2010, the Company and its representatives exchanged drafts of the amendment to the Draka Note with Draka and its representatives and negotiated its terms.

        Seale provided Company A with a copy of a presentation prepared to address specific agenda items requested by Company A on December 7, 2009 as part of a management meeting in Germantown, Maryland, and during the months of December 2009 and January 2010 representatives of Company A continued to conduct due diligence on the Company and engage in discussions with Seale and management regarding a potential transaction. Company A conducted a site visit at Gouda, The Netherlands on February 9, 2010, as well as a management discussion conducted via teleconference. On February 11, 2010, Company A notified a representative of Seale that although it was still interested in a transaction with the Company, it had significant concerns about the Company's fiber business and U.S. operations as well as the Company's ability to achieve its sales forecast. In particular, Company A expressed concern that turning around the U.S. operations would require significant resources and effort for relatively small cash flow. Company A was told that if they were interested in a transaction, they would need to present a proposal to share with the Board prior to the February 26, 2010 Board meeting. Company A continued with due diligence during the period leading up to the Board meeting. On February 22, 2010, Company A contacted a representative of Seale and stated that it decided it would not be in a position to pursue a transaction until May or June, 2010 at the earliest and that it wanted to first see how the Company performed financially through the first and second quarter of 2010 before deciding on whether to make a proposal.

        Management and Seale prepared a list of parties that they believed would be capable of consummating a transaction and most likely to have an interest in exploring a strategic transaction with the Company based on compatible lines of business and potential synergies. In January 2010, using this list, Seale had preliminary discussions with eight parties, including representatives of TKH, about interest in a strategic transaction with the Company. Five of these parties, including TKH entered into confidentiality agreements with the Company and received a banker presentation. Seale also had preliminary discussions with several private equity funds, mezzanine financing sources and other potential sources of equity and debt capital, which we refer to as financial sponsors, to discuss interest level and feasibility of refinancing the Draka Note in the context of the Company's historical and projected financial performance. These financial sponsors expressed concerns and lack of interest due to the negative trailing financial performance; risk that management would be unable to execute a turnaround strategy and return the business to profitability; insufficient cash flows to cover higher expected interest payments; inability to meet minimum covenants; and concern about the use of proceeds which involved replacing the existing unsecured Draka Note with new debt without improving the Company's capital structure or amount of leverage.

        TKH entered into a confidentiality agreement with the Company on January 25, 2010 and received a banker presentation. On February 9, 2010, Mr. Patterson, Thomas Overwijn, Chief Operating Officer of the Company, Steven Tamburo, the then Chief Financial Officer of the Company, and a representative of Seale had a telephone conference call with Alexander van der Lof, Chairman of the Executive Board and Chief Executive Officer of TKH, and Elling de Lange, member of the Executive Board and Chief Financial Officer of TKH, to discuss a potential acquisition of the Company by TKH.

        At a regular meeting of the Board on February 26, 2010, management advised the Board that the Company had reached a tentative agreement with Draka on the extension of the Draka Note. Management summarized the terms of this agreement for the Board, which terms included, among other provisions, an extension of the Draka Note until March 2011, an agreement by the Company to make quarterly interest payments on the Note at an annual interest rate of 10%, an agreement by the Company to pay Draka any cash on hand in excess of $2.5 million at the end of any calendar quarter, and an increase in the amount of the share capital of Optelecom-NKF Holding pledged to Draka to secure the obligations under the Draka Note from 35% to 65%. The Board authorized management to enter into an amendment to the Draka Note based on the terms discussed at the meeting.

        Additionally, at the Board meeting on February 26, 2010, the Board received a summary from management on the proposed terms of a sale of the E/O business to Nufern for $1.4 million in cash and the Board authorized management to proceed with negotiating a transaction on these terms. Management also advised the Board that due to the Company's continuing decline in financial performance, management was recommending a restructuring of its U.S. operations to reduce costs. The Board reviewed and discussed management's recommendations and determined to convene another meeting in March 2010 to consider the proposed restructuring.

        Also at the Board meeting on February 26, 2010, a representative of Venable provided the Board with a presentation on the fiduciary duties of the directors and a representative of Seale updated the Board on the status of discussions with parties that might be interested in a potential strategic acquisition of the Company. Seale advised the Board that six of the eight parties that had preliminary discussions with Seale and management about a transaction had decided not to proceed. Reasons given by these companies for the lack of interest in a transaction included the deterioration in the Company's overall financial performance; the Company's dependence on fiber sales; the decline in the Company's U.S. sales and profitability; the Company's lack of a differentiated product offering and integrated service offering; and concerns about the Company's ability to compete long-term in a consolidating industry against larger players. Seale further advised the Board that Company A and TKH were still interested in exploring a possible transaction, but that Company A was not in a position to pursue a transaction until May 2010 or June 2010, and TKH was waiting to receive the financial results of the

Company for the first quarter of 2010. Seale noted that discussions with TKH would continue and that Seale and management intended to expand the list of potential strategic buyers to contact to include 25 to 30 strategic buyers in addition to the parties previously contacted. Additionally, Seale planned to expand discussions with potential financial sponsors to explore recapitalization alternatives.

        On March 5, 2010, the Company paid in full its senior term loan and line of credit facilities with M&T and entered into an amendment to the Draka Note on the terms described above to extend the term thereof until March 8, 2011.

        On March 11, 2010, Mr. Patterson, Mr. Overwijn, Mr. Tamburo and a representative of Seale met with Mr. van der Lof, Mr. de Lange, and Mr. R. Innemee, the Director of Building Solutions & Innovations of TKH, in Bodegraven, The Netherlands to discuss a potential acquisition of the Company by TKH.

        At a special meeting of the Board on March 22, 2010, management provided the Board with an update on the Company's financial performance for the first quarter of 2010. Management advised the Board that sales were down from what it had been projecting and that it was estimating an operating loss of approximately $1.5 million for the quarter. Mr. Patterson noted that fiber sales continued to decline at a rapid rate and that customers that were holding off on projects were now restarting with IP rather than fiber. He also noted that the Company's cash flow was very tight and that management had been managing cash flow, including delaying vendor payments in order to meet payroll. Based on this information, Mr. Patterson stated that it continued to be management's belief that the Company needed to restructure its U.S. operations, as discussed at the Board meeting on February 26, 2010, by converting the U.S. operations to a minimum cost basis with the primary focus as a sales region. The Board directed management to develop a final restructuring plan to present to the Board for review and approval.

        Also at the Board meeting on March 22, 2010, a representative of Seale provided the Board with an update on the discussions with TKH. Seale noted that Mr. van der Lof of TKH had expressed concern on a call on March 19, 2010 about the need to invest significantly in the sales infrastructure in order to grow the Company's business, particularly in the U.S., and that although TKH was interested in pursuing a transaction, it was concerned about whether the parties could agree on a valuation given the continued deterioration in the Company's financial performance and TKH's lack of confidence in management's forecasted financial performance. Mr. van der Lof expressed interest in revisiting the transaction once financial performance stabilized and updated projected financial performance could be presented.

        The Company filed its 2009 Annual Report on Form 10-K with the SEC on March 30, 2010. In its report on the consolidated financial statements included in the Form 10-K, KPMG, LLP, our independent registered public accounting firm, raised substantial doubt about the Company's ability to continue as a going concern given its losses from operations and substantial debt maturing, and stated that the Company's viability was dependent on the success of its future operations and ability to obtain future financing. The Company also disclosed in the Form 10-K that it had authorized Seale to expand its role and conduct a broad evaluation of strategic options for the Company.

        During March and April 2010, Seale continued to contact potential interested parties regarding a strategic or financial transaction with the Company. Seale initiated discussions with 28 strategic parties and five financial sponsors during this period. Four new strategic parties and three financial sponsors entered into confidentiality agreements with the Company and received a banker presentation. One of these parties was Company B, a strategic party, which entered into a confidentiality agreement with the Company on April 7, 2010.

        On April 9, 2010, the Company and Nufern entered into an asset purchase agreement, pursuant to which the Company sold to Nufern the assets of the E/O business for a purchase price of $1.4 million.

The sale closed on April 12, 2010 and pursuant to the terms of the asset purchase agreement, Nufern paid the Company $1.15 million in cash at closing and deposited the remaining $250,000 in escrow. One-half of the escrow amount will be released to the Company on or before the one-year anniversary of the closing and the remainder of the escrow will be released to the Company on or before the two-year anniversary of the closing subject to the satisfaction of certain conditions set forth in the asset purchase agreement.

        On March 23, 2010, management discussed the fact the Company was evaluating strategic alternatives with Company C, a strategic party. Company C indicated that they and their financial sponsor, who owned the majority equity interest in Company C, were interested in exploring an acquisition of the Company. Company C and the Company entered into a confidentiality agreement on April 14, 2010 and was provided a banker presentation in order to facilitate additional discussions.

        On April 23, 2010, Company D, a private equity firm, entered into a confidentiality agreement with the Company and received a copy of the banker presentation on April 27, 2010.

        At a regular meeting of the Board on April 30, 2010, a representative of Seale updated the Board on the status of discussions regarding a strategic or financial transaction and noted that negative performance of the Company over the trailing 12 months had negatively impacted the ability to generate interest in a transaction. In particular, the Company's negative financial performance during the first quarter of 2010, which was lower than the forecast presented in the banker presentation, had caused parties that might be interested in a transaction to take a wait and see approach. Seale noted that 11 parties had expressed interest in gathering additional information and having further discussions. Discussions with these parties were ongoing, but had not progressed to discussing an offer or potential transaction. Additionally, Seale noted that three parties, including TKH, had expressed interest in a transaction and were waiting to see how the Company performed in the second quarter of 2010. Mr. van der Lof expressed to Seale on April 20, 2010 that TKH was disappointed in the first quarter results, especially because the financial performance was worse than what was forecasted in early March 2010. Mr. van der Lof stated that he still viewed the transaction favorably, but believed it was prudent to wait until TKH could evaluate the second quarter results and confirm if the sales trend would recover and trend back towards the forecast. Seale further advised the Board that 26 parties had declined interest in pursuing discussions and discussed a number of reasons for the lack of interest from these parties.

        Also at the Board meeting on April 30, 2010, the Board adopted a series of planned changes and restructuring initiatives designed to reduce costs and restructure operations. The components of the restructuring included the transition of the U.S. sales force to a sector alignment, focused on distinct markets; the consolidation of the U.S. manufacturing operations into both the Company's current manufacturing facility in The Netherlands and U.S. contract manufacturing; and the streamlining of the Company's international headquarters in the U.S. The Company disclosed the restructuring in its Current Report on Form 8-K filed with the SEC on May 6, 2010 and noted that it expected to record pre-tax charges of approximately $930,000 during the second quarter of 2010 in connection with the restructuring.

        On May 24, 2010, Mr. Patterson, Mr. Overwijn, Mr. Tamburo and a representative of Seale met with Mr. van der Lof for dinner in Hoog Soeren, The Netherlands to discuss a potential acquisition of the Company by TKH.

        On May 25, 2010, Mr. Patterson, Mr. Overwijn, Mr. Tamburo and a representative of Seale met with representatives of Company B, in Schiphol, The Netherlands to discuss a potential acquisition of the Company by Company B. On that same day, Mr. Patterson, Mr. Overwijn, Mr. Tamburo and a representative of Seale met with representatives of Company C, in Schipol, The Netherlands to discuss a potential acquisition of the Company by Company C.

        On June 4, 2010, Company E, a private equity firm, entered into a confidentiality agreement with the Company and received a copy of the banker presentation.

        On June 4, 2010, Company C notified Seale that it would not pursue a transaction with the Company. Company C stated that its board felt that the strategic fit was not compelling enough to justify a high valuation and further that the forecasted financial performance presented by management was not likely to be achieved taking into account management's strategy and the Company's ability to grow the business and compete effectively in a highly competitive market.

        On June 16, 2010, Company D, a financial sponsor, submitted a presentation to use as a basis for a conversation with management about Company D's turnaround expertise and capabilities as well as an overview of general concepts with respect to a proposed recapitalization of the Company. On July 7, 2010, Company D submitted a non-binding indication of interest to the Company and Seale outlining preliminary terms and conditions for providing debt to refinance the Draka Note and fund the Company's ongoing operations. The proposed terms included a loan of up to $7.69 million to purchase the Draka Note at a discount, with the difference in face value and purchase price converted into equity at then current share price. Company D proposed to share 15% of this discount with the Company's stockholders. The note with Company D would mature in three years and would be convertible at the initial equity conversion price. The proposal also contemplated a $2.0 million rights offering for the Company's stockholders to participate at the same conversion price and the establishment of a management incentive pool to align performance. Further, Company D requested a 60-day exclusivity period and transaction cost reimbursement in order to undertake a due diligence exercise. Given the complexity of the proposal, Seale spoke with Company D on several occasions throughout July 2010 to clarify the terms and conditions and requested that Company D provide additional clarity on the minimum and maximum potential dilution to the Company's stockholders, which ultimately was determined to be between approximately 46% and 68% depending on the outcome of various scenarios and actions that could be taken by Company D in return for providing financing.

        On July 13, 2010, Seale was contacted by a representative of Company F, a strategic party, about its interest in exploring an acquisition of the Company. Company F entered into a confidentiality agreement with the Company on July 22, 2010 and received a banker presentation.

        On July 15 and July 20, 2010, Seale had discussions with Draka regarding the status of the Company's efforts in exploring a strategic or financial transaction and Draka expressed serious concern regarding the Company's ability to refinance the Draka Note by March 2011 based on the latest financial performance. Draka indicated that it would not be agreeable to further extending the Draka Note or converting it into equity. Seale and Draka also discussed Draka's willingness to accept a discounted payment on the Draka Note in order to facilitate a strategic or financial transaction.

        On July 23, 2010, Company E, a financial sponsor, submitted a non-binding indication of interest to the Company and Seale outlining preliminary terms and conditions for providing debt to refinance the Draka Note and fund the Company's ongoing operations. The proposed terms included a loan of up to $7.5 million, with $5.5 million to be used to refinance the Draka Note at a 50% discount and $2.0 million to be used for the Company's operations. Interest on the loan would be payable quarterly in arrears and could be paid either (i) in cash at the rate of 10% per annum or (ii) in a combination of cash and payment in-kind, or PIK, interest at the rate of 12% per annum, with the cash portion being 5% and the PIK portion being 7%. The PIK option would not be available in the event of a default and a higher interest rate would apply during the continuance of an event of default. The term of the loan would be 30 months and the proposal included warrants for 50.1% of the common stock of the Company at a price of $.01 per share.

        On July 23, 2010, Company B submitted a non-binding letter confirming interest in further analyzing an acquisition of the Company. Company B also submitted a presentation outlining potential synergies that could be realized in a transaction.

        On July 28, 2010, TKH submitted a letter to Seale re-stating its interest in an acquisition of the Company. The letter stated that although the Company's performance required further improvement, especially in the U.S. market, TKH believed that the restructuring plan implemented by management would make a positive contribution in the coming quarters. TKH requested an updated financial forecast that reflected the on-going restructuring initiative so that it could evaluate the opportunity further and discuss the project at its Supervisory Board meeting on August 24, 2010.

        At a regular meeting of the Board on August 2, 2010, a representative of Seale updated the Board on the status of the Company's strategic discussions and activities. Seale stated that it had contacted or had conversations with approximately 50 potential strategic buyers and financial sponsors, but that these discussions had resulted in limited interest in a transaction with the Company. The factors that had negatively impacted the ability to generate interest in a transaction included the Company's inability to stabilize revenue, generate positive cash flow, and meet its financial forecasts. Seale noted that the restructuring initiative had reduced break-even profitability, but lower sales performance, particularly in the U.S. market, had resulted in the inability to restore profitability and meet management's forecast. Seale also discussed the strategic parties that remained interested in a potential acquisition, which included TKH, Company A, Company B , and Company F. Seale then discussed the preliminary indications of interest the Company had received from Company D and Company E regarding a financial recapitalization of the Company. Due to concerns about the financial and other terms of the recapitalization proposals from Company D and Company E, including the potential dilution to stockholders, and doubts about whether Draka would agree to a 50% discount in the Draka Note as contemplated under the proposals, Seale and management recommended that the Company pursue discussions with the strategic parties with the intent of obtaining a viable proposal and to delay pursuit of a recapitalization transaction. The Board directed management and Seale to proceed with this approach.

        Commencing on August 13, 2010, and continuing through November 10, 2010, the Company, with assistance from representatives of Seale, populated an electronic data room to provide due diligence information to TKH and the other interested strategic parties. Management prepared an updated financial statement and forecast, which Seale provided to the interested strategic parties and financial sponsors in mid-August 2010.

        On August 9, 2010, Mr. Overwijn met with Mr. van der Lof, Mr. de Lange, and Mr. Innemee, in Hoevelaken, The Netherlands to discuss a potential acquisition of the Company by TKH.

        On August 17, 2010, Mr. Tamburo resigned as Chief Financial Officer of the Company to pursue another opportunity and on August 27, 2010, the Company appointed Cathy Mizell to serve as Chief Financial Officer.

        On September 3, 2010, management discussed the fact the Company was evaluating strategic alternatives with Company G, a strategic party. Company G indicated interest in exploring an acquisition of the Company. Company G entered into a NDA with the Company on September 8, 2010 and received a banker presentation in order to facilitate additional discussions.

        On September 8, 2010, Mr. Patterson, Mr. Overwijn, Ms. Mizell and a representative of Seale had discussions with representatives of Company B regarding a potential acquisition of the Company by Company B.

        On September 13, 2010, Seale contacted the interested parties and stated that each party would receive a letter outlining the timing and procedures for submission of a proposal for an acquisition of the Company and a presentation outlining transaction structure considerations. TKH and Company B received the letter on September 13, 2010. Company F and Company G received the letter on September 14, 2010. Company A received the letter on September 17, 2010. Commencing September 15, 2010, representatives from each of TKH, Company A, Company B, Company F and Company G were granted access to the electronic data room in order to review the due diligence information on the Company and Seale and management responded to questions from each of the parties regarding the Company. From September 15, 2010 through October 22, 2010, representatives of TKH, Company A, Company B and Company D engaged in discussions with Seale regarding terms and structure of a potential transaction with the Company.

        On September 27, 2010, Mr. Patterson, Mr. Overwijn (by video conference), Ms. Mizell and a representative of Seale met with Mr. de Lange and Mr. Gertjan Sleeking, the Corporate Controller of TKH, and representatives of ING Financial Markets LLC, TKH's financial advisor, in Germantown, Maryland to visit the facilities and discuss a potential acquisition.

        On October 1, 2010, Company G informed Seale that Company G was no longer interested in pursuing a potential strategic transaction with the Company.

        On October 1, 2010, Company A informed Seale that Company A was only willing to pursue a potential strategic transaction with the Company based on the acquisition of the share capital of Optelecom-NKF Holding with the subsequent wind-down and dissolution of the Company to follow. Company A stated that it placed value only on the tangible assets, or a liquidation value, and that it did not believe such a value or transaction structure would be attractive to the Company's shareholders and therefore it was not prepared to submit a proposal. Company A informed Seale that if no other buyer presented an attractive proposal, it would be prepared to revisit the discussion with the Company.

        On October 1, 2010, TKH submitted a non-binding indication of interest to the Company and Seale regarding the potential acquisition of all of the outstanding shares of the Company for $2.35 per share in an all cash transaction. TKH's indication of interest was based on the assumption that Draka would agree to a 30% discount in the Draka Note, and was subject to a number of conditions, including, without limitation, the satisfactory completion of due diligence, but was not subject to a financing condition. The indication of interest contemplated entering into an exclusivity agreement and the parties negotiating and entering into a definitive merger agreement within approximately 30 days after entering into the exclusivity agreement.

        On October 6, 2010, a representative of the advisory firm to Company F informed Seale that Company F had a decided at a meeting of its board on October 5, 2010 that it was no longer interested in pursuing a potential strategic transaction with the Company. The advisor indicated that Company F was concerned about financial performance and the risk that the Company would not return to sustained profitability or that sales in the U.S. market would not recover.

        On October 7, 2010, Company B submitted a non-binding indication of interest to the Company and Seale regarding the potential acquisition of all of the outstanding shares of the Company for $1.93 per share in an all cash transaction. Alternatively, Company B's indication of interest also proposed an acquisition of the share capital of Optelecom-NKF Holding for aggregate consideration of $18,078,259. The proposed alternative transaction structure would result in the winding down and dissolution of the Company and require the Company to satisfy the Draka Note and any other retained liabilities. Company B's indication of interest also was based on the assumption that Draka would agree to a 30% discount in the Draka Note, and was subject to a number of conditions, including, without limitation, the satisfactory completion of due diligence, but was not subject to a financing condition. The indication of interest contemplated entering into an exclusivity agreement and the parties negotiating and entering into definitive transaction agreements by February 15, 2011.

        From October 19, 2010 to November 10, 2010, representatives of Seale and Venable had discussions with representatives of Draka regarding a discount in the principal amount of the Draka Note in connection with a sale of the Company. On October 26, 2010, the Company sent Draka an initial draft of the Draka Note Agreement providing for a 30% discount in the principal amount of Draka Note, and between October 26, 2010 and November 10, 2010, the Company and its representatives exchanged drafts of the Draka Note Agreement with Draka and its representatives and negotiated its terms.

        A special meeting of the Board was convened on October 11, 2010, with representatives of Seale and Venable participating. A representative of Seale summarized the discussions and actions that had taken place during the last several months regarding a potential strategic transaction and also reviewed the stock price and financial performance of the Company. Seale then reviewed and discussed with the Board the terms and conditions of each of the indications of interest received from TKH and Company B as well as the feedback received from the interested strategic parties that declined to submit a proposal. Venable reviewed the Board's fiduciary duties and discussed the legal structure of the transactions contemplated by each of the indications of interest. The Board instructed Seale to contact TKH to get clarification on certain issues relating to its indication of interest and discuss TKH's willingness to submit a higher per share offer. Additionally, the Board authorized management to proceed with negotiating a definitive merger agreement with TKH. The Board also instructed Seale to contact Company B to get clarification on certain issues relating to its indication of interest and to discuss its willingness to submit a higher price.

        From October 12, 2010 to October 20, 2010, representatives of Seale had discussions with representatives of TKH regarding TKH's indication of interest and TKH's willingness to submit a higher per share offer. Additionally, during this period, Seale and the Company responded to additional requests for information from TKH in connection with its diligence review of the Company, including providing the Company's preliminary third quarter financial results.

        From October 12, 2010 to October 20, 2010, representatives of Seale had discussions with Company B regarding Company B's indication of interest and Company B's willingness to submit a higher per share offer. Additionally, during this period, Seale and the Company responded to additional requests for information from Company B in connection with its diligence review of the Company, including providing the Company's preliminary third quarter financial results.

        On October 20, 2010, Company B submitted a letter to Seale and the Company confirming its non-binding indication of interest submitted on October 7, 2010 and providing additional information on certain assumptions underlying its indication of interest.

        On October 20, 2010, TKH submitted a revised non-binding indication of interest to the Company and Seale regarding the potential acquisition of all of the outstanding shares of the Company for $2.45 per share in an all cash transaction, which included clarification of various assumptions underlying its original indication of interest.

        On October 22, 2010, a representative of Seale informed a representative of Company B that Company B's offer was materially lower than another party's offer and discussed Company B's willingness to revise its indication of interest above a $2.45 per share offer price. Company B informed Seale that it would not be in a position to increase its per share offer.

        Later that day, the Company entered into an exclusivity agreement with TKH to negotiate a definitive merger agreement. The exclusivity period lasted until November 15, 2010.

        On October 26, 2010, Akin Gump Strauss Hauer & Feld LLP, counsel to TKH, which we refer to as Akin Gump, sent an initial draft of the Merger Agreement to Venable. Between October 26, 2010, and November 10, 2010, Venable and Akin Gump exchanged drafts of the Merger Agreement and negotiated its terms.

        On November 1, 2010 Akin Gump sent Venable an initial draft of the form of Voting Agreement. Between November 1, 2010 and November 10, 2010, Venable and Akin Gump exchanged drafts of the form of Voting Agreement and negotiated its terms.

        On November 5, 2010, Venable sent Akin Gump an initial draft of the Company's disclosure schedules. Between November 5, 2010 and November 10, 2010, Venable and Akin Gump exchanged drafts of the Company's disclosure schedules.

        On November 8, 2010, Mr. Patterson circulated a draft of the Merger Agreement and the form of voting agreement to the members of the Board.

        On November 10, 2010, the Company and Draka reached agreement on all of the terms of the Draka Note Agreement and executed and delivered the Draka Note Agreement.

        By the morning of November 10, 2010, the Company and TKH reached agreement on all of the material open issues in the draft Merger Agreement, Company disclosure schedules, and Voting Agreements, and the Board convened a meeting with management and representatives of Seale and Venable in attendance. At the request of the Board, Seale Capital rendered to the Board its oral opinion, subsequently confirmed in writing, that, as of November 10, 2010, and based upon and subject to the factors and assumptions set forth in the opinion, the $2.45 per share of Common Stock to be paid in cash to the holders of shares of our Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than TKH and its affiliates). The full text of the opinion of Seale Capital, dated November 10, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations of the review undertaken by Seale Capital in connection with such opinion, is attached hereto as Annex B. Venable then reviewed the terms of the revised Merger Agreement (including the proposed per share cash merger consideration of $2.45) and Voting Agreements with the Board, copies of which were provided to the Board in advance of the meeting. Venable also reviewed the Board's fiduciary duties and discussed related topics. Following such presentations, and after further review and discussion, the Board voted to approve the Merger Agreement and related matters and resolved to recommend that our stockholders adopt the Merger Agreement, which is attached hereto as Annex A. Later that evening, the Merger Agreement and related agreements were executed and delivered. The execution of the Merger Agreement was publicly announced on November 11, 2010, prior to the opening of trading of our Common Stock on The Nasdaq Capital Market.

Reasons for the Merger; Recommendation of The Board

        At a special meeting of the Board on November 10, 2010, the Board unanimously determined that the Merger Agreement and the terms and conditions of the Merger and the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders and approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. All of the Board members approved the Merger Agreement. The Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Merger Agreement.

        In the course of reaching its decision to approve the Merger Agreement and to recommend that the Company's stockholders vote to adopt the Merger Agreement, the Board consulted with our senior management and Seale Capital. The Board also consulted with Venable regarding its fiduciary duties and the terms of the Merger Agreement and related agreements. The following discussion includes the material reasons and factors considered by the Board in making its recommendation, but is not, and is not intended to be, exhaustive (and is not in any relative order of importance):

        Merger Consideration.    The Board considered the following with respect to the Per Share Merger Consideration to be received by the Company's stockholders:

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  the fact that the value of the Per Share Merger Consideration represents a 80.2% and 74.8% premium, respectively, over the average closing price of our Common Stock on the Nasdaq Capital Market over the one month and three month periods ending on November 5, 2010, and a 77.5% premium over the closing price of our Common Stock on The Nasdaq Capital Market on November 5, 2010;

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  the Board's belief that the Per Share Merger Consideration represents the highest consideration that TKH was willing to pay and the highest per share value reasonably obtainable, in each case, as of the date of the Merger Agreement;

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  the Per Share Merger Consideration will be paid in cash upon the closing of the Merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might be realized if we remained independent;

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  the then-current financial market conditions and the recent and historical market prices of our Common Stock, and the recent and historical market prices of our Common Stock relative to those of other industry participants and general market prices; and

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  the Board's belief that our stock price was not likely to trade at or above the Per Share Merger Consideration offered in the Merger for any extended period of time in the foreseeable future, which belief was based on a number of factors, including the directors' knowledge and understanding of our Company and our industry; the likelihood that the inability to renew or refinance the Draka Note before March 8, 2011 will materially and adversely affect the Company's ability to generate revenue and meet its financial obligations as and when they become due, will likely impair the Company's ability to function as a going concern, and consequently, will likely result in the Company's cessation of operations and the voluntary or involuntary bankruptcy, restructuring or liquidation of the Company and its subsidiaries; and the Financial Forecasts prepared by our management described in the section titled "Company Financial Forecasts"; and our business plan.

        Prospects in Remaining Independent and Financial and Operational Issues.    The Board considered the possibility of continuing to operate the Company as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the possibility of continuing to operate as an independent public company, the Board considered that the Company has not been able to and does not currently expect to be able to negotiate a renewal or refinancing of the Draka Note relying on traditional sources of financing given recent financial performance and the likelihood that the inability to renew or refinance the Draka Note before March 8, 2011 will materially and adversely affect the Company's ability to generate revenue and meet its financial obligations as and when they become due, will likely impair the Company's ability to function as a going concern, and consequently, will likely result in the Company's cessation of operations and the voluntary or involuntary bankruptcy, restructuring or liquidation of the Company and its subsidiaries. The Board also considered that the Company is continuing to experience significant financial and operational performance issues that have adversely affected its business, assets, condition (financial or otherwise), liabilities, results of operations and prospects, and that the Company failed to consistently achieve its financial forecasts for 2010 and prior periods.

        Opinion of Seale Capital, Inc.    The Board considered the financial analysis presented by representatives of Seale Capital, as well as the opinion of Seale Capital to the Board that, as of

November 10, 2010, and based upon and subject to the factors and assumptions set forth therein, the $2.45 per share of Common Stock to be paid in cash to the holders (other than TKH and its affiliates) of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described in the section titled "The Merger—Opinion of Seale Capital."

        Terms of the Merger Agreement.    The Board considered the terms and conditions of the Merger Agreement and the course of negotiations thereof, including:

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  the Board's ability, under the Merger Agreement, under certain circumstances, to consider and respond to an unsolicited bona fide acquisition proposal or engage in discussions or negotiations with a third party making such a proposal if the Board, prior to taking any such actions, determines in good faith, after consultation with its outside financial advisor and outside legal counsel, that such acquisition proposal would reasonably be expected to result in a superior proposal and that, after consultation with the Company's outside legal counsel, taking such actions is required in order to comply with the Board's fiduciary duties under applicable law, and to, or propose to, adopt, approve or recommend such acquisition proposal if the Board complies with its obligations under the Merger Agreement relating to such action and determines in good faith after consultation with its outside financial advisor and outside legal counsel that such acquisition proposal is a superior proposal and to terminate the Merger Agreement to accept such a superior proposal, subject to paying TKH its reasonable expenses and a termination fee of $325,000;

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  the Board's determination, after consultation with its legal counsel, that our obligation to pay the $325,000 termination fee (and the circumstances when such fee is payable) is reasonable in light of the benefits of the Merger, the circumstances and the demands of TKH;

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  the Board's ability, under certain circumstances, to change its recommendation that our stockholders adopt the Merger Agreement if the Board determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that such action is required in order to comply with the Board's fiduciary duties under applicable law and, if such action is related to an acquisition proposal, that such acquisition proposal constitutes a superior proposal;

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  the Company's ability, under the Merger Agreement, under certain circumstances, to seek specific performance to enforce specifically the terms of the Merger Agreement;

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  the likelihood of satisfying the conditions to complete the Merger and the likelihood that the Merger will be completed;

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  the fact that the termination date under the Merger Agreement allows for a reasonable period of time to complete the Merger;

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  the fact that adoption of the Merger Agreement will be subject to the approval of our stockholders; and

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  the fact that the Per Share Merger Consideration and the other terms of the Merger Agreement resulted from extensive negotiations between the Board and its outside financial and legal advisors, on the one hand, and TKH and its outside legal and financial advisors, on the other hand, after soliciting interest from approximately 50 potential strategic buyers and financial sponsors prior to the date of execution of the Merger Agreement.

        Financing.    The Board considered that TKH's obligation to close the Merger is not subject to a financing condition and that TKH will fund the purchase price with cash on hand and TKH's existing credit facilities. In assessing TKH's ability to complete the Merger, our management and the Board reviewed and considered publicly available financial information regarding TKH.

        Strategic Alternatives.    The Board considered the following factors with respect to strategic alternatives:

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  the Board's considerations of alternative offers and possible alternative transactions, and its belief that the Merger was more favorable to the Company's stockholders than such alternatives;

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  the Board's discussions with representatives of Seale regarding the Board's review of strategic alternatives, key events that occurred over that period and the Company's relative financial and stock performance during the period;

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  the fact that Seale, on behalf of the Company, had solicited interest from approximately 50 potential strategic buyers and financial sponsors prior to the execution of the Merger Agreement and none of them had submitted an indication of interest in a potential strategic transaction with the Company at a per share price at or in excess of $2.45; and

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  the Company's ability, under the Merger Agreement, and subject to certain requirements, to respond to an unsolicited bona fide acquisition proposal or engage in discussions or negotiations with a third party making such a proposal and to terminate the Merger Agreement to accept a superior proposal, subject to paying TKH its reasonable expenses and a termination fee of $325,000.

        Voting Agreements.    The Board considered the fact that concurrently with the execution and delivery of the Merger Agreement, the directors and executive officers of the Company entered into the Voting Agreements whereby they committed, among other things, to vote shares of our Common Stock representing in the aggregate approximately 5.6% of the outstanding shares of our Common Stock for the adoption of the Merger Agreement, subject to the terms and conditions of the Voting Agreements, and that such commitment terminates automatically upon termination of the Merger Agreement and therefore does not impede the ability of the Company's stockholders to vote in favor of a superior proposal.

        Appraisal Rights.    The Board also considered the availability of appraisal rights to our stockholders who comply with all of the required procedures under Delaware law, which allows such stockholders to seek appraisal of the fair value of their shares as determined by the Delaware Court.

        The Board also considered a variety of risks and other potentially negative factors relating to the Merger Agreement and the Merger in its deliberations, including the following material factors (not in any relative order of importance):

        Risks of Announcement and Closing.    The Board considered:

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  the significant costs involved in connection with entering into and completing the Merger, the substantial time and effort of our management required to complete the Merger and related disruptions to our operations;

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  the risks and costs to us if the Merger is not consummated, including the diversion of management, possible employee attrition, the potential effect on the Company's business and disruptions to our operations; and

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  the announcement and pendency of the Merger, or failure to complete the Merger, may cause substantial harm to relationships with the Company's customers, suppliers, vendors and partners, as well as other third parties.

        Limitations on the Company's Business.    The Board considered the restrictions on the conduct of our business prior to the completion of the Merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger.

        Effect of the Merger on Our Stockholders.    The Board considered the fact that the Per Share Merger Consideration is payable in cash and, as a result, our stockholders will cease to participate in our future earnings or growth, and that income realized as a result of the Merger generally will be taxable to our stockholders.

        Terms of the Merger Agreement.    The Board considered the following factors with respect to the Merger Agreement:

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  the conditions to TKH's and Merger Sub's obligation to complete the Merger, and the right of TKH to terminate the Merger Agreement under certain circumstances;

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  the restrictions the Merger Agreement imposes on soliciting competing bids and the fact that we will be required to pay TKH a termination fee and reimburse its expenses if the Merger Agreement is terminated under certain circumstances;

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  the possible deterrent effect that our liability for the termination fee and expense reimbursement obligations could have on other parties that might otherwise be interested in offering to acquire the Company at a higher price, even though under certain circumstances the Merger Agreement would allow us to accept such an offer;

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  that, unless the Merger Agreement is earlier terminated by the Company as a result of a receipt of a superior proposal, the Merger Agreement obligates the Company to submit the Merger Agreement for adoption by the Company's stockholders even if the Board withdraws its recommendation to adopt the Merger Agreement; and

  •
  the fact that, while the Company expects the Merger will be consummated, there can be no assurance that all conditions to the parties' obligations to consummate the Merger will be satisfied.

        Interests of Directors and Officers.    The Board considered the fact that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, our stockholders generally (See the section titled "The Merger—Interests of Certain Persons in the Merger").

        In light of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement and accordingly unanimously recommends that our stockholders vote "FOR" the adoption of the Merger Agreement.

Opinion of Seale Capital, Inc.

        Seale Capital rendered its opinion to the Board that, as of November 10, 2010 and based upon and subject to the factors and assumptions set forth therein, the $2.45 per share of Common Stock to be paid in cash to the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than TKH and its affiliates).

        The full text of the written opinion of Seale Capital, dated November 10, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Seale Capital provided its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The Seale

Capital opinion is not a recommendation as to how any holder of the Common Stock should vote with respect to the Merger, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Seale Capital, among other things:

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  reviewed the Merger Agreement;

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  reviewed the Draka Note Agreement;

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  reviewed certain publicly available business and financial information relating to the Company that Seale Capital deemed to be relevant;

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  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available by management of the Company;

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  spoke with members of the management team of the Company regarding the business, operations, financial condition and prospects of the Company, the Merger and transactions associated therewith, and related matters;

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  spoke with selected strategic buyers and financial sponsors regarding the business, operations, financial condition and prospects of the Company, the Merger and transactions associated therewith, and related matters as part of the strategic alternatives review process;

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  compared the financial and operating performance of the Company with that of other publicly traded companies that Seale Capital deemed to be relevant; and

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  considered the publicly available financial terms of certain transactions that Seale Capital deemed to be relevant; and

  •
  conducted such other financial analyses and inquiries and considered such other information and other factors that Seale Capital deemed to be relevant.

        For purposes of rendering the opinion described above, Seale Capital relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Seale Capital, discussed with or reviewed by Seale Capital, or publicly available, and did not assume any responsibility with respect to such data, material and other information. The Company advised Seale Capital, and Seale Capital assumed, that the Company has not recently updated forecasts with respect to the future financial results and condition the Company and that forecasts that reflect the best currently available estimates and judgments of the Company's management as to the future financial results and condition of the Company on a standalone basis without giving effect to the Merger and the associated transactions are not available. Seale Capital relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Seale Capital that would be material to its analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Seale Capital incomplete or misleading. For purposes of Seale Capital's analyses and its opinion, the Company advised Seale Capital, and, at the Company's direction, Seale Capital assumed, that (1) the Company is continuing to experience significant financial and operational performance issues that have adversely affected its business, assets, condition (financial or otherwise), liabilities, results of operations and prospects; (2) the Draka Note was amended and restated on March 5, 2010, and the payoff deadline extended to March 8, 2011, and the Company has not been able to and does not currently expect to be able to negotiate a renewal or refinancing of such debt relying on traditional sources of financing given the Company's recent financial performance; (3) the inability to renew or refinance the Draka Note before March 8, 2011 (a) will materially and adversely affect the Company's ability to generate revenue and meet its financial obligations as and when they become due; (b) will likely impair the Company's ability to function as a going concern; and (c) consequently, will likely to result in the Company's cessation of operations and the voluntary or involuntary bankruptcy, restructuring or liquidation of the Company and its subsidiaries; (4) the Company's failure to consistently achieve its financial forecasts for 2010 and prior periods and the lack of credibility in the forecast requires revision to the Company's last forecast; and (5) under the ownership of a company with adequate liquidity and capital, the value of the Company and any subsidiaries could substantially improve, resulting in significant returns to such an owner if a transaction is consummated.

        Seale Capital has relied upon and assumed, without independent verification, that (1) the representations and warranties of all parties to the Merger Agreement, the Draka Note Agreement and all other related documents and instruments that are referenced to therein are true and correct, (2) each party to the Merger Agreement, the Draka Note Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (3) all conditions to the consummation of the Merger and associated transactions will be satisfied without waiver thereof, and (4) the Merger and associated transactions will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and other related documents and instruments, without any amendments or modifications thereto. Seale Capital also has relied upon and assumed, without independent verification, that (a) the Merger and associated transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (b) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger and associated transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company that would be material to Seale Capital's analyses or its opinion. Seale Capital has also assumed, at the direction of the Company, that any adjustment to the Per Share Merger Consideration will not in any way be material to Seale Capital's analyses or its opinion.

        Furthermore, in connection with its opinion, Seale Capital has not been requested to make, and has not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Seale Capital provided with any such appraisal or evaluation. Seale Capital did not estimate, and expresses no opinion regarding, the liquidation value of any entity or business. Seale Capital has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company may be a party or may be subject.

        Seale Capital's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Seale Capital as of, November 10, 2010 and its opinion does not predict or take into account any changes which may occur, or information which may become available, after such date. Seale Capital has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after November 10, 2010.

        Seale Capital's opinion only addresses the fairness to the Company from a financial point of view of the Per Share Merger Consideration to be received for the Common Stock, subject to the Draka Note Agreement, in the Merger and associated transactions in the manner set forth above and does not address any other aspect or implication of the Merger and associated transactions or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the allocation of the Per Share Merger Consideration, timing or other terms or conditions of any subsequent distributions or other dispositions of the proceeds of the Merger to the holders of the Company equity securities or otherwise, and does not address, among other things: (i) the underlying business decision of the Board, any security holders the Company or any other party to proceed with or effect the Merger and associated transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger and associated transactions or otherwise (other than the Per Share Merger Consideration to the extent expressly specified in Seale Capital's opinion), (iii) the fairness of any portion or aspect of the Merger and associated transactions to the holders of any class of securities, creditors or other constituencies of the Company or to any other party, except if, and only to the extent, expressly set forth in the last sentence of the opinion, (iv) the relative merits of the Merger and associated transactions as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Merger and associated transactions to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders, (vi) whether or not the Company, TKH, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger and associated transactions, (vii) the solvency, creditworthiness or fair value of the Company, TKH or any other participant in the Merger and associated transactions, or any of their respective assets or liabilities, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger and associated transactions, any class of such persons or any other party, relative to the Per Share Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Seale Capital has relied, with the Company's consent, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger and associated transactions. The issuance of Seale Capital's opinion was approved by a committee of Seale Capital authorized to approve opinions of this nature.

        The following is a summary of the material financial analyses delivered by Seale Capital to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Seale Capital, nor does the order of analyses described represent relative importance or weight given to those analyses by Seale Capital. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Seale Capital's financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 10, 2010 and is not necessarily indicative of current market conditions.

        Premia Paid Analysis.    Seale Capital analyzed the $2.45 per share of Common Stock to be paid to the holders of Common Stock pursuant to the Merger Agreement in relation to the closing market price of the Common Stock on November 5, 2010, the average market prices of Common Stock during the one week, one-month, two-month, three-month, six-month and 12-month periods ended November 5, 2010.

        This analysis indicated that the $2.45 per share of Common Stock to be paid in cash to the holders pursuant to the Merger Agreement represented:

  •
  a premium of 77.5% based on the closing market price of $1.38 per share on November 5, 2010;

  •
  a premium of 80.2% based on the one-week average market price of $1.36 per share as of the close of trading on November 5, 2010;

  •
  a premium of 74.8% based on the one-month average market price of $1.40 per share as of the close of trading on November 5, 2010;

  •
  a premium of 72.0% based on the two-month average market price of $1.42 per share as of the close of trading on November 5, 2010;

  •
  a premium of 69.5% based on the three-month average market price of $1.45 per share as of the close of trading on November 5, 2010;

  •
  a premium of 67.3% based on the six-month average market price of $1.46 per share as of the close of trading on November 5, 2010; and

  •
  a premium of 23.2% based on the 12-month average market price of $1.99 per share as of the close of trading on November 5, 2010.

        Selected Companies Analysis.    Because the Company had negative trailing 12 months net income, earnings before interest and taxes, commonly referred to as EBIT, and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for the quarter ended September 30, 2010 and negative net income, EBIT and EBITDA for the calendar year 2009, and due to the relative uncertainty of the refinancing of the Draka Note in 2011 and the impact on forward net income, EBIT and EBITDA, Seale Capital was not able to present meaningful comparable public company metrics. Seale Capital did consider forward EBIT, EBITDA and revenue multiples of comparable companies in rendering its opinion and determined that these ratios would not be particularly meaningful given the Company's negative trailing 12 months EBIT and EBITDA for the quarter ended September 30, 2010, its negative net income, EBIT, and EBITDA for 2009, and the uncertainty of the refinancing of the Draka Note in 2011.

        Selected Precedent Transaction Analysis.    Because the Company had negative trailing 12 months net income, EBIT and EBITDA for the quarter ended September 30, 2010 and negative net income, EBIT and EBITDA for the calendar year 2009, and due to the relative uncertainty of the refinancing of the Draka Note in 2011 and the impact on forward net income, EBIT and EBITDA, Seale Capital was not able to present meaningful precedent transaction metrics. Seale Capital did consider forward EBIT, EBITDA and revenue multiples of precedent transactions, to the extent available, in rendering its opinion and determined that these ratios would not be particularly meaningful given the Company's negative trailing 12 months EBIT and EBITDA for the quarter ended September 30, 2010, its negative net income, EBIT, and EBITDA for 2009, and the uncertainty of the refinancing of the Draka Note in 2011.

        Illustrative Net Book Value Analysis.    Seale Capital also performed an illustrative analysis of the net book value of the Company at September 30, 2009, December 31, 2009 and September 30, 2010. The following table presents the results of this analysis:

  Net Book Value

Dollars in thousands	Sept. 30, 2009	Dec. 31, 2009	Sept. 30, 2010
Assets
Total Current Assets	16,185	17,929	14,107
Total Non-current Assets	23,259	23,259	19,110

Total Assets	39,444	41,188	33,218

Less: Intangible Assets
Goodwill	14,553	14,848	12,647
Other Intangibles less Amortization	6,644	6,609	5,178

Net Tangible Assets	18,247	19,731	15,392

Liabilities
Total Current Liabilities	20,755	6,854	17,529
Total Long Term Liabilities	1,368	14,519	804

Total Liabilities	22,123	21,373	18,334

Net Tangible Book Value	(3,875)	(1,642)	(2,941)

Total Shares Outstanding	3,649	3,654	3,702

Net Tangible Book Value Per Share	(1.06)	(0.45)	(0.79)

        The analysis of book value does not include a determination of the current fair market value of the assets and liabilities of the Company.

        Illustrative Discounted Cash Flow Analysis.    Seale Capital performed an illustrative discounted cash flow analysis on the Company based on the historical financial performance and the Financial Forecast for 2010 to prepare a forecast for fiscal years 2011 through 2014 based on certain assumptions, including revenue growth of 10.0% annually; gross margin of 58.0%; research and development expenses at 12.5% of revenue; sales and marketing expenses at 24.5% of revenue; and general and administrative expenses at 13.5% of revenue. These assumptions reflected the Company's historical norms and recent restructuring initiatives. The forecast also assumed an annual income tax rate of 32.7% for income earned in the U.S. and The Netherlands. Additionally, the forecasted free cash flows assumed capital expenditures of $475,000 for 2011, $600,000 for 2012, $650,000 for 2013, and $750,000 for 2014, based upon management estimates and historical trends; and working capital expenditures of $782,000 for 2011, $844,000 for 2012, $912,000 for 2013, and $985,000 for 2014, based upon the historical working capital ratio requirements of the Company. Additionally, this forecast assumed the Draka Note is refinanced at a 50% discount (greater than the 30% discount Draka has agreed to accept in connection with the proposed Merger), with an annual cash interest rate of 10% per annum and anticipated equity dilution of 50%, which assumptions were based on the most favorable recapitalization proposal received by the Company by potential financial sponsors. The above mentioned recapitalization assumptions were necessary as the Company would be materially and adversely affected in the absence of repayment of the Draka Note by March 8, 2011 and the failure to repay the Draka Note would likely impair the Company's ability to function as a going concern. Seale Capital calculated the estimated net present value of future free cash flows for the Company using a range of discount rates based on the calculated weighted average cost of capital and a matrix of terminal multiple value assumptions. For illustrative purposes, Seale Capital calculated per share values based on a discount rate of 15.7% and terminal multiples that ranged from 8.0x to 10.0x EBITDA. Other discounted cash flow assumptions were considered by Seale Capital and determined to be less meaningful. Based on this analysis, Seale Capital calculated per share values for the Common Stock ranging from $1.60 to $2.18 per share.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Seale Capital's opinion. In arriving at its fairness determination, Seale Capital considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Seale Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated Merger.

        Seale Capital prepared these analyses for purposes of Seale Capital providing its opinion to the Board as to the fairness from a financial point of view, as of the date of the opinion, to the holders of Common Stock (other than TKH and its affiliates) of the $2.45 per share of Common Stock to be paid in cash to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Seale Capital or any other person assumes responsibility if future results are materially different from those forecast.

        The Per Share Merger Consideration was determined through arms'-length negotiations between the Company and TKH and was approved by the Board. Seale Capital did not recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

        As described above, Seale Capital's opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Seale Capital in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Seale Capital attached as Annex B.

        Seale Capital and its affiliate, Seale & Associates, Inc., have in the past provided and are currently providing investment banking, financial advisory and other financial services to the Company for which Seale Capital has received, and may receive, compensation, including, among other things, having provided financial advisory services to the Company in connection with the Merger and other transactions contemplated by the Merger Agreement. Seale Capital and its affiliate, Seale & Associates, Inc., may provide investment banking, financial advisory and other financial services to the Company, TKH, other participants in the Merger and associated transactions or certain of their respective affiliates in the future, for which Seale Capital and such affiliate may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Seale Capital and its affiliate, Seale & Associates, Inc., may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, TKH, other participants in the Merger and associated transactions or certain of their respective affiliates, for which advice and services Seale Capital and such affiliate have received and may receive compensation.

        The Board selected Seale Capital as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and with companies similar to the Company. Seale Capital, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, financings and recapitalizations, and other corporate purposes. Pursuant to a letter agreement, dated October 1, 2010, which replaced a letter agreement dated September 18, 2009, the Company engaged Seale Capital to act as its financial advisor in connection with the contemplated transactions. Pursuant to the terms of the engagement, the Company has paid Seale & Associates, Inc. fees of approximately $140,000 to date for a retainer and advisory services provided and has agreed to pay Seale Capital an additional transaction fee of approximately $410,000, all of which additional fee is contingent upon the closing of the Merger. In addition, the Company paid Seale Capital a fee of $250,000 for rendering the opinion described above, which opinion fee is not contingent upon either the conclusion expressed in Seale Capital's opinion or the successful consummation of the Merger. The Company has agreed to reimburse certain of Seale Capital's expenses and to indemnify Seale Capital and certain related parties for certain potential liabilities arising out of the engagement.

Company Financial Forecasts

        Our management shared the Financial Forecasts for fiscal year 2010 with Seale Capital for purposes of the opinion described above and with the Board for purposes of evaluating the Merger. The Financial Forecasts for 2010 showed (i) revenues of $31.5 million, (ii) gross profit of $17.1 million, (iii) an operating loss of $2.6 million, and (iv) a net loss of $3.1 million. The Company also provided TKH with the Financial Forecasts for 2010.

        The Financial Forecasts are included in this proxy statement to provide our stockholders access to certain nonpublic information considered by the Board during its evaluation of the Merger and provided to Seale Capital in connection with its opinion to the Board that, as of November 10, 2010 and based upon and subject to the factors and assumptions set forth therein, the Per Share Merger Consideration to be paid to the holders of shares (other than TKH and its affiliates) of our Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. The inclusion of this information should not be regarded as an indication to any stockholder that the Board or any other recipient of this information considered, or now considers, it to be predictive of actual future results, and they should not be relied on as such. The Financial Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for fiscal year 2010 are likely to be achieved. As a result, the Financial Forecasts are not necessarily indicative of future results. In addition, the Company prepared the Financial Forecasts prior to the Board's approval of the Merger Agreement and, accordingly, the Financial Forecasts do not reflect the effects of the Merger or the Merger Agreement, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the Financial Forecasts. The Financial Forecasts are not being included in this proxy statement to influence stockholders to vote in favor of the proposals to be voted upon at the Special Meeting, but because it represents financial projections prepared by our management that was used for purposes of the financial analyses performed by Seale Capital. The inclusion of the Financial Forecasts in this proxy statement shall not be deemed an admission or representation by us that such information is material.

        The Financial Forecasts were prepared for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, or GAAP, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Financial Forecasts included in this proxy statement were prepared by our management. We do not assume any responsibility to update these Financial Forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Financial Forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such Financial Forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the Financial Forecasts. Furthermore, the Financial Forecasts do not take into account any circumstances or events occurring after the date the Financial Forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the quarter ended September 30, 2010. Our stockholders should review our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 to obtain this information. See the section titled "Where You Can Find More Information."

        None of the Company or our affiliates, advisors, officers, directors or representatives assumes any responsibility for the accuracy of this information or has made or makes any representation to any stockholder or other person regarding the accuracy of this information or the ultimate performance of the Company compared to the information contained in the Financial Forecasts or that forecasted results will be achieved. The Financial Forecasts constitute forward-looking statements and should not be regarded as an indication that such information will be an accurate prediction of future events nor construed as financial guidance.

        BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL FORECASTS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

 Financing of the Merger

        The Merger is not subject to any financing condition. We anticipate that the total funds needed to complete the Merger will be approximately $17.5 million, based on current exchange rates, including the payment of the Draka Note, as discounted, but not including any accrued interest on the Draka Note or any transaction related fees. TKH has informed us that it will fund this amount with cash on hand and TKH's existing credit facilities.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, the interests of stockholders generally. These interests may be different from, or in conflict with, your interests as a stockholder generally. The members of the Board were made aware of the material facts as to these additional interests, and considered them, before they approved the Merger Agreement. For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change in control.

        None of the members of the Board will continue as members of the board of directors of the Company following the Merger.

        Except as disclosed in this proxy statement, there is no present or proposed material agreement, arrangement, understanding or relationship between TKH, Merger Sub or any of their respective executive officers, directors, controlling persons or subsidiaries, on the one hand, and the Company or any of its executive officers, directors, controlling persons or subsidiaries, on the other hand.

        For a discussion of the Common Stock ownership of our directors and executive officers, please see the section titled "Security Ownership of Certain Beneficial Owners and Management—Ownership of Our Stock By Directors and Named Executive Officers."

  Ownership of Restricted Stock Units

        Under the terms of the Merger Agreement, all of the RSUs outstanding immediately prior to the Effective Time that are held by our directors and executive officers (as well as those held by our other employees), will accelerate and vest in full at the Effective Time. Each RSU will be entitled to an amount equal to the Per Share Merger Consideration, and the amount that each such director and executive officer is entitled to with respect to his or her RSUs varies. The following table lists the RSUs held by our directors and executive officers as of December 16, 2010 and the amount each such person will receive at the Effective Time for such RSUs:

Name	Number of RSUs	Amount Entitled to be Received for RSUs at the Effective Time(1)
Cathy Mizell	2,903	$7,112.35
Thomas Overwijn	11,290	$27,660.50

(1)
Based on the Per Share Merger Consideration.

  Employment Agreements and Severance Payments

        Pursuant to their respective employment agreements with the Company or a wholly-owned subsidiary of the Company, as the case may be, each of David Patterson, the Chief Executive Officer of the Company, and Thomas Overwijn, the Chief Operating Officer of the Company, will be entitled to enhanced severance benefits if the Merger is consummated and such executive officer's employment is terminated under certain circumstances.

        Under Mr. Patterson's employment agreement, if in connection with the Merger he terminates his employment for "good reason" or is terminated by the Company without "cause," he is entitled to receive his base salary for 24 months following termination, any bonus earned through the termination date and, unless prohibited by law or an insurance contract, to participate in the Company's medical, dental, long-term and short-term disability and life insurance plans for 24 months following termination. "Cause" is defined in Mr. Patterson's employment agreement as (i) the material failure of Mr. Patterson to perform his duties under his employment agreement which failure materially adversely affects the Company or its business after notice and a reasonable opportunity to cure; (ii) willful malfeasance by Mr. Patterson in connection with the performance of his duties under his employment agreement that could in the good faith judgment of the Board (x) have a material adverse impact on the Company's business, (y) subject the Company to criminal penalties in excess of $50,000, or (z) result in the incarceration of any officer, director or employee of the Company; (iii) Mr. Patterson being convicted of, or pleading guilty or nolo contendere to, or being indicted for a felony or other crime involving theft, fraud or moral turpitude; (iv) fraud or embezzlement against the Company; (v) the failure of Mr. Patterson to obey in all material respects any proper written direction of the

Chairman of the Board or the Board that is not inconsistent with his employment agreement and which failure to obey has a material adverse effect on the Company; or (vi) the violation by Mr. Patterson of the non-competition and confidentiality provisions of his employment agreement. "Good reason" is defined in Mr. Patterson's employment agreement as (i) any material failure by the Company to comply with any material obligation imposed by Mr. Patterson's employment agreement after notice and a reasonable opportunity to cure; or (ii) a substantial reduction in Mr. Patterson's title, position, duties, responsibilities or base salary, without Mr. Patterson's written consent.

        Under Mr. Overwijn's employment agreement, if he is terminated in connection with the Merger, he is entitled to receive a one time payment of two times his annual base salary, and is also entitled to receive any amount equal to the average bonus paid to him in the three years prior to termination.

        The following table indicates the estimated amounts (excluding the value of the continuation of employee benefits) that would be payable to Messrs. Patterson and Overwijn assuming their employment is terminated as of December 31, 2010 and they are entitled under their respective employment agreements to the payments described above in connection with such termination:

Name	Cash Severance Payment
David Patterson	$560,000
Thomas Overwijn	$378,426	(1)

(1)
Based on the Euro/dollar exchange rate of 1.3242 as of December 16, 2010

  Indemnification and Insurance

        From and after the Effective Time, TKH and, when applicable, the surviving corporation, will indemnify, defend and hold harmless the present and former officers and directors of the Company and its subsidiaries against all losses, claims, damages, fines, penalties and liability in respect of acts or omissions occurring at or prior to the Effective Time to the same extent such persons are entitled to indemnification by the Company currently pursuant to applicable law, the certificate of incorporation and bylaws of the Company and any indemnification agreements with such persons.

        From and after the Effective Time through the sixth anniversary of the Effective Time, TKH will cause the surviving corporation to, without any lapse in coverage, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement. The surviving corporation will not be obligated to expend a total premium during such period in excess of 200% of the per annum rate of the aggregate annual premium amount currently paid by the Company for such insurance. If annual premiums for such coverage exceed the cap, the surviving corporation must obtain a policy with the greatest coverage available for a premium price not exceeding the 200% cap per annum.

Regulatory Approvals

        There are no regulatory approvals required to be obtained in connection with the Merger Agreement or the Merger.

Accounting Treatment of the Merger

        The Merger will be accounted for as a "purchase transaction" for financial accounting purposes.

 Material U.S. Federal Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of Common Stock are converted into the right to receive cash pursuant to the Merger. This summary does not address the consequences of the Merger under the tax laws of any state, local or foreign jurisdiction and does not address all of the U.S. federal income tax consequences that might be relevant to a particular holder of our Common Stock, including holders who, in light of their particular circumstances, may be subject to special rules, including, for example:

  •
  Financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities, persons that mark-to-market their securities, and holders who hold our Common Stock as part of a "straddle," "hedge" or "conversion" transaction;

  •
  Holders who are not U.S. persons or entities, certain former citizens or residents of the United States, or U.S. persons that have a functional currency other than the U.S. dollar;

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  Holders that are partnerships or other pass-through entities or that hold our Common Stock through partnerships or other pass-through entities;

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  Holders of options or warrants to acquire our Common Stock;

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  Holders who acquired our Common Stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation;

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  Holders who are subject to the alternative minimum tax; and

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  Holders who exercise appraisal rights.

        This discussion applies only to U.S. holders of our Common Stock who, on the date the Merger is completed, hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion is based on the Code, the Treasury Regulations and other administrative and judicial authorities in effect as of the date of this proxy statement, all of which are subject to change. Any such change could apply retroactively and could change the consequences described below.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Common Stock should consult the partner's tax advisor regarding the U.S. federal income tax consequences of the Merger to that partner.

        This discussion is based on current law, which is subject to change, possibly with retroactive effect. For purposes of this discussion, a "U.S. holder" means a beneficial owner of shares of our Common Stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect to be treated as a domestic trust for U.S. federal income tax purposes.

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

        The exchange of shares of our Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for such shares of Common Stock is more than 12 months at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

  Appraisal Rights

        A stockholder who perfects appraisal rights will generally recognize gain or loss with respect to his shares of Common Stock equal to the difference between the amount of cash received and his basis in such shares. Gain or loss will be calculated separately for each block of shares (i.e. shares acquired at the same cost in a single transaction), and will be a long-term capital gain or loss provided the shares were held for more than 12 months prior to the disposition of the shares.

  Backup Withholding and Information Reporting

        Backup withholding of tax (at the rate of 28%) may apply to cash payments to which a non-corporate U.S. holder is entitled under the Merger Agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Form W-9 included as part of the letter of transmittal and return it to the paying agent, to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        Cash payments made pursuant to the Merger will also be subject to information reporting unless an exemption applies.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of RSUs (including performance units), including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

 Conduct of Our Business if the Merger is Not Completed

        In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders would not receive any Per Share Merger Consideration for their shares of our Common Stock. Instead, we would remain an independent publicly-traded corporation, and our Common Stock would continue to be listed and traded on The Nasdaq Capital Market. In addition, we expect that management will operate our business in a manner similar to that in which it is currently being operated and our stockholders would continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of our Common Stock.

        If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of our Common Stock may decline to the extent that the current market price of our Common Stock reflects a market assumption that the Merger will be completed. Additionally, if the Merger is not completed, the Company will need to negotiate a renewal or refinancing of the Draka Note. In connection with its decision to approve the Merger Agreement, the Board considered that the Company has not been able to and does not currently expect to be able to negotiate a renewal or refinancing of the Draka Note relying on traditional sources of financing given the Company's recent financial performance. The inability to renew or refinance the Draka Note before March 8, 2011 will materially and adversely affect the Company's ability to generate revenue and meet its financial obligations as and when they become due, will likely impair the Company's ability to function as a going concern, and consequently, will likely result in the Company's cessation of operations and the voluntary or involuntary bankruptcy, restructuring or liquidation of the Company and its subsidiaries. Accordingly, if the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, the Board will seek to identify strategic or financing alternatives to address the Draka Note. In this event, we cannot guarantee that any other transaction or alternative acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

        If the Merger Agreement is terminated, under certain circumstances, we will be obligated to pay a termination fee of $325,000 to TKH plus any reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of TKH in connection with the Merger or the consummation of any of the transactions contemplated by the Merger Agreement. For a description of the circumstances triggering payment of the termination fee and expense reimbursement, see the section titled "The Merger Agreement—Termination Fees; Expenses."

Market Price of Our Common Stock

        Our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol "OPTC". The closing price of our Common Stock on The Nasdaq Capital Market on November 10, 2010, the last trading day prior to public announcement of the execution of the Merger Agreement was $1.58 per share. On December 16, 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price of our Common Stock on The Nasdaq Capital Market was $2.38 per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares.

 Appraisal Rights

        If you do not vote for the adoption of the Merger Agreement at the Special Meeting, make a written demand for appraisal prior to the taking of the vote on the adoption of the Merger Agreement and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our Common Stock must follow the steps summarized below properly and in a timely manner.

        Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. All references in Section 262 of the DGCL and this summary to "stockholder" are to the record holder of the shares of our Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

        Under the DGCL, holders of our Common Stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger.

        Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the Special Meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our Common Stock and Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights you must not vote for the adoption of the Merger Agreement and must deliver to the Company, before the vote on the proposal to adopt the Merger Agreement, a written demand for appraisal of such stockholder's shares of our Common Stock. If you sign and return a proxy card or vote by submitting a proxy by telephone, through the Internet or by fax, without expressly directing that your shares of our Common Stock be voted against the adoption of the Merger Agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the Merger Agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Common Stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy by telephone, through the Internet or by fax, in favor of the proposal to adopt the Merger Agreement or check either the "against" or the "abstain" box next to the proposal on such card or vote in person or by submitting a proxy by telephone, through the Internet or by fax, against the proposal or to abstain with respect thereto. A vote or proxy against the adoption of the Merger Agreement will not, in and of itself, constitute a demand for appraisal.

        A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of Common Stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our Common Stock on the date the written demand for appraisal is made and you must continue to hold such shares through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

        Only a holder of record of shares of our Common Stock is entitled to assert appraisal rights for such shares of our Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for such owner or owners.

        A record holder such as a bank, brokerage firm or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in any such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our Common Stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal of shares must be mailed or delivered to: Optelecom-NKF, Inc., Attn: Corporate Secretary, 12920 Cloverleaf Center Drive, Germantown, Maryland 20874, or should be delivered to the Corporate Secretary at the Special Meeting, prior to the vote on the adoption of the Merger Agreement.

        Within ten days after the Effective Time, we will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the Merger Agreement of the Effective Time. Within 120 days after the Effective Time, but not thereafter, we or any stockholder who has complied with the statutory requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the value of the shares held by all dissenting stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the Effective Time, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our Common Stock not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal were received by us, and the aggregate number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from us the statement described in this paragraph.

        If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of Common Stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

        After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between Effective Time and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the Per Share Merger Consideration you are entitled to receive pursuant to the Merger Agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the Per Share Merger Consideration payable in a Merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining "fair value" of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP,  Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Delaware Court will direct the payment of the fair value of the shares of our Common Stock who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our Common Stock have been appraised. The costs of the action (which do not include attorneys' or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our Common Stock as of a date prior to the Effective Time.

        At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the Merger Agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, a stockholder's right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the Merger Agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware

Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement within 60 days after the Effective Time.

        If you properly demand appraisal of your shares of our Common Stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the Merger Agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the Effective Time, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the Effective Time will require our written approval.

        If you desire to exercise your appraisal rights, you must not vote for the adoption of the Merger Agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

        Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

Litigation Relating to the Merger

        On December 3, 2010, a putative class action complaint was commenced against us and our directors in the Circuit Court for Montgomery County, Maryland. In this action, captioned Richard Galdi v. Optelecom-NKF, Inc., et al., 341448-V, the plaintiff purports to bring the action on behalf of the stockholders of the Company and seeks monetary and equitable relief, including an injunction against the consummation of the Merger. The plaintiff alleges in the complaint that our directors breached their fiduciary duties by, among other things, agreeing to the proposed Merger and failing to provide adequate disclosures that would enable our stockholders to make an informed decision about whether to adopt the Merger Agreement.

        We believe that the claims asserted in the Galdi action are without merit.

THE MERGER AGREEMENT

        This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about the Company. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled, "Where You Can Find More Information."

 Explanatory Note Regarding the Merger Agreement

        The Merger Agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, TKH and Merger Sub were qualified and subject to important limitations agreed to by the Company, TKH and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Executive Officers; Certificate of Incorporation; Bylaws

        The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the Merger Agreement. As the surviving corporation, the Company will continue to exist following the Merger.

        The board of directors of the surviving corporation will consist, from and after the Effective Time, of the directors of Merger Sub until their successors have been duly appointed and qualified or until their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time will be, from and after the Effective Time, the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

        The certificate of incorporation of Merger Sub will be the certificate of incorporation of the surviving corporation, except that Article I will be amended as of the Effective Time to read: "The name of the corporation is Optelecom-NKF, Inc." The bylaws of Merger Sub will be the bylaws of the surviving corporation except that all references to Merger Sub will be amended and will become references to the surviving corporation.

        Following the completion of the Merger, our Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act, and cease to be publicly traded.

Closing and Effective Time

        The closing of the Merger will take place no later than the fifth business day following the date on which the last of the conditions to closing of the Merger (described under "The Merger Agreement—Conditions to the Merger") have been satisfied or waived (other than conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions) or at such other time as agreed to by the Company, TKH and Merger Sub.

        The Effective Time will occur when the certificate of merger has been filed with and accepted for record by, the Delaware Secretary of State (or at such later date as we and TKH may agree and specify in the certificate of merger).

Treatment of Common Stock, Stock Options and Restricted Stock Units

  Common Stock

        At the Effective Time, each share of Common Stock issued and outstanding immediately prior thereto (other than shares held by the Company or any wholly-owned subsidiary of the Company and each issued and outstanding share owned by TKH, Merger Sub or any other wholly-owned subsidiary of TKH which will be canceled and retired without payment or consideration) will convert into the right to receive the Per Share Merger Consideration. Shares of Common Stock owned by stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be cancelled without payment of consideration. Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under "The Merger—Appraisal Rights."

  Stock Options

        The exercise prices of all of the outstanding Stock Options are greater than the Per Share Merger Consideration and, accordingly, all of the Stock Options will be cancelled without payment at the Effective Time.

  Restricted Stock Units

        At the Effective Time, each of the Company's RSUs outstanding immediately prior thereto will fully vest and will represent the right to receive cash in an amount equal to the Per Share Merger Consideration for each RSU, less any applicable withholding taxes.

Exchange and Payment Procedures

        TKH will deposit, or will cause to be deposited, with a paying agent appointed by TKH a cash amount necessary for the paying agent to make payment of the aggregate Per Share Merger Consideration to the holders of shares of our Common Stock and RSUs.

        Promptly after the Effective Time, each record holder of shares of Common Stock whose shares were converted into the right to receive the Per Share Merger Consideration will be sent a letter of transmittal describing how he, she or it may exchange his, her or its shares of Common Stock for the Per Share Merger Consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the Per Share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

        No interest will be paid or accrued on the cash payable as the Per Share Merger Consideration as provided above. TKH, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the Per Share Merger Consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

        From and after the Effective Time, there will be no transfers on our stock transfer books of shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any person presents to the surviving corporation, TKH or the paying agent any certificates or any transfer instructions relating to shares cancelled in the Merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

        Upon TKH's request, any portion of the Per Share Merger Consideration deposited with the paying agent that remains unclaimed by former record holders of Common Stock for 12 months after the Effective Time will be delivered to TKH. Record holders of shares of Common Stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the Per Share Merger Consideration. None of the surviving corporation, TKH, the paying agent or any other person will be liable to any former record holders of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Per Share Merger Consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by TKH, post a bond in a customary amount as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

No Financing Condition

        The Merger is not subject to any financing condition. We anticipate that the total funds needed to complete the Merger will be approximately $17.5 million, based on current exchange rates, including the payment of the Draka Note, as discounted, but not including any accrued interest on the Draka Note or any transaction related fees. TKH has informed us that it will fund this amount with cash on hand and TKH's existing credit facilities.

Representations and Warranties

        We made representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedule the Company delivered in connection therewith. These representations and warranties relate to, among other things:

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  organization and qualification; good standing and authority to carry on our businesses;

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  our subsidiaries;

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  our capitalization;

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  the absence of preemptive or other similar rights;

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  our corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;

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  the approval of the Merger Agreement and the Merger by the Board;

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  the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing under the Merger Agreement;

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  the required governmental consents and approvals;

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  our SEC filings since January 1, 2008, and the financial statements included therein;

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  compliance with the Sarbanes-Oxley Act of 2002;

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  our disclosure controls and procedures and internal controls over financial reporting;

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  the absence of a Company material adverse effect (as described below) and the absence of certain other changes or events since December 31, 2009;

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  the absence of legal proceedings and governmental orders against us or our subsidiaries;

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  the absence of certain undisclosed liabilities;

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  employee benefit plans;

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  certain employment and labor matters;

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  compliance with applicable laws and regulations and the absence of unlawful business practices;

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  environmental matters;

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  tax matters;

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  intellectual property;

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  insurance policies and claims;

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  the receipt of an opinion from Seale Capital, Inc.;

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  the absence of any undisclosed broker's or finder's fees;

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  real and personal property;

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  anti-takeover plans and state takeover statutes;

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  affiliate transactions;

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  compliance with requirements regarding documents distributed to our stockholders and/or filed with the SEC, including this proxy statement;

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  the Draka Note Agreement;

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  our customers and suppliers;

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  books and records;

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  product and service warranties; and

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  material contracts.

        Certain of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a "Company material adverse effect," which means any fact, change, effect, event, circumstance, development or occurrence that has, or would be reasonably expected to have, a material adverse effect on the business, assets, properties, liabilities or obligations, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform in a timely manner its obligations under the Merger Agreement or consummate the transactions contemplated by the Merger Agreement; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a "Company material adverse effect":

            (i)  any change or effect resulting from changes in general economic, regulatory or business conditions in the United States or elsewhere in the world or in world capital markets, including changes in interest or exchange rates,

           (ii)  any change in general economic conditions that affect the industries in which the Company and its subsidiaries conduct their business,

          (iii)  any outbreak of hostilities or war (whether or not declared and including acts of terrorism), natural disasters or other force majeure events, in each case in the United States or elsewhere in the world,

          (iv)  any change in the trading prices or trading volume of the Common Stock (unless due to a circumstance which would separately constitute a Company material adverse effect),

           (v)  any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other applicable law of or by any national, regional, state or local governmental authority in the United States or elsewhere in the world,

          (vi)  any changes in GAAP or accounting standards or interpretations thereof, or

         (vii)  any change or effect resulting from the announcement or pendency of the Merger Agreement or the Merger, except, in the cases of clauses (i), (ii), (iii), (v) and (vi) above, to the extent such occurrence has a disproportionate adverse effect on the Company relative to other similarly situated participants in the industries in which the Company operates.

Conduct of Our Business Pending the Merger

        Under the Merger Agreement, we have agreed that, subject to certain exceptions in the Merger Agreement and disclosure schedule we delivered in connection with the Merger Agreement, between the date of the Merger Agreement and the Effective Time, unless TKH gives its prior written approval (which cannot be unreasonably withheld, conditioned or delayed), we and our subsidiaries will conduct our business in the ordinary course consistent with past practices and use our reasonable best efforts to preserve our business organizations, insurance coverages and advantageous business relationships and to retain the services of our key offices and key employees and we and our subsidiaries will pay all of our liabilities and taxes and pay or perform our material obligations in the ordinary course of business consistent with past practice.

        Subject to certain exceptions set forth in the Merger Agreement and disclosure schedules we delivered in connection with the Merger Agreement, among other things, we will not, and we will not permit our subsidiaries to, take any of the following actions without TKH's written approval (which cannot be unreasonably withheld, delayed or conditioned):

  •
  increase the compensation payable to or grant any bonuses to any former or current director, officer, employee or consultant (other than increases to employees that are not officers or directors as required by law or contract); enter into or amend any employment, severance, termination or similar agreement or arrangement with any director, officer, employee or consultant; establish, adopt enter into or amend or modify any benefit plan; grant any severance, retention or termination pay; terminate the employment of certain executives and other individuals; employ or promote any new executive officer of the Company or its subsidiaries;

    amend or take any action to increase the amount or accelerate the payment or vesting of any benefit or amount under any benefit plan, policy or arrangement; execute or amend (other than as required by exiting benefit plans, employment agreements or applicable law) in any material respect any consulting or indemnification agreement between the Company or its subsidiaries and any of their respective directors, officer, agents, consultants or employees, or any collective bargaining agreement or other material obligation to any labor organization or employee incurred or entered into by the Company or any of its subsidiaries (other than as required by existing benefit plans, employment agreements or applicable law); contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of setting aside for benefits payable pursuant to any termination, severance, retention or other change in control agreement except in certain cases, pursuant to and in accordance with the terms of any plan, contract, agreement or other legal obligation of the Company or any subsidiaries existing, (in the case of severance or termination payments, pursuant to the severance policy or plans of the Company or subsidiaries existing (copies of which have been furnished to TKH), and as required by applicable law;

  •
  declare, set aside or pay any dividend on, or make any other distribution in respect of outstanding shares of our capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock or our subsidiaries, except for dividends by a wholly-owned subsidiary to us or another wholly-owned subsidiary;

  •
  subject to certain exceptions, redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding shares of our capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock or our subsidiaries, or effect any reorganization or recapitalization or split, combine or reclassify any of the shares of capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock or our subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such shares of capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock;

  •
  issue, deliver, grant or sell, or authorize or propose the issuance, delivery, grant or sale of any shares of capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock any of our subsidiaries, except for issuances outstanding at the date of the Merger Agreement or upon the expiration of any restrictions with respect to Company RSUs outstanding at the date of the Merger Agreement; amend or otherwise modify the terms of any outstanding shares of capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock the effect of which will be to make such terms more favorable to the holders thereof except as otherwise permitted by the Merger Agreement or except as expressly contemplated in the Merger Agreement enter into or announce any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of any shares of capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock or any of our subsidiaries;

  •
  merge, consolidate or combine with any entity or dissolve or liquidate or adopt a plan of merger, consolidation or combination with any entity or dissolution or complete or partial liquidation; acquire by merging or consolidating with, purchasing substantial equity securities in, purchasing all or a substantial portion of the assets of, or in any other manner, any business or any entity or otherwise acquire or agree to acquire any assets of any other entity; enter into any material partnership, joint venture agreement or similar agreement; or make any loans, advances or capital contributions to, or investments in any person or entity except for loans, advances and capital contributions to any wholly-owned subsidiary;

  •
  sell, transfer, lease, exchange or otherwise dispose of, or grant any lien with respect to, any of our material properties or assets or the material properties or assets of our subsidiaries, except for sales in the ordinary course of business consistent with past practice, pursuant to any agreements existing on the date of the Merger Agreement and certain permitted liens;

  •
  adopt or propose any amendments to our certificate of incorporation, bylaws or other organizational documents or any of the organizational documents of our subsidiaries;

  •
  make certain material changes to financial or tax accounting policies, except as required by law or by changes in GAAP;

  •
  incur, create, assume, modify, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other person or entity, except for borrowings and renewals, amendments, extensions or increases thereof under credit lines existing at the date of the Merger Agreement, trade payables incurred in the ordinary course of business consistent with past practice, indebtedness with any wholly-owned subsidiary, and other obligations not exceeding $20,000 in the aggregate outstanding at any one time;

  •
  except for existing authorizations for expenditures and capital expenditures approved in the capital budget approved by the Board, make or commit to make any capital expenditures in excess of $20,000 in the aggregate during any fiscal quarter;

  •
  enter into or amend any agreement between us or any of its subsidiaries and any agent, sales representative or similar person;

  •
  transfer or license to any person or entity or otherwise extend, amend or modify any rights to our intellectual property necessary to carry on our business in any material respects, other than in the ordinary course of business consistent with past practice;

  •
  pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) prior to the same being due in excess of $20,000 in the aggregate, other than pursuant to mandatory terms of any agreement, understanding or arrangement as in effect on the date of the Merger Agreement;

  •
  adopt or implement any stockholder rights plan;

  •
  commence, settle or compromise any pending or threatened litigation or other proceeding, other than for a breach of the Merger Agreement;

  •
  take, cause to be taken or omit to take any action that is intended or could reasonably be expected to, individually or in the aggregate, result in any of the representations or warranties contained in the Merger Agreement becoming untrue or inaccurate in any material respect or in any of the closing conditions set forth in the Merger Agreement not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the Merger Agreement;

  •
  enter into any "non-compete" or similar agreement that would materially restrict the businesses of the surviving corporation following the Effective Time or that would in any way restrict the businesses of TKH or its affiliates (excluding the surviving corporation) or take any action that may impose new or additional material regulatory requirements on any affiliate of TKH (excluding the surviving corporation);

  •
  fail to use commercially reasonable efforts to maintain our current insurance policies;

  •
  fail to file on a timely basis all applications and other documents necessary to maintain, renew or extend any material authorizations or any other approval required by any governmental authority for the continuing of operation of its business;

  •
  enter into, renew, modify, amend or terminate any material contract to which we or any of our subsidiaries is a party (including the Draka Note Agreement) or waive, delay the exercise of, release or assign any material rights or claims thereunder except in the ordinary course of business consistent with past practice; or enter into or amend in any material manner any contract, agreement or commitment with any former or present director, officer or employee of the Company or any of its subsidiaries or with any affiliate or associate (as defined under the Exchange Act) of any of the foregoing persons or entities; or

  •
  agree in writing or otherwise to do any of the foregoing.

No Solicitation of Acquisition Proposals

        We have agreed that we will not (and we will not authorize or permit our subsidiaries or our respective directors, officers, employees and certain other representatives to):

  •
  solicit or initiate any inquiries with respect to the submission of any acquisition proposal;

  •
  knowingly encourage or participate in discussions or negotiations regarding or furnish any non-public information relating to us or any of our subsidiaries with respect to, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any person or entity (other than TKH or its affiliates) to make an inquiry in respect of or make any proposal or offer that constitutes, or may be reasonably be expected to lead to, any acquisition proposal;

  •
  except for certain confidentiality agreements, enter into a letter of intent, memorandum of understanding or other agreement with any person or entity, other than TKH or its affiliates, for, contemplating or otherwise relating to an acquisition proposal;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  waive or permit the waiver of any confidentiality or standstill agreement entered into by the Company prior to the execution of the Merger Agreement.

        Additionally, we have agreed to, and we will cause our subsidiaries and our respective directors, officers, employees and certain other representatives to:

  •
  cease and terminate any existing solicitations, discussions, negotiations or other activity with any person or entity (other than TKH or its affiliates) being conducted with respect to any acquisition proposal on the date of the Merger Agreement;

  •
  promptly request, and cause to be requested that, each person or entity (other than TKH or its affiliates) that has received confidential information in connection with a possible acquisition proposal return to us or destroy all confidential information heretofore furnished to it by or on behalf of us or our subsidiaries; and

  •
  enforce, and cause to be enforced, any confidentiality, standstill or other agreement to which we are a party.

        If we receive any acquisition proposal or indication that any person or entity is considering making an acquisition proposal, any request for non-public information relating to us or any of our subsidiaries or any request for access to our properties, assets or the books and records or our subsidiaries' properties, assets or books and records that we reasonably believe is reasonably likely to lead to an acquisition proposal, we are required to notify TKH as soon as practicable.

        We must provide TKH promptly with the identity of such person or entity, a description of the material terms and conditions of such acquisition proposal, indication or request and, if applicable, a copy of such acquisition proposal and keep TKH informed on a prompt basis of the status and the material details of any such acquisition proposal, indication or request (including providing copies of all correspondence and other written material sent or provided to us from any third party in connection with an acquisition proposal or sent or provided by us to any third party in connection with an acquisition proposal).

        Notwithstanding these restrictions, at any time prior to the receipt of the required stockholder vote, we and the Board are permitted to the engage in discussions or negotiations with, or furnish or disclose any information relating to us or any of our subsidiaries or give access to our properties, assets or the books and records or the properties, assets or books and records of our subsidiaries in response to an unsolicited, bona fide, third party proposal with respect to an acquisition proposal that is submitted to us if neither we, our subsidiaries nor our representatives have breached any of our non-solicitation obligations in any respect, such person or entity is not a party to any pre-existing confidentiality or standstill with us or any of our subsidiaries, the Board determines in good faith that such acquisition proposal would reasonably be expected to result in a superior proposal and that such action is required in order to comply with the directors' fiduciary obligations to our stockholders under applicable laws, we enter into a confidentiality agreement at least as restrictive as the confidentiality agreement we entered into with TKH and we provide a copy of such agreement to TKH and concurrently disclose or make available substantially the same information to TKH as we make available to such person or entity.

        The Board cannot withdraw or modify or change in a manner adverse to TKH and Merger Sub its recommendation of the Merger or the Merger Agreement or approve, recommend or cause us to enter into any written agreement with respect to any acquisition proposal. However, if at any time prior to receipt of the required stockholder vote, the Board determines in good faith that an acquisition proposal constitutes a superior proposal, the Board may withdraw or modify its recommendation of the Merger or the Merger Agreement in response to the superior proposal and terminate the Merger Agreement in accordance with the terms of the Merger Agreement (described under "The Merger—Termination") but only if the Board determines in good faith that such action is required in order to comply with the directors' fiduciary obligations to our stockholders under applicable laws, the Board provides TKH with at least five business days advance written notice of its intention to make a change in recommendation and specifying the material events giving rise thereto, and during such five day period, we and our representatives will, if requested by TKH, negotiate in good faith with TKH and its representatives to amend the Merger Agreement so as to enable the Board to proceed with its recommendation of the Merger and the Merger Agreement and at the end of such five day period, the Board maintains its determination (after taking into account any modifications to the terms of the Merger Agreement offered by TKH).

        The Board is permitted to disclose to our stockholders a position with respect to an acquisition proposal required by Rule 14e-2(a), Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, provided that the Board first provides TKH the notice and opportunity to negotiate an amendment to the Merger Agreement in the manner described above and the Board may withdraw, modify or amend its recommendation of the Merger and the Merger Agreement at any time if it determines in good faith that such action is required in order to comply with the directors' fiduciary obligations to our stockholders under applicable laws, subject to the Board first providing TKH notice and opportunity to negotiate an amendment to the Merger Agreement in the manner described above.

        In this proxy statement, we refer to any inquiry, contract, proposal or offer (whether or not in writing and whether or not delivered to the stockholders of the Company generally) relating to, or involving or that is reasonably likely to lead to (i) any merger, share exchange, exchange offer, tender offer, recapitalization, consolidation or other business combination directly or indirectly involving the

Company or any of its subsidiaries, (ii) the acquisition in any manner, directly or indirectly, of assets (including the securities of any subsidiary of the Company) that generate 15% or more of the Company's consolidated net revenues or net income or assets representing 15% or more of the book value of the assets of the Company and its subsidiaries, taken as a whole, in each case in a single transaction or a series of related transactions, (iii) any proposal for the issuance by the Company of 15% or more of Common Stock, (iv) any direct or indirect acquisition of beneficial ownership of 15% or more of the total outstanding voting securities of the Company whether in a single transaction or series of related transactions, or (v) any liquidation or dissolution of or any extraordinary dividend, whether of cash or other property, by the Company, in each case, other than the transactions contemplated by the Merger Agreement, as an "acquisition proposal."

        In this proxy statement we refer to a bona fide written acquisition proposal made by a third party (and that was not solicited in violation of the Merger Agreement) to acquire all or substantially all of the outstanding voting securities of the Company or all or substantially all of consolidated assets of the Company and its subsidiaries, in each case pursuant to a merger, share exchange, exchange offer, tender offer, consolidation, other business combination or asset sale, on terms which the Board determines in good faith (after consultation with the Company's outside legal and financial advisors), taking into account all legal, financial, regulatory and other aspects of the proposal and the person or entity making such proposal, that such proposal would, if consummated in accordance with its terms, be more favorable, from a financial point of view, to the holders of the shares of Common Stock than the transactions contemplated by the Merger Agreement (after taking into account any modifications to the terms of the Merger Agreement offered by TKH and Merger Sub), contains conditions which are all reasonably capable of being satisfied in a timely manner, is for consideration consisting exclusively of cash and/or publicly-traded securities and is not subject to any financing contingency, or to the extent financing for such proposal is required, that such financing is then committed and will not be a condition to the consummation of the proposed transaction as set forth in a final definitive agreement relating thereto as a "superior proposal."

Stockholders Special Meeting

        Unless the Merger Agreement is terminated in accordance with its terms, we are required to take all actions necessary to convene a meeting of our stockholders to consider and vote upon the proposal to adopt the Merger Agreement. Unless the Merger Agreement is terminated in accordance with its terms, we may only postpone or adjourn the stockholders meeting (i) with the consent of TKH, (ii) in order to obtain a quorum, or (iii) or to comply with applicable law. Subject to the provisions of the Merger Agreement discussed above under "The Merger Agreement—No Solicitation of Acquisition Proposals," the Board is required to recommend that our stockholders vote to approve and adopt the Merger Agreement and we are required to use our reasonable best efforts to solicit from our stockholders proxies in favor of the Merger and the Merger Agreement.

Filings; Other Actions; Notification

        We, TKH and Merger Sub will use our respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable and to obtain as promptly as practicable all consents, approvals or waivers necessary from any third party or any governmental entity in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement.

        We and TKH have agreed, subject to certain exceptions, to:

  •
  furnish each other, upon request, all information concerning ourselves, our respective subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of TKH, us or our respective subsidiaries in connection with the Merger and the transactions contemplated by the Merger Agreement;

  •
  keep each other apprised of the status of matters relating to completion of the transactions relating to the Merger Agreement and contemplated in the Merger Agreement;

  •
  provide counsel for the other party a reasonable opportunity to review and consider the views of the other party in connection with any proposed written communications to any governmental authority; and

  •
  not participate in any substantive meeting or discussion with any governmental authority in connection with the proposed merger unless it consults the other party in advance and, to the extent not prohibited, gives the other party the opportunity to attend and participate.

Employee Matters

        After the completion of the Merger, TKH will:

  •
  cause any employee benefit plan in which our employees or the employees of our subsidiaries are eligible to participate to provide credit for all service with the Company or our subsidiaries (other than with respect to benefit accruals, except with respect to vacation benefits);

  •
  if permitted under applicable law, with respect to any employee benefit plans, cause there to be waived all limitations as to pre-existing conditions, exclusions, evidence of insurability requirements and waiting periods; and provide our employees with credit under any welfare plan in which our employees become eligible to participate after the Effective Time for any co-payments and deductibles paid by and out of pocket requirements satisfied by such employees for the current plan year under the corresponding welfare plan maintained by the Company or any of our subsidiaries; and

  •
  comply with the terms of the Company's U.S. severance pay policy in effect as of the date of the Merger Agreement.

Conditions to the Merger

        The respective obligations of the Company, TKH and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

  •
  the Merger Agreement must have been duly adopted by our stockholders; and

  •
  no provision of any applicable law or order of any governmental authority of competent jurisdiction which has the effect of making the Merger illegal or restrains or prohibits the consummation of the Merger are in effect.

        The obligations of TKH and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by TKH and Merger Sub at or prior to the Effective Time of the following additional conditions:

  •
  our representations and warranties relating to organization and qualification, subsidiaries and our certificate of incorporation and bylaws are true and correct in all material respects immediately prior to the Effective Time, as if made at and as of such time;

  •
  our representations and warranties relating to capitalization are true and correct immediately prior to the Effective Time, as if made at and as of such time except for inaccuracies that are de minimis in amount;

  •
  all of our other representations and warranties are true and correct (without giving effect to any materiality or material adverse effect qualification or exceptions contained therein) immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which are true and correct in all respects as of that date) except where the failure of such representations and warranties to be true and correct would not have, or would not reasonably be expected to result in, a Company material adverse effect;

  •
  we will, and will have caused our subsidiaries to, have complied with and performed in all material respects all covenants and obligations required to be performed and complied with by us under the Merger Agreement at or prior to the Effective Time;

  •
  TKH will have received a certificate signed on behalf of our Chief Executive Officer and Chief Financial Officer that certain conditions have been satisfied;

  •
  the holders of not more than ten percent of the our shares of Common Stock will have exercised their right to dissent and obtain payment for such shares under the DGCL with respect to, or as a result of, the Merger;

  •
  TKH will have received from us a duly executed certificate regarding certain tax matters;

  •
  our costs and expenses related to the transactions contemplated by the Merger Agreement including all fees and costs payable to our financial advisors, accountants, investment bankers and legal counsel will not exceed $1,400,000 and TKH will have received a certificate with respect to the foregoing signed on behalf of us by our Chief Financial Officer;

  •
  we will have a net worth of at least $15,500,000; for purposes of this determination, net worth shall mean the stockholders' equity of the Company as presented as a line item in the Company's unaudited consolidated monthly financial statements as of the end of the month prior to the month in which the Effective Time occurs, which financial statements shall be prepared in conformity with GAAP, except that for the purposes of calculating net worth, (i) the unaudited consolidated monthly financial statements shall be prepared based on the Euro/dollar exchange rate of 1.3612, (ii) all of the Company's costs and expenses related to the transactions contemplated by the Merger Agreement, incurred since September 30, 2010, including all fees and costs payable to the Company's financial advisors, accountants, investment bankers and legal counsel (but excluding fees and costs payable to the Company's financial and tax advisors, accountants, investment bankers and legal counsel, related to the filing or amending of any tax returns) shall be excluded for purposes of such calculation, and (iii) any adjustments or changes to the Company's stockholders' equity resulting from and related to the Draka Note Agreement and the settlement thereof shall be excluded for purposes of such calculation, and (iv) the short term debt/current portion of long term debt of the Company shall be held constant at $12.329 million;

  •
  the Draka Note Agreement will be in full force and effect, we will have complied with all terms and conditions set forth therein and all of the payoff conditions set forth therein will have been satisfied, other than those within the control of TKH; and

  •
  there will not have occurred a Company material adverse effect.

        Our obligation to effect the Merger is subject to the satisfaction or waiver by us at or prior to the Effective Time of the following additional conditions:

  •
  The representations and warranties of TKH and Merger Sub contained in the Merger Agreement are true and correct at and as of the Effective Time as if made at and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation or warranty will have been true and correct at and as of such specific date); provided, however, that if the failure of any such representations and warranties to be true and correct at and as of the Effective Time, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a material adverse effect on the business, assets, properties, liabilities or obligations, operations, results of operations or condition (financial or otherwise) of TKH and its subsidiaries, taken as a whole, or on the ability of TKH to perform in a timely manner its obligations under the Merger Agreement or consummate the transactions contemplated by the Merger Agreement, the foregoing conditions are deemed to have been fulfilled, and we will have received a certificate to such effect signed on behalf of TKH and Merger Sub by a duly authorized officer of TKH; and

  •
  TKH and Merger Sub will have complied with and performed in all material respects all covenants and obligations required to be performed and complied with by it under the Merger Agreement at or prior to the Effective Time, and we will have received a certificate to such effect signed on behalf of TKH and Merger Subsidiary by a duly authorized officer of TKH.

        Neither we nor TKH may rely on the failure of any condition described above to be satisfied if such failure was caused in any material respect by such party's breach of any provision of the Merger Agreement or failure to use such efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Termination

        We and TKH may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our stockholders.

        The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time as follows:

        by either TKH or us, if:

  •
  the Merger has not been consummated by May 15, 2011; provided that the right of either party to terminate the Merger Agreement will not be available to any party whose failure to fulfill any of its material obligations under the Merger Agreement has been the primary cause of the failure to consummate the Merger by May 15, 2011;

  •
  a law or an order restraining or otherwise prohibiting or making illegal the consummation of the Merger has become final and non-appealable (but this right to terminate will not be available to any party who has not used its reasonable best efforts to have such order lifted and will not be available to any party whose breach of any provision of the Merger Agreement results in the applicable law or order making the consummation of the Merger illegal or otherwise restrained or prohibited);

  •
  the Special Meeting has been held and completed and our stockholders have not approved and adopted the Merger Agreement at such meeting or any adjournment or postponement of such meeting; provided that our right to terminate the Merger Agreement will not be available to us where the failure to obtain stockholder approval is caused by our action or failure to act that constitutes a material breach of the Merger Agreement; or

        by us, if:

  •
  prior to the Effective Time, TKH or Merger Sub has breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under the Merger Agreement or breached any of its representations or warranties in any material respect, in either case such that the conditions of TKH and Merger Sub would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by TKH and/or Merger Sub by the earlier of twenty (20) days following receipt by TKH of written notice of such breach or failure and May 15, 2011; provided, at the time of the delivery of such written notice, we are not in material breach of our obligations under the Merger Agreement; or

  •
  if, at any time prior to receipt of the required stockholder vote, we have not violated our non-solicitation obligations (described under "The Merger—No Solicitation of Acquisition Proposals") and we have complied with our obligations regarding withdrawing, modifying or changing the Board's recommendation of the Merger or the Merger Agreement, we have received a superior proposal, and the Board has approved the termination of the Merger Agreement and promptly upon termination of the Merger Agreement we enter into a definitive agreement providing for the implementation of the superior proposal, provided, that any such termination will not be effective unless and until we have paid to TKH the termination fees and expenses (described under "The Merger—Termination Fees").

        by TKH, if:

  •
  prior to the Effective Time, we have breached or failed to perform in any material respect any of our covenants or obligations required to be performed by us under the Merger Agreement or breached any of our representations or warranties in any material respect, in either case such that our conditions would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by us by the earlier of twenty days following our receipt of written notice of such breach or May 15, 2011; provided, that at the time of the delivery of such written notice, TKH is not be in material breach of its obligations under the Merger Agreement; or

  •
  the Board has withdrawn, qualified, modified or changed or resolved to or publicly proposed to withdraw, qualify, modify or change in a manner adverse to TKH and Merger Sub its recommendation of the Merger or the Merger Agreement, made any other public statement in connection with the meeting of stockholders or the transactions contemplated by the Agreement inconsistent with its recommendation of the Merger or the Merger Agreement, approved, adopted or recommended any acquisition proposal, failed to reaffirm or republish its recommendation of the Merger or the Merger Agreement at TKH's request within five days of such request and in any event at least two business days prior to the stockholders meeting; or we have breached in any material respect its obligations relating to non-solicitation (described under "The Merger—Solicitation of Acquisition Proposals").

 Termination Fee; Expenses

        We will be required to pay a termination fee equal to $325,000 plus reimburse TKH's reasonable out-of-pocket fees and expenses incurred or paid in connection with the Merger Agreement and the Merger (including all documented reasonable fees and expenses of law firms, investment banking firms, accountants, experts and consultants to TKH) if:

  •
  (i) a bona fide acquisition proposal has been made known to the us or the Board or shall have been made directly to our stockholders, or any person or entity shall have publicly announced a bona fide intention (not subsequently withdrawn) to make an acquisition proposal, (ii) following the occurrence of any of these events, (a) the Company or TKH terminates the Merger Agreement due to the Merger not occurring by May 15, 2011, (b) our stockholders do not approve and adopt the Merger Agreement at the Special Meeting, or (c) we have breached or failed to perform in any material respect any of our covenants or obligations required to be performed by us under the Merger Agreement or breached any of our representations or warranties in any material respect, in either case such that the conditions to TKH's obligation to close the Merger would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by us by the earlier of 20 days following our receipt of written notice of such breach or May 15, 2011 (provided, that at the time of the delivery of such written notice, TKH shall not be in material breach of its obligations under the Merger Agreement), and (iii) we enter into a definitive agreement with respect to an acquisition proposal or consummate an acquisition proposal within 12 months of the date the Merger Agreement is terminated;

  •
  If at any time prior to receipt of the required stockholder vote, we have not violated our non-solicitation obligations under the Merger Agreement, we have complied with our obligations regarding withdrawing, modifying or changing the Board's recommendation of the Merger or the Merger Agreement, we have received a superior proposal, the Board has approved the termination of the Merger Agreement, we terminate the Merger Agreement and promptly upon termination of the Merger Agreement we enter into a definitive agreement with respect to the superior proposal; or

  •
  TKH terminates the Merger Agreement because (i) the Board withdraws, qualifies, modifies or changes in a manner adverse to TKH and Merger Sub its recommendation of the Merger or the Merger Agreement, makes any other public statement in connection with the Special Meeting or the Merger inconsistent with its recommendation of the Merger or the Merger Agreement, approves, adopts or recommends any acquisition proposal, or fails to reaffirm or republish its recommendation of the Merger or the Merger Agreement at TKH's request, or (ii) we shall have breached in any material respect our obligations under the Merger Agreement relating to non-solicitation of acquisition proposals.

        We will be required to reimburse TKH's reasonable out-of-pocket fees and expenses incurred or paid in connection with the Merger Agreement and the Merger (including all documented reasonable fees and expenses of law firms, investment banking firms, accountants, experts and consultants to TKH) if:

  •
  TKH terminates the Merger Agreement because our stockholders do not approve and adopt the Merger Agreement at the Special Meeting and within 12 months of the date the Merger Agreement is terminated we enter into a definitive agreement with respect to an acquisition proposal or consummate an acquisition proposal; or

  •
  TKH terminates the Merger Agreement because we have breached or failed to perform in any material respect any of our covenants or obligations required to be performed by us under the Merger Agreement or breached any of our representations or warranties in any material respect, in either case such that the conditions to TKH's obligation to close the Merger would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by us by the earlier of 20 days following our receipt of written notice of such breach or May 15, 2011 (provided, that at the time of the delivery of such written notice, TKH is not in material breach of its obligations under the Merger Agreement).

Indemnification; Directors' and Officers' Insurance

        For a description of our directors' and executive officers' insurance and indemnification, see the section titled "The Merger—Interests of Certain Persons in the Merger—Indemnification and Insurance."

Modification or Amendment

        At any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement (whether before or after stockholder approval of the proposal to adopt the Merger Agreement), by written agreement by the respective parties. However, following stockholder approval, the parties may not amend the provisions in the Merger Agreement that in any manner that would require further approval by our stockholders under applicable law, without such further approval.

Vote Required for Approval and Adoption of the Merger Agreement

        For the approval and adoption of the Merger Agreement, you may vote in favor of the proposal, against the proposal or abstain from voting. Approval of the proposal requires the affirmative vote of at least a majority of the issued and outstanding shares of the Common Stock. Abstentions, but not broker non-votes, will be considered present at the Special Meeting for purposes of determining a quorum. Abstentions and broker non-votes will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of the proposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

AFTER CONSIDERATION THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

OTHER AGREEMENTS

The Voting Agreements

        Concurrently with the execution of the Merger Agreement, TKH and each of our directors and executive officers entered into the Voting Agreements.

        In connection with the execution and delivery of the Voting Agreements, neither TKH nor Merger Sub paid our directors or executive officers any consideration in addition to the Per Share Merger Consideration they may receive pursuant to the Merger Agreement in respect of their shares of Common Stock or as described in the section titled "The Merger—Interests of Certain Persons in the Merger." A copy of the form Voting Agreement is attached to this proxy statement as Annex C.

        Pursuant to each of the Voting Agreements, subject to the terms and conditions therein, each of our directors and executive officers agreed to vote his or her shares of Common Stock (i) in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) against the approval of any matter or proposal submitted to our stockholders for approval, if approval of such matter or proposal would result in a breach in any material respect of any of our covenants, representations or warranties or any other obligation under the Merger Agreement (iii) against any merger, rights offering, reorganization, recapitalization or liquidation involving us or any of our subsidiaries (other than the Merger), a sale or transfer of a material amount of our assets or capital stock or any of our subsidiaries or any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

        Each of our directors and executive officers agreed to waive and not assert or perfect any appraisal or dissenter rights in connection with the Merger. Each of our directors and executive officers agreed to appoint such persons as TKH designates as his or her proxy and attorney-in-fact (with full power of substitution) to vote the shares, provide written consents, express consent or dissent or otherwise utilize voting power.

        Each of our directors and executive officers also agreed not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, such director or executive officer's shares or any interest contained therein, (ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such shares, other than the Voting Agreement; (iii) enter into, or deposit such shares into a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any such shares of Common stock; or (iv) agree to do any of the foregoing.

        Until the Merger is consummated or the Merger Agreement is terminated in accordance with its terms, each of the Voting Agreements also restricts each of our directors and executive officers from (directly or indirectly) initiating or encouraging, or taking any other action to facilitate, any inquires or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal, provided that any action which permitted by the Merger Agreement to be taken in his or her capacity as a director or officer or which is permitted is not prohibited.

        Each of the Voting Agreements automatically terminates upon the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time.

Draka Note Agreement

        On November 10, 2010, we entered into a Payoff Agreement with Draka, which we refer to as the Draka Note Agreement, pursuant to which Draka agreed to accept the sum of (1) €6,300,000, plus (2) all accrued and unpaid interest through the date of the payment on the total amount of principal outstanding under the Draka Note, plus (3) Draka's out-of-pocket costs and expenses (including the reasonable costs and expenses of its counsel and accountants) incurred in connection with the negotiation, execution and delivery of the Draka Note Agreement, not to exceed U.S.$25,000 in the aggregate, the sum of which we refer to as the Draka Payoff Amount, in full satisfaction of all amounts and obligations due and payable under the Draka Note, subject to certain conditions, including that the Draka Payoff Amount be paid to Draka prior to March 8, 2011, that at the time of payment of the Draka Payoff Amount, the aggregate cash consideration contemplated to be paid (directly or indirectly) to the Company's stockholders in connection with the Merger plus any dividends or distributions made by the Company after November 10, 2010, if any, in respect of any of its equity interests shall not exceed U.S.$9,300,000, and that there shall not have occurred and be continuing at the time of payment any event of default under the Draka Note.

        In order to fund the Draka Payoff Amount, at the request of TKH prior to the Effective Time, we will enter into a secured loan arrangement with TKH (or an affiliate of TKH) on terms and conditions acceptable to TKH and substantially similar to the current loan agreements between us and Draka whereby TKH will loan us the necessary funds to pay the Draka Payoff Amount prior to the completion of the Merger.

        A copy of the Draka Note Agreement was filed as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on November 12, 2010 and such report is incorporated by reference herein. The foregoing summary of the Draka Note Agreement is qualified in its entirety by reference to such exhibit.

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Adjournment

        If it becomes necessary to solicit additional proxies to establish a quorum or to approve the adoption of the Merger Agreement, a motion may be made to adjourn the Special Meeting to a later time to permit further solicitation of proxies. If such a motion to adjourn is made and a quorum is not present, it will require the affirmative vote of the holders of shares representing a majority of the votes cast on the proposal, either in person or by proxy. The Board believes this proposal to be in the best interests of the Company's stockholders because it gives the Company the flexibility to solicit the vote of additional holders of the Company's voting securities to vote on matters the Board deems important to the Company.

Vote Required and Recommendation of the Board

        For the proposal to approve the adjournment of the Special Meeting, you may vote in favor of the proposal, vote against the proposal or abstain from voting. If a quorum is not present, approval of the proposal requires the affirmative vote of the holders of shares representing a majority of the votes cast on the proposal, either in person or by proxy. Abstentions, but not broker non-votes, will be considered present at the Special Meeting for purposes of determining a quorum. Neither abstentions nor broker non-votes will have an impact on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY.

 MARKET PRICE OF OUR COMMON STOCK

        Our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol "OPTC." The closing price of our Common Stock on The Nasdaq Capital Market on November 10, 2010, the last trading day prior to public announcement of the execution of the Merger Agreement was $1.58 per share. On December 16, 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price of our Common Stock on The Nasdaq Capital Market was $2.38 per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares.

        The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share, as reported on The Nasdaq Capital Market composite tape, for our Common Stock.

	High	Low
Fiscal Year 2010
Fiscal quarter ending:
December 31, 2010 (through December 16, 2010)	$2.39	$1.26
September 30, 2010	$1.67	$1.31
June 30, 2010	$2.48	$1.33
March 31, 2010	$3.10	$2.35

	High	Low
Fiscal Year 2009
Fiscal quarter ended:
December 31, 2009	$4.22	$1.92
September 30, 2009	$4.69	$3.13
June 30, 2009	$4.89	$3.07
March 31, 2009	$5.02	$3.05

	High	Low
Fiscal Year 2008
Fiscal quarter ended:
December 31, 2008	$6.75	$3.76
September 30, 2008	$8.85	$6.30
June 30, 2008	$8.96	$6.60
March 31, 2008	$8.33	$6.57

        Following the Merger there will be no further market for the Common Stock and our Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons That Beneficially Own More Than Five Percent of Our Voting Securities

        The Company does not have knowledge of any beneficial owners of more than 5% of the outstanding shares of Common Stock.

Ownership of Our Stock By Directors and Named Executive Officers

        The following table sets forth, as of December 16, 2010, the most recent practicable date prior to the filing of this proxy statement, the beneficial ownership of our Common Stock by our directors, our named executive officers and all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially(1)		Percent of Common Stock
Edmund Ludwig	118,816	(2)	3.2%
Thomas Overwijn	61,998	(3)	1.5%
David Patterson	33,500	(3)	*
David Lipinski	23,750	(3)	*
Walter Fatzinger, Jr.	17,750	(3)	*
Carl Rubbo, Jr.	13,250	(3)	*
Sandra Bushue	3,125		*
John Marcello	3,125		*
Cathy Mizell	13,425	(3)	*
All directors and executive officers as a group (9 persons)	288,739	(2)	7.5%
		(3)

*
Less than 1%

(1)
For purposes of this proxy statement, "beneficial ownership" of a security exists when a person directly or indirectly has or shares "investment power", which includes the power to dispose or direct the disposition of such security, or "voting power", which includes the power to vote or direct the voting of such security. The address of each director and officer is c/o the Company, 12920 Cloverleaf Center Drive, Germantown, Maryland 20874.

(2)
Includes 17,693 shares which Mr. Ludwig owns jointly with his wife, Mrs. Roberta Ludwig and 1,049 shares owned solely by Mrs. Ludwig.

(3)
Includes shares of Common Stock that were subject to Stock Options entitling the holder to acquire the shares subject thereto within 60 days of December 16, 2010. On that date Mr. Overwijn, Mr. Patterson, Mr. Rubbo, Mr. Lipinski, Mr. Fatzinger, Ms. Mizell and all directors and executive officers as a group held such Stock Options for the purchase of 36,735, 27,000, 2,000, 2,000, 2,000, 6,749 and 76,484 shares of Common Stock, respectively. The exercise prices of all of the outstanding Stock Options are greater than the Per Share Merger Consideration and, accordingly, all of the Stock Options will be cancelled without payment at the Effective Time.

 DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the Merger is completed, the Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

STOCKHOLDER PROPOSALS

        If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the Merger is not completed or if we are otherwise required to do so under applicable law, we would hold a 2011 annual meeting of stockholders. The Company does not currently expect to hold a 2011 annual meeting of stockholders, except in the case where the Merger Agreement is terminated and the Merger is not completed. If the Merger Agreement is terminated and such a meeting is held in 2011, stockholders may propose matters to be presented at the 2011 annual meeting of stockholders and may also nominate a person or persons to be director, in each case in accordance with the requirements stated below.

        Under an amendment to the Company's Bylaws adopted in February 1998, nominations for director may be made only by the Board or a Board committee or by a stockholder entitled to vote in accordance with the following procedures. A stockholder may nominate a candidate for election as a director at an annual meeting of stockholders only by delivering notice to the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, except that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the tenth day following the earlier of the date the Company's notice of the meeting is first given or announced publicly. With respect to a special meeting called to elect directors because the election of directors is not held on the date fixed for the annual meeting, a stockholder must deliver notice not later than the tenth day following the earlier of the date that the Company's notice of the meeting is first given or announced publicly. Any stockholder delivering notice of nomination must include certain information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

        The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote in accordance with the following procedures. If a stockholder desires to submit proposed business for consideration at an annual meeting, but does not want to include the proposal in our proxy materials under SEC Rule 14a-8, the stockholder shall deliver notice of such proposed business to the Company within the time limits described above for delivering notice of a nomination for the election of a director at an annual meeting. Accordingly, stockholder proposals submitted outside the process of Rule 14a-8 must be submitted by January 30, 2011, or, in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary of the date of our 2010 annual meeting, within 10 days following the earlier of the date the Company's notice of the meeting is first given or the public announcement of the meeting.

        Such notice must include a description of and the reasons for bringing the proposed business before the meeting, any material interest of the stockholder in such business and certain other information about the stockholder. These requirements are separate and apart from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

        Pursuant to SEC Rule 14a-8, certain stockholder proposals for the 2011 annual meeting of stockholders of the Company, if held, may be eligible for inclusion in the Company's proxy materials. Any such proposal must have been submitted, along with proof of ownership of the Company's stock in accordance with SEC Rule 14a-8, no later than November 30, 2010 in order to be considered for inclusion in next year's proxy materials.

        A copy of the Bylaws discussed above may be obtained by writing to the Corporate Secretary of the Company.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        Unless we have received contrary instructions, we may send a single copy of this proxy statement and Notice to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at Optelecom-NKF, Inc., Attn: Corporate Secretary, 12920 Cloverleaf Center Drive, Germantown, Maryland 20874, to inform us of your request. If a bank, brokerage firm or other nominee holds your shares, please contact your bank, brokerage firm or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

        You may obtain additional information about the Company from documents filed with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find the Company's SEC filings at the SEC's website at http://www.sec.gov. You may also obtain copies of this proxy statement and any other reports or information that we file with the SEC, free of charge, by written request to Optelecom-NKF, Inc., Attn: Corporate Secretary, 12920 Cloverleaf Center Drive, Germantown, Maryland 20874 or by calling (301) 444-2200. Our website is www.optelecom-nkf.com. The information contained on our website is not incorporated into this proxy statement.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. Information that we file later with the SEC, prior to the closing of the Merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.

        This proxy statement incorporates by reference the document set forth below that has been previously filed with the SEC:

  •
  Current Report on Form 8-K filed with the SEC on November 12, 2010.

        We also incorporate by reference any documents that may be filed with the SEC between the date of this proxy statement and prior to the date of the Special Meeting.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, and any other information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act is not incorporated by reference into this proxy statement.

        Any person, including any beneficial owners, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, please contact our proxy solicitor, Phoenix Advisory Partners, toll-free at (800) 576-4314. If you would like to request documents, please do so by January 18, 2011, in order to receive them by the Special Meeting.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 20, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OPTELECOM-NKF, INC.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Among

TKH GROUP N.V.,

OHIO MERGER SUBSIDIARY, INC.

and

OPTELECOM-NKF, INC.

November 10, 2010

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November 10, 2010, by and among TKH GROUP N.V., a company organized and existing under the laws of the Netherlands ("Parent"), OHIO MERGER SUBSIDIARY, INC., a Delaware corporation and indirect, wholly-owned subsidiary of Parent ("Merger Subsidiary"), and OPTELECOM-NKF, INC., a Delaware corporation (the "Company").

RECITALS:

        WHEREAS, the Board of Directors of the Company has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it to be advisable, to enter into this Agreement providing for the merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger"), with the Company to continue as the surviving corporation of the Merger in accordance with the DGCL (as defined below) and to become an indirect, wholly-owned subsidiary of Parent, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby in accordance with the DGCL upon the terms and subject to the conditions set forth herein, and (c) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and approve the consummation of the Merger pursuant to this Agreement in accordance with the DGCL;

        WHEREAS, the Boards of Directors of Parent and Merger Subsidiary have (a) declared it advisable to enter into this Agreement and consummate the Merger, and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby in accordance with the DGCL upon the terms and subject to the conditions set forth herein;

        WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth herein; and

        WHEREAS, concurrently herewith Parent is entering into a voting agreement (collectively, the "Voting Agreements") with each director and executive officer of the Company.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Subsidiary and the Company hereby agree as follows:

ARTICLE I.
DEFINITIONS

        1.1    Definitions.    When used in this Agreement, the following terms in all of their tenses and cases shall have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

        "Acquisition Proposal" means any inquiry, contract, proposal or offer (whether or not in writing and whether or not delivered to the stockholders of the Company generally) relating to, or involving or that is reasonably likely to lead to any of the following (other than the transactions contemplated by this Agreement or the Merger): (a) any merger, share exchange, exchange offer, tender offer, recapitalization, consolidation or other business combination directly or indirectly involving the Company or any of its Subsidiaries, (b) the acquisition in any manner, directly or indirectly, of assets (including the securities of any Subsidiary of the Company) that generate 15% or more of the Company's consolidated net revenues or net income or assets representing 15% or more of the book value of the assets of the Company and its Subsidiaries, taken as a whole, in each case in a single transaction or a series of related transactions, (c) any proposal for the issuance by the Company of 15% or more of Company Common Stock, (d) any direct or indirect acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 15% or more of the total outstanding voting securities of the Company whether in a single transaction or series of related transactions, or (e) any liquidation or dissolution of or any extraordinary dividend, whether of cash or other property, by the Company.

        "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

        "Affiliate Transaction" shall have the meaning set forth in Section 3.20.

        "Agreement" shall have the meaning set forth in the opening paragraph.

        "Authorization" shall mean any and all permits, licenses, authorizations, franchises, orders, certificates, registrations or other approvals granted by any Governmental Authority.

        "Board of Directors" means, with respect to any Person, the board of directors or other governing body of such Person.

        "Book-Entry Shares" shall have the meaning set forth in Section 2.8(b).

        "Business Day" means any day, other than Saturday, Sunday or a United States federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time; provided that for purposes of Article II, "Business Day" as it relates to time periods prescribed under the Securities Act or the Exchange Act shall have the meaning given to such term in Rule 14d-1(g)(3) of the Exchange Act.

        "Bylaws" means, with respect to any Person, the bylaws of such Person in effect on the date hereof unless the context otherwise requires.

        "Certificate of Incorporation" means, with respect to any Person, the certificate of incorporation or articles of incorporation, as applicable, of such Person in effect on the date hereof unless the context otherwise requires.

        "Certificate of Merger" shall have the meaning set forth in Section 2.1(b).

        "Certificates" shall have the meaning set forth in Section 2.8(b).

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "COBRA" shall have the meaning set forth in Section 3.13(c).

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

        "Company" shall have the meaning set forth in the opening paragraph.

        "Company Approvals" shall have the meaning set forth in Section 3.5.

        "Company Benefit Plan" shall mean, with respect to the Company or any Affiliate, (i) any employee pension benefit plan as defined in Section 3(2) of ERISA, (ii) any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, (iii) any plan that would be an employee pension benefit plan or employee welfare benefit plan if it were subject to ERISA, such as a foreign plan or a plan for directors, or (iv) any plan, agreement, program or policy (whether formal or informal, written or oral) providing compensation or benefits to, or in respect of, any present or former directors, officers, employees, agents, consultants or other similar service providers that is or was sponsored, maintained or contributed to by the Company or any Affiliate at any time (including, without limitation, any equity or equity-based, severance, retention, employment, vacation, holiday, sick leave, change-in-control, deferred compensation, bonus, commission, incentive or similar arrangements) with respect to which the Company or any Subsidiary has any direct or indirect actual or contingent liability or obligation.

        "Company Common Stock" shall mean the issued and outstanding shares of common stock, par value $0.03 per share, of the Company.

        "Company Disclosure Documents" shall have the meaning set forth in Section 3.23(a).

        "Company Employees" shall mean the individuals who are employees of the Company or a Subsidiary of the Company immediately prior to the Effective Time.

        "Company Material Adverse Effect" shall mean a Material Adverse Effect on the Company; provided, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect: (i) any change or effect resulting from changes in general economic, regulatory or business conditions in the United States or elsewhere in the world or in world capital markets, including changes in interest or exchange rates, (ii) any change in general economic conditions that affect the industries in which the Company and its Subsidiaries conduct their business, (iii) any outbreak of hostilities or war (whether or not declared and including acts of terrorism), natural disasters or other force majeure events, in each case in the United States or elsewhere in the world, (iv) any change in the trading prices or trading volume of the Company Common Stock (unless due to a circumstance which would separately constitute a Company Material Adverse Effect), (v) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other applicable Law of or by any national, regional, state or local Governmental Authority in the United States or elsewhere in the world, (vi) any changes in GAAP or accounting standards or interpretations thereof or (vii) any change or effect resulting from the announcement or pendency of this Agreement or the Merger, except, in the cases of clauses (i), (ii), (iii), (v) and (vi) above, to the extent such occurrence has a disproportionate adverse effect on the Company relative to other similarly situated participants in the industries in which the Company operates.

        "Company Stock Option" shall have the meaning set forth in Section 2.9(a).

        "Company Stock Plans" shall mean the Company's (i) 2008 Stock Incentive Plan, (ii) 2002 Stock Option Plan, (iii) 2001 Directors Stock Option Plan, (iv) Employee Stock Purchase Plan and (v) any other arrangement providing share-based compensation, each as amended through the date hereof.

        "Company RSU" shall have the meaning set forth in Section 2.9(b).

        "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of December 31, 2009 included in the Company's Consolidated Financial Statements.

        "Company's Consolidated Financial Statements" shall mean the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 2008 and 2009 and the related consolidated statements of operations, stockholders' equity, cash flows and comprehensive income (loss) for the fiscal years ended December 31, 2007, 2008 and 2009, together with the notes thereto and included in the Company Current Year's SEC Reports.

        "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to Parent prior to the execution of this Agreement which identifies (i) exceptions to the Company's representations and warranties contained in Article III and (ii) the other matters set forth therein.

        "Confidentiality Agreement" shall mean that certain confidentiality agreement between Parent and the Company, dated January 25, 2010.

        "Control" (including the terms "controlled," "controlled by" and "under common control with") means (except where another definition is expressly indicated) the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other voting securities or as trustee or executor, by contract or credit arrangement or otherwise.

        "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

        "Current Year's SEC Reports" of a Person shall mean SEC Reports filed or required to be filed by such Person since December 31, 2009.

        "Delaware Secretary of State" shall have the meaning set forth in Section 2.1(b).

        "Demand Notice" shall have the meaning set forth in Section 2.10(a).

        "DGCL" shall mean the General Corporation Law of the State of Delaware.

        "Disbursing Agent" shall have the meaning set forth in Section 2.8(a).

        "Dissenting Shares" shall have the meaning set forth in Section 2.10(a).

        "Draka" shall have the meaning set forth in Section 3.24.

        "Draka Note Agreement" shall have the meaning set forth in Section 3.24.

        "Effective Time" shall have the meaning set forth in Section 2.1(b).

        "End Date" shall have the meaning set forth in Section 7.1(b)(i).

        "Environmental Law or Laws" shall mean any and all Laws pertaining to public health and welfare or the environment currently in effect, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Solid Waste Disposal Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. § 1531 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; Atomic Energy Act, 42 U.S.C. § 2014 et seq.; Nuclear Waste Policy Act, 42 U.S.C. § 10101 et seq.; and their state and local counterparts or equivalents, all as amended from time to time, and regulations issues pursuant to any of those statutes.

        "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

        "ERISA Affiliate" shall mean any entity or trade or business (whether or not incorporated), other than the Company, that together with the Company is considered under common control and is currently treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

        "Exchange Fund" shall have the meaning set forth in Section 2.8(a).

        "Expenses" shall have the meaning set forth in Section 7.3(b).

        "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time applied on a consistent basis.

        "Governmental Authority" shall mean any governmental agency or authority (including a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

        "Hazardous Materials" shall mean any substance, pollutant, contaminant, material, or waste, or combination thereof, whether solid, liquid, or gaseous in nature, subject to regulation, investigation, control, or remediation under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, 42 U.S.C. § 6901, et seq., and their state and local counterparts or equivalents, all as amended from time to time, and regulations issued pursuant to any of those statutes.

        "Intellectual Property" shall mean the following: (a) trademarks, service marks, trade names, logos, trade dress, and all registrations and applications therefor, and the good will symbolized thereby; (b) copyrights, copyright registrations and applications therefor, works of authorship in any media (including print and electronic), mask works, proprietary software and software programs, and all other rights corresponding thereto throughout the world; (c) domain names, uniform resource locators and other names and locators associated with the Internet; (d) patents and applications therefor and all reissues, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (e) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, know-how and proprietary and/or confidential information; (f) industrial designs and any registrations and applications therefor, and (g) the right to recover for damages and profits for past and future infringements and misappropriations of any part of the foregoing and the right to sue for and recover the same throughout the world.

        "Interim Period" shall have the meaning set forth in Section 5.1.

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" shall mean, (i) with respect to the Company, the actual knowledge after due inquiry of the executive officers listed in Section 1.1 of the Company's Disclosure Letter, and (ii) with respect to Parent, the actual knowledge after due inquiry of any executive officer of Parent.

        "Law" shall mean all laws, statutes, ordinances and Regulations of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

        "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

        "Material Adverse Effect" shall mean with respect to a specified Person, any fact, change, effect, event, circumstance, development or occurrence that has, or would be reasonably expected to have, a material adverse effect on the business, assets, properties, liabilities or obligations, operations, results of operations or condition (financial or otherwise) of the Person and its Subsidiaries, taken as a whole, or on the ability of the Person to perform in a timely manner its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

        "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party (except for customer purchase orders issued to the Company in the ordinary course of business for an amount not in excess of $50,000 and which are subject to the Company's standard terms and conditions of sale), or to which any of the assets or operations of the Company or any of its Subsidiaries is subject that (a) is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4) or (10) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by the Company under the Securities Act on the date of determination, or (b) is described below:

          (1)   any collective bargaining agreement or other contract with any labor union, collective bargaining representative, works council, or other form of employee representative;

          (2)   any contract, agreement or understanding limiting or restricting the freedom of the Company or any of its Subsidiaries (A) to engage in any line of business, (B) to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset, (C) to compete with any Person, or (D) to engage in any business or activity in any geographic region;

          (3)   any lease or similar agreement under which the Company or any of its Subsidiaries is the lessor of, or makes available for use by any third Person, any tangible personal property owned by the Company or any of its Subsidiaries for an annual rent in excess of $20,000, in each case;

          (4)   any contract, agreement, understanding or instrument relating to any outstanding loan or advance by the Company or any of its Subsidiaries to, or investment by the Company or any of its Subsidiaries in, any Person (excluding trade receivables and advances to employees for normally incurred business expenses each arising in the ordinary course of business consistent with past practice);

          (5)   any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year or is expected to generate net revenues to the Company or its Subsidiaries during the current fiscal year of $20,000 or more;

          (6)   any employment or consulting agreement , contract or commitment between the Company or any of its Subsidiaries and any employee, officer, director or consultant thereof that involves or could reasonably be expected to involve aggregate payments in excess of $20,000 in any twelve (12) month period;

          (7)   any contract, agreement or understanding relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of assets having a book value or fair market value in excess of $20,000, except for the disposition or the acquisition of inventory or supplies in the ordinary course of business consistent with past practice;

          (8)   contracts, agreements or understandings relating to any outstanding commitment for capital expenditures in excess of $20,000;

          (9)   contracts, agreements or understandings containing provisions applicable upon a change of control of the Company or any of its Subsidiaries;

          (10) contracts, agreements or understandings with present or former directors or officers;

          (11) confidentiality or standstill agreements with any Person that restrict the Company or any of its Subsidiaries in the use of any information or the taking of any actions that were entered into in connection with the consideration by the Company or any of its Subsidiaries of any material acquisition of assets or Equity Securities;

          (12) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit involving amounts in excess of $20,000, except for trade payables incurred in the ordinary course of business consistent with past practice;

          (13) except for contracts, agreements or understandings the subject matter of which are subject to any of the clauses (1) through (12) above, any contract, agreement or understanding involving payments by or to the Company or any of its Subsidiaries in excess of $20,000 (except for customer purchase orders issued to the Company in the ordinary course of business for an amount not in excess of $50,000 and which are subject to the Company's standard terms and conditions of sale); and

          (14) any other agreement which is material to the Company and its Subsidiaries taken as a whole.

        "Material Customer" shall have the meaning set forth in Section 3.25.

        "Material Supplier" shall have the meaning set forth in Section 3.25.

        "Merger" shall have the meaning set forth in the recitals.

        "Merger Subsidiary" shall have the meaning set forth in the opening paragraph.

        "Net Worth" shall mean the Stockholders' Equity as presented as a line item in the Company's unaudited consolidated monthly financial statements as of the end of the month prior to the month in which the Closing Date falls. The Company's unaudited consolidated monthly financial statements and Stockholders' Equity reflected therein shall, except as provided in clauses (i), (ii) and (iii) below, be prepared in conformity with GAAP using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Company's Consolidated Financial Statements, as if such statements were being prepared as of a fiscal year end. The Stockholders' Equity line item amount in the Company's unaudited consolidated monthly financial statements described above shall be certified by the Company's Chief Financial Officer as true and correct as of that date. For the purposes of calculating Net Worth under this definition, (i) the unaudited consolidated monthly financial statements shall be prepared based on the Euro/dollar exchange rate of 1.3612, (ii) all of the Company's costs and expenses related to the transactions contemplated by this Agreement, incurred since September 30, 2010, including all fees and costs payable to the Company's financial advisors, accountants, investment bankers and legal counsel, shall be excluded for purposes of such calculation provided, that, for the avoidance of doubt, fees and costs payable to the Company's financial and tax advisors, accountants, investment bankers and legal counsel, related to the filing or amending of any tax returns shall not be so excluded, and (iii) any adjustments or changes to the Company's Shareholders Equity resulting from and related to the Draka Note Agreement and the settlement thereof pursuant to Section 5.17 shall be excluded for purposes of such calculation and as a result and for the avoidance of doubt, for the purposed of this calculation, the Short Term Debt/Current Portion of Long Term Debt shall be held constant at US$ 12.329 million.

        "Option Consideration" means the excess, if any, of the Per-Share Merger Consideration over the per share exercise price of the applicable Company Stock Option immediately prior to the Effective Time.

        "Order" shall mean any judgment, order, writ, injunction, award or decree of any Court or other Governmental Authority.

        "Parent" shall have the meaning set forth in the opening paragraph.

        "Parent Approvals" shall have the meaning set forth in Section 4.3.

        "Parent Material Adverse Effect" shall mean a Material Adverse Effect on Parent.

        "Parent Plans" shall have the meaning set forth in Section 5.14(a).

        "Per-Share Merger Consideration" shall have the meaning set forth in Section 2.7(b).

        "Permitted Liens" shall mean:

          (a)   Liens associated with obligations reflected in the Company's Consolidated Balance Sheet;

          (b)   Liens for current Taxes or assessments not yet delinquent;

          (c)   Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action; and

          (d)   Liens for carriers, warehousemen, mechanics and materialmen.

        "Person" shall mean (a) an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority, or (b) any "person" for purposes of Section 13(d)(3) of the Exchange Act.

        "Proxy Statement" shall have the meaning as set forth in Section 3.23(a).

        "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the Stock Exchange.

        "Release" shall have the meaning specified in CERCLA for "release;" provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "release" that is broader than that specified in either CERCLA, such broader meaning shall apply.

        "Representatives" means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, financing sources, investment bankers, agents, advisors, controlling persons and other representatives of Parent, its Affiliates and its Subsidiaries, or the Company, its Affiliates and its Subsidiaries.

        "Required Company Vote" shall have the meaning as set forth in Section 3.4(b).

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the Regulations promulgated thereunder.

        "SEC" means the Securities and Exchange Commission.

        "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed by a specified Person with the SEC pursuant to the Securities Act or the Exchange Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

        "Shares" shall mean all of the issued and outstanding shares of Company Common Stock.

        "Standstill Agreement" shall have the meaning set forth in Section 5.3(b).

        "Stock Exchange" shall mean The Nasdaq Capital Market.

        "Stockholders Meeting" shall have the meaning set forth in Section 5.8.

        "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of or otherwise elect a majority of the Board of Directors of such corporation or other legal entity or of which the specified Person controls the management.

        "Superior Proposal" means a bona fide written Acquisition Proposal made by a third party (and that was not solicited in violation of this Agreement) to acquire all or substantially all of the outstanding voting securities of the Company or all or substantially all of the consolidated assets of the Company and its Subsidiaries, in each case pursuant to a merger, share exchange, exchange offer, tender offer, consolidation, other business combination or asset sale, on terms which the Board of Directors of the Company determines in good faith (after consultation with the Company's outside legal and financial advisors), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making such proposal, that such proposal (a) would, if consummated in accordance with its terms, be more favorable, from a financial point of view, to the holders of the Shares than the transactions contemplated by this Agreement (after taking into account any modifications to the terms of this Agreement offered by Parent and Merger Subsidiary), (b) contains conditions which are all reasonably capable of being satisfied in a timely manner, and (c) is for consideration consisting exclusively of cash and/or publicly-traded securities (and is not subject to any financing contingency, or to the extent financing for such proposal is required, that such financing is then committed and will not be a condition to the consummation of the proposed transaction as set forth in a final definitive agreement relating thereto).

        "Surviving Bylaws" shall have the meaning set forth in Section 2.4.

        "Surviving Charter" shall have the meaning set forth in Section 2.3.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1(a).

        "Tax" or "Taxes" shall mean all taxes of any kind whatsoever, including income taxes, ad valorem taxes, excise taxes, withholding taxes, social security taxes, stamp taxes, value added taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property (tangible and intangible), environmental, production/severance, unclaimed property, windfall profits, sales, use, transfers, licensing, registration, employment, capital stock, unemployment, disability, customs, duties, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof, and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

        "Tax Returns" shall have the meaning set forth in Section 3.14(a).

        "Termination Fee" shall have the meaning set forth in Section 7.3(b).

        "Voting Agreements" shall have the meaning set forth in the recitals hereto.

ARTICLE II.
THE MERGER

        2.1    The Merger.

          (a)   Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the DGCL, Merger Subsidiary shall be merged with and into the Company at the Effective Time. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the Laws of the State of Delaware, and the separate corporate existence of Merger Subsidiary shall cease.

          (b)   Subject to the provisions of this Agreement, the parties to this Agreement shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger or other appropriate document (the

  "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL. The Merger shall become effective when the Certificate of Merger has been filed with, and accepted for record by, the Delaware Secretary of State or at such later time as shall be agreed upon by Parent and the Company and specified in the Certificate of Merger (the "Effective Time").

          (c)   The Merger shall have the effects specified under the DGCL. At and as of the Effective Time, the Company shall be an indirect, wholly-owned subsidiary of Parent.

        2.2    Closing.

        The closing of the Merger (the "Closing") shall take place at a time and date to be specified by the parties, which shall be no later than the fifth (5th) Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Akin Gump Straus Hauer & Feld, LLP, One Bryant Park, New York, New York 10036, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the "Closing Date."

        2.3    Certificate of Incorporation.

        The Certificate of Incorporation of Merger Subsidiary in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation (the "Surviving Charter"), until amended as provided in the Surviving Charter or by applicable Law; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read: "The name of the corporation is Optelecom-NKF, Inc."

        2.4    Bylaws.

        The Company shall take all requisite action so that the Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation (the "Surviving Bylaws"), until amended in accordance with the Surviving Charter, the Surviving Bylaws or by applicable Law; provided, however, that all references therein to Merger Subsidiary shall be automatically amended and shall become references to the Surviving Corporation.

        2.5    Directors and Officers.

          (a)   The directors of Merger Subsidiary immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

          (b)   The officers of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

        2.6    Additional Actions.

        If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in Law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in Law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

        2.7    Conversion of Shares.

        At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities:

          (a)   each Share held immediately prior to the Effective Time by the Company or any wholly-owned Subsidiary of the Company and each issued and outstanding Share owned by Parent, Merger Subsidiary or any other wholly-owned Subsidiary of Parent shall be canceled automatically and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

          (b)   each issued and outstanding Share other than (i) Shares referred to in Section 2.7(a) and (ii) Dissenting Shares, shall be converted into the right to receive an amount in cash, without interest, equal to $2.45 (the "Per-Share Merger Consideration"). At the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Per-Share Merger Consideration, without interest; and

          (c)   each share of capital stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        2.8    Surrender and Payment.

          (a)   Prior to the Effective Time, Parent shall appoint a bank or trust company to act as disbursing agent (the "Disbursing Agent") for the payment of Per-Share Merger Consideration upon surrender of certificates representing the Shares. Parent will enter into a disbursing agent agreement with the Disbursing Agent, and at such times, and from time to time, as the Disbursing Agent requires funds to make the payments pursuant to Section 2.7(b), Parent shall deposit or cause to be deposited with the Disbursing Agent cash in an aggregate amount necessary to make the payments pursuant to Section 2.7(b) to holders of Shares (such amounts being hereinafter referred to as the "Exchange Fund"). For purposes of determining the amount to be so deposited, Parent shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. The Disbursing Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation; provided further that no loss thereon or thereof shall affect the amounts payable to holders of Shares pursuant to Section 2.7(b). Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.7(b) shall be promptly paid to Parent. Parent shall promptly replenish the Exchange Fund to the extent of any investment losses. The Exchange Fund shall not be used for any other purpose.

          (b)   Parent and the Surviving Corporation shall instruct the Disbursing Agent to mail promptly after the Effective Time to each Person who was a record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") or non-certificated Shares represented by book-entry ("Book-Entry Shares"), and whose Shares were converted into the right to receive Per-Share Merger Consideration pursuant to Section 2.7(b), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates or Book-Entry Shares to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Per-Share Merger Consideration. Upon surrender of a Certificate or transfer of a Book-Entry Share to the Disbursing Agent for cancellation, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Per-Share Merger Consideration payable in respect of that Certificate or Book-Entry Share, less any required withholding of Taxes, and such Certificate or Book-Entry Share so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates or Book-Entry Shares.

          (c)   If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Payment of the Per-Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

          (d)   Until surrendered in accordance with the provisions of this Section 2.8, each Certificate or Book-Entry Share (other than Certificates representing Shares or Book-Entry Shares owned by Parent, Merger Subsidiary or any other wholly-owned Subsidiary of Parent, Shares held by the Company or a wholly-owned Subsidiary of the Company and Dissenting Shares) shall represent for all purposes, from and after the Effective Time, only the right to receive the Per-Share Merger Consideration.

          (e)   At and after the Effective Time, there shall be no registration of transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by applicable Law. The Per-Share Merger Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates or Book-Entry Shares, as applicable. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, such Certificates or Book-Entry Shares shall represent the right to receive the Per-Share Merger Consideration as provided in this Article II. At the close of business on the day of the Effective Time, the stock ledger of the Company shall be closed.

          (f)    Any portion of the Per-Share Merger Consideration made available to the Disbursing Agent to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand by Parent. At any time more than twelve (12) months after the Effective Time, the Disbursing Agent shall upon demand of Parent deliver to Parent any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates or Book-Entry Shares (including all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of Certificates or Book-Entry Shares shall look only to the Surviving Corporation (subject to the terms of this Agreement, abandoned property, escheat and other similar Laws) as general creditors thereof with respect to any Per-Share Merger Consideration that may be payable, without interest, upon due surrender of the Certificates or Book-Entry Shares held by them. Any amounts remaining unclaimed immediately prior to such time when such amounts would otherwise escheat or become the property of any governmental unit or agency, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Subsidiary, the Company, the Surviving Corporation or the Disbursing Agent shall be liable to any holder of a Certificate or a Book-Entry Share for any Per-Share Merger Consideration delivered in respect of such Certificate or Book-Entry Share to a public official pursuant to any abandoned property, escheat or other similar Law.

        2.9    Company Stock Options and Other Payments.

          (a)   At the Effective Time, each option to acquire Shares granted under any Company Stock Plan or any other agreement (each, a "Company Stock Option") that is not fully exercisable as of the date of this Agreement will automatically become fully vested and exercisable immediately prior to the Effective Time. At the Effective Time, each Company Stock Option, without any action on the part of the Company, Parent, Merger Subsidiary or the holder of any such Company Stock Option, shall be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the Option Consideration multiplied by (ii) the aggregate number of Shares into which the applicable Company Stock Option was exercisable immediately prior to the Effective Time; provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Per-Share Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof. Any payment made pursuant to this Section 2.9(a) to the holder of any Company Stock Option shall be reduced by any income or employment Tax withholding required under (A) the Code, (B) any applicable state, local or foreign Tax Laws or (C) any other applicable Laws. To the extent that any amounts are so withheld, those amounts shall be treated as having been paid to the holder of that Company Stock Option for all purposes under this Agreement. The Company, or the Surviving Corporation, as the case may be, shall make the payments, if any, in respect of the Company Stock Options as promptly as practicable following the cancellation of such Company Stock Options as contemplated by this Section 2.9(a), but in no event later than thirty (30) days following the Effective Time. The Company shall take all requisite action so that, immediately following such payment, each Company Stock Option shall be canceled and the applicable Company Stock Plans shall be terminated.

          (b)   Immediately prior to the Effective Time (i) all outstanding restricted stock units covering Shares granted under any Company Stock Plan or any other agreement (each, a "Company RSU") shall vest in full and (ii) each holder thereof shall have the right to receive the Per-Share Merger Consideration for each Company RSU held by such holder in accordance with Section 2.7(b). Any payment made pursuant to this Section 2.9(b) to the holder of any Company RSU shall be reduced by any income or employment Tax withholding required under (i) any applicable state, local or foreign Tax Laws or (ii) any other applicable Laws. The Company shall take all requisite action so that, immediately following such payment, each Company RSU shall be canceled and the applicable Company Stock Plans shall be terminated.

          (c)   As soon as practicable following the date of this Agreement, the Company shall take such action as may be necessary so that no new contributions shall be accepted by, or made to, the Company's Employee Stock Purchase Plan, and any cash remaining in participants' accounts after the date such action is taken will be distributed to participants, and the Company's Employee Stock Purchase Plan will be terminated effective as of the Effective Date.

        2.10    Dissenting Shares.

          (a)   Notwithstanding anything in this Agreement to the contrary, issued and outstanding Shares that are held by any record holder who (i) is entitled to demand and who has made written demand upon the Company for the purchase of such Shares and payment in cash of the "fair market value" thereof in the manner prescribed by Section 262 of the DGCL (the "Demand Notice") and (ii) has perfected such holder's rights in accordance with Section 262 of the DGCL, shall be deemed a "Dissenting Share".

          (b)   Notwithstanding any to the contrary herein, if a holder of Dissenting Shares shall have failed to perfect or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under the DGCL, or a court of competent jurisdiction determines that such holder is not entitled to relief under Section 262 of the DGCL, then such holder shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Per-Share Merger Consideration, without interest. Notwithstanding anything to the contrary contained in this Section 2.10, if the Merger is terminated, rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares shall cease. The Surviving Corporation shall comply with all of its obligations under the DGCL with respect to holders of Dissenting Shares.

          (c)   The Company shall give Parent (i) prompt notice of any Demand Notices received by the Company for appraisal, any withdrawals of such Demand Notices received by the Company and any other related instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to direct and participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or negotiate, offer to settle or settle any such demands. The parties hereto agree that they will not, and this Agreement does not, confer or seek to confer upon any holder of Shares any dissenters rights or appraisal rights greater than those provided by Section 262 of the DGCL or otherwise expand or seek to expand the rights provided by Section 262 of the DGCL.

        2.11    Adjustments.

        If during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur, including by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of Shares, or any stock dividend thereon with a record date during such period, the Per-Share Merger Consideration and any other amounts payable pursuant to this Agreement, as the case may be, shall be appropriately adjusted to reflect such change.

        2.12    Withholding Rights.

        Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold, or cause the Disbursing Agent to deduct and withhold, from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

        2.13    Lost Certificates.

        If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Disbursing Agent will pay, in exchange for such affidavit claiming such Certificate is lost, stolen or destroyed, the Per-Share Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article II.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the Company's Disclosure Letter, the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

        3.1    Organization and Qualification; Subsidiaries

          (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of the Company's Subsidiaries is duly incorporated or formed, as the case may be, validly existing and in good standing under the Laws of the jurisdiction of its organization. The Company and each of its Subsidiaries has the requisite corporate power or other entity authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Section 3.1(b) of the Company's Disclosure Letter sets forth a complete and accurate list of all of the Company's Subsidiaries as of the date hereof, the jurisdiction of incorporation of each such Subsidiary, and the Company's direct or indirect equity interest therein. Except as so listed or set forth in Section 3.1(b) of the Company's Disclosure Letter, none of the Company or any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated. None of the Company or any of its Subsidiaries has at any time since January 1, 2005, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other Person.

        3.2    Certificate of Incorporation and Bylaws.

        The Company has heretofore provided or made available to Parent or Merger Subsidiary a complete and correct copy of the Certificate of Incorporation and the Bylaws of the Company and the comparable organizational documents of each of its Subsidiaries, each as amended to the date hereof.

        3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 15,000,000 Shares, of which as of the close of business on November 9, 2010, (A) 3,755,996 shares were issued and outstanding (including 49,837 Company RSUs) and (B) 162,672 were issued and held in the treasury of the Company. Since November 9, 2010, no Equity Securities of the Company have been issued by the Company, except Shares issued upon exercise of outstanding Company Stock Options.

          (b)   As of November 9, 2010, there were (i) outstanding Company Stock Options permitting the holders thereof to purchase 255,215 Shares, (ii) 706,674 shares reserved in respect of the Company Stock Plans and (iii) 49,837 Company RSUs. Except as set forth in Section 3.3(b) of the Company's Disclosure Letter, each of the outstanding Equity Securities of the Company is, and each such Equity Security issuable upon the exercise of Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and has not been, or will not be, issued in violation of (nor are any of the authorized Equity Securities of the Company subject to) any pre-emptive or similar rights. Except as set forth in Section 3.3(a) above, this Section 3.3(b) or in Section 3.3(b) of the Company's Disclosure Letter, no Equity Securities of the Company are reserved for issuance. Except as set forth in this Section 3.3(b) or in Section 3.3(b) of the Company's Disclosure Letter, there are no (i) outstanding securities, options or warrants, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the Equity Securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, issue, deliver or sell, or cause to be granted, issued, delivered or sold, any Equity Securities of the Company or any of its Subsidiaries or (ii) stock appreciation rights or similar derivative securities or rights of the Company or any of its Subsidiaries or any obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities of the Company or any of its Subsidiaries. Except as set forth in Section 3.3(b) of the Company's Disclosure Letter, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries. Except as described in Section 3.3(b) of the Company's Disclosure Letter, none of the Company nor any of its Subsidiaries directly or indirectly owns, has agreed to purchase or otherwise acquire or holds any interest convertible into or exchangeable or exercisable for, any Equity Securities of any Person (other than the Subsidiaries of the Company).

          (c)   Section 3.3(c) of the Company's Disclosure Letter sets forth as of November 9, 2010 a complete and accurate list of all holders of outstanding Company Stock Options and Company RSUs, indicating with respect to each Company Stock Option and Company RSU, (1) the number of shares of Company Common Stock subject to such Company Stock Options or Company RSUs, (2) the exercise price, if applicable, date of grant and expiration date of such Company Stock Options and Company RSUs, (3) any acceleration provisions or milestones/vesting dates applicable to such Company Stock Options or Company RSUs and (4) whether the exercisability of such Company Stock Options or Company RSUs will be accelerated in any way by the transactions contemplated by this Agreement (and if so, under which Company Stock Plan, if applicable, and to what extent).

          (d)   Except as set forth in Section 3.3(d) of the Company's Disclosure Letter, all the issued and outstanding shares of Equity Securities of each Subsidiary of the Company, (i) have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any pre-emptive or similar rights and (ii) are owned by the Company or one of its Subsidiaries free and clear of all Liens.

          (e)   Except as set forth in Section 3.3(e) of the Company's Disclosure Letter, there are no voting trusts, proxies or similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any Equity Securities of the Company or any of its Subsidiaries.

          (f)    Except for Company Stock Options or Company RSUs, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holder of which has the right to vote or which are convertible into, or exchangeable for, securities having the right to vote with the stockholders of the Company on any matter.

        3.4    Authorization.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to any required approval of this Agreement and the Merger by the Required Company Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement and the Merger by the Required Company Vote and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditor's rights generally or by legal principles of general applicability governing the availability of equitable remedies.

          (b)   The Board of Directors of the Company, at a meeting duly called and held on November 10, 2010 has by unanimous approval of all directors determined that this Agreement and the Merger are fair to, advisable and in the best interest of the Company's stockholders and resolved to recommend that the holders of Shares approve and adopt this Agreement and the Merger. The affirmative vote of the holders of at least a majority of the issued and outstanding Shares to approve and adopt this Agreement and the Merger (the "Required Company Vote") is the only vote of holders of Shares or other securities (equity or otherwise) of the Company necessary to consummate the Merger.

        3.5    Approvals.

        The execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby will not, require the Company or any of its Subsidiaries to obtain any Authorization or other approval of or from, or to make any filing with or notification to, any Governmental Authority or third Person, except (a) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws and the filing and recordation of the Certificate of Merger as required by the DGCL, (b) as set forth in Section 3.5 of the Company's Disclosure Letter, (c) the applicable requirements of the Stock Exchange, (d) approval of this Agreement and the Merger by the Required Company Vote and (e) such other consents, approvals, authorizations, permits, actions, filings or notifications, the failure of which to be made or obtained, individually or in the aggregate, would not be expected to have a Company Material Adverse Effect (collectively, the "Company Approvals").

        3.6    No Violation.

        Assuming that the Authorizations, approvals, filings and notifications described in Section 3.5 have been obtained or made, except as set forth in Section 3.6 of the Company's Disclosure Letter, the execution and delivery by the Company of this Agreement does not and consummation of the transactions contemplated by this Agreement will not (a) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, (i) any Law, Regulation or Order applicable to the Company or any of its Subsidiaries, (ii) the Certificate of Incorporation or Bylaws of the Company or (iii) the organizational documents of the Company's Subsidiaries or (b) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of, or require a payment under, or result in the loss of any benefit under, or in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets is bound, except in the case of matters described in clauses (a)(i) and (b) of this Section 3.6 that, individually or in the aggregate, would not have a Company Material Adverse Effect.

        3.7    Reports.

          (a)   Since January 1, 2008, the Company and its Subsidiaries have timely filed or furnished all Company SEC Reports required to be filed or furnished with the SEC. The Company SEC Reports filed or furnished since January 1, 2008 and on or prior to the date of this Agreement, giving effect to any amendments or supplements thereto filed prior to the date hereof, (i) complied in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and (ii) did not at the time they were filed (or if amended or supplemented, at the date of such amendment of supplement), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The Company's Consolidated Financial Statements (i) comply as to form in all material respects with the then applicable published Regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in GAAP, (B) as may be indicated in the notes thereto and (C) in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and (ii) fairly presented, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments as permitted by GAAP and Regulations of the SEC).

          (c)   Except as set forth in Section 3.7(c) of the Company's Disclosure Letter, the Company and its Subsidiaries have no liabilities or obligations (whether absolute, accrued or contingent) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto), except for liabilities or obligations (i) reflected or reserved against in the Company's Consolidated Balance Sheet, (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2009 or (iii) arising out of this Agreement.

          (d)   The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Company's Board of Directors (i) all significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the Knowledge of the Company, such disclosure controls and procedures are effective in alerting in a timely fashion the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

          (e)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and

  (iv) the recorded accountability for physical assets is compared with the existing physical assets at reasonable intervals and appropriate actions are taken with respect to any differences.

          (f)    Since January 1, 2008, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim seeking fines, penalties, damages or judicial or administrative redress, whether written or oral, regarding questionable accounting or auditing practices, procedures or methodologies of the Company or any of its Subsidiaries or their respective internal accounting controls and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of United States federal or state securities Laws, material breach of fiduciary duty arising under United States federal or state Law, or similar material violation of any United States federal or state Law by the Company or any of its officers, directors, employees or agents to the Company's Board of Directors or any committee thereof or to any director or officer of the Company.

          (g)   Except as set forth in Section 3.7(g) of the Company's Disclosure Letter, there are no related party transactions or off-balance sheet structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the Company's SEC Reports.

          (h)   Except as set forth in Section 3.7(h) of the Company's Disclosure Letter, since January 1, 2008 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of their SEC Reports (including the financial statements included therein) or any registration statement filed by any of them with the SEC or any notice from the SEC or other Governmental Authority that such SEC Reports (including the financial statements included therein) or registration statements are being reviewed or investigated, and to the Knowledge of the Company, there is not, as of the date of this Agreement, any investigation or review being conducted by the SEC or any other Governmental Authority of any SEC Reports (including the financial statements estimates included therein) or registration statements of the Company or any of its Subsidiaries.

        3.8    Absence of Certain Changes.

          (a)   Since December 31, 2009, there has not been any Company Material Adverse Effect.

          (b)   Except as set forth in Section 3.8(b) of the Company's Disclosure Letter, since December 31, 2009, each of the Company and its Subsidiaries has operated its business in all material respects in the ordinary course consistent with past practices and has not taken any action that would constitute breach of, or require Parent's consent under, Section 5.2.

          (c)   Except as set forth in Section 3.8(c) of the Company's Disclosure Letter, since December 31, 2009, there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, other than repurchases of Company Common Stock in accordance with the Company Stock Plans.

        3.9    Certain Business Practices.

        To the Knowledge of the Company, since January 1, 2008, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

        3.10    Certain Obligations.

        Except for those listed in Section 3.10 of the Company's Disclosure Letter, as of the date hereof, there are no Material Contracts. The Company has provided or made available to Parent a true and correct copy of each Material Contract listed in Section 3.10 of the Company's Disclosure Letter. Except as set forth in Section 3.10 of the Company's Disclosure, with respect to each Material Contract to which the Company or any of its Subsidiaries is a party, (i) such Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries is in breach or default thereof as of the date of this Agreement, nor has the Company or any of its Subsidiaries received notice that it is in breach of or default thereof; and (iii) no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default thereof by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto or would permit termination, modification, or acceleration thereof by any other party thereto.

        3.11    Authorizations; Compliance.

          (a)   Except for the failure to obtain or maintain Authorizations that, individually or in the aggregate, would not have a Company Material Adverse Effect (i) the Company and each of its Subsidiaries has obtained all Authorizations that are necessary to own, lease and operate its properties and to carry on its businesses as currently conducted, (ii) such Authorizations are in full force and effect and will remain in full force and effect after the consummation of the Merger and there are no existing violations thereof or defaults thereunder and (iii) there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding, and no event has occurred that has resulted in or after notice or lapse of time, or both, could reasonably be expected to result in, suspension, revocation or cancellation of any such Authorizations.

          (b)   Except as set forth in Section 3.11(b) of the Company's Disclosure Letter, the Company and its Subsidiaries have been since January 1, 2007 and are in compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as set forth in Section 3.11(b) of the Company's Disclosure Letter, none of the Company nor any of its Subsidiaries has been notified by any Governmental Authority regarding possible non-compliance, defaults or violations of Laws or Orders, except any such possible non-compliance, defaults or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect.

        3.12    Litigation.

        There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending against or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or to the Knowledge of the Company, against any present or former officer or director of the Company or any of its Subsidiaries or other Person for which the Company or any Subsidiary may be liable or to which any of their respective properties, assets or rights are reasonably likely to be subject before any Governmental Authority, except actions, suits, investigations or proceedings that are disclosed in the Company Current Year's SEC Reports filed prior to the date hereof or that are set forth in Section 3.12 of the Company's Disclosure Letter. None of the Company or any of its Subsidiaries is subject to any Order, whether temporary, preliminary or permanent.

        3.13    Employee Benefit Plans.

          (a)   Each Company Benefit Plan is listed in Section 3.13 of the Company's Disclosure Letter. True and correct copies of each of the following, to the extent applicable, have been delivered or made available to the Parent with respect to each Company Benefit Plan: (i) the most recent annual or other report filed with the relevant Governmental Authority, (ii) the plan document (including all amendments thereto), (iii) the trust agreement (including all amendments thereto), (iv) the most recent summary plan description, (v) the most recent actuarial report or valuation, and (vi) the most recent determination letter, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code.

          (b)   Except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, (i) each Company Benefit Plan has been administered in accordance with its terms and the requirements prescribed by statutes, rules and Regulations (including ERISA and the Code), and the Company, each Subsidiary of the Company and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no Knowledge of any default or violation by any other party to, any of the Company Benefit Plans, (ii) all contributions required to be made by the Company, any Subsidiary of the Company or any ERISA Affiliate to any Company Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year, (iii) with respect to each Company Benefit Plan intended to include a Section 401(k) of the Code arrangement, the Company and each Subsidiary of the Company and each ERISA Affiliate have at all times made timely deposits of employee salary reduction contributions and participant loan repayments and (iv) there has been no "prohibited transaction" (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan that is not exempt under Section 408 of ERISA which has not been corrected and as to which any unsatisfied penalties and excise Taxes are reasonably likely to exist.

          (c)   (i) No Company Benefit Plan is, or was ever, subject to Title IV of ERISA and (ii) neither the Company, any Subsidiary of the Company nor any Company Benefit Plan promises or provides retiree medical or other post-employment welfare benefits to any Person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or any other applicable Law.

          (d)   No suit, administrative proceeding, action (other than routine benefit claims in the ordinary course of business) or other litigation has been brought, or to the Knowledge of the Company or any Subsidiary of the Company, is threatened, against the Company or any Subsidiary of the Company in connection with or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

          (e)   Except as set forth in Section 3.13(e) of the Company's Disclosure Letter, none of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due from the Company or any Subsidiary of the Company to any Person other than accrued payments, (ii) materially increase or otherwise enhance any benefits otherwise payable by the Company or any Subsidiary of the Company, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person from the Company or any Subsidiary of the Company, (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Subsidiary of the Company to any Person, or (vi) could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

          (f)    Section 3.13(f) of the Company's Disclosure Letter lists each Company Benefit Plan that grants any compensation, equity award or bonus that could be deemed deferred compensation within the meaning of Section 409A of the Code, and each such Company Benefit Plan is in compliance with Section 409A of the Code and any guidance issued thereunder as of the date of this Agreement.

          (g)   (i) Each of the Company and each Subsidiary of the Company is in compliance with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices except for such noncompliance that would not have a Company Material Adverse Effect, (ii) the Company and each Subsidiary of the Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants in accordance with applicable Law, (iii) neither the Company nor any Subsidiary of the Company is liable for any delinquent payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice), and (iv) there are no controversies pending or, to the Knowledge of the Company, threatened, between the Company or any Subsidiary of the Company and any of their respective employees, which controversies have or would result in a Company Material Adverse Effect.

          (h)   Except as set forth in Section 3.13(h) of the Company's Disclosure Letter, neither the Company nor any Subsidiary of the Company is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by the Company or any Subsidiary of the Company and neither the Company nor any Subsidiary of the Company has any duty to bargain with any labor organization. There is no labor dispute, strike or work stoppage against the Company or any Subsidiary of the Company pending or, to the Knowledge of the Company, threatened that may materially interfere with the respective business activities of the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company, nor to the Knowledge of the Company, any of their respective Representatives or employees has been found in the past year to have committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any Subsidiary of the Company, and there is no charge or complaint against the Company or any Subsidiary of the Company by the National Labor Relations Board or any comparable Governmental Authority pending or, to the Knowledge of the Company, threatened.

        3.14    Taxes.

          (a)   Except for such matters as are set forth in Section 3.14(a) of the Company's Disclosure Letter, (i) all material returns and reports of or with respect to any Tax ("Tax Returns") required to be filed by or with respect to any of the Company and its Subsidiaries have been duly and timely filed, (ii) all such Tax Returns were correct and complete in all respects and were prepared in substantial compliance with the applicable laws and regulations in each required jurisdiction, (iii) all material Taxes owed by any of the Company and its Subsidiaries which are or have become due have been timely paid in full, (iv) no material penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, (v) all Tax withholding and deposit requirements imposed on or with respect to any of the Company and its Subsidiaries have been satisfied in full in all material respects, (vi) there are no mortgages, pledges, liens, encumbrances, charges or other security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (other than for Taxes not yet due and payable) and (vii) all material Tax liabilities, to the extent not yet due and payable, have been accrued on the Company's Consolidated Financial Statements.

          (b)   Except as set forth in Section 3.14(b) of the Company's Disclosure Letter, there is no material claim against the Company or any of its Subsidiaries for Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed by a Governmental Authority, or, to the Knowledge of the Company, threatened by any agent of a Governmental Authority with respect to any Tax Return of or with respect to any of the Company and its Subsidiaries.

          (c)   To the Knowledge of the Company, no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

          (d)   Except as set forth in Section 3.14(d) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company or any of its Subsidiaries.

          (e)   Neither the Company nor any of its Subsidiaries have entered into any Tax allocation, sharing or indemnity agreement under which the Company or its Subsidiaries could become liable to another Person (other than the Company or its Subsidiaries) as a result of the imposition of Tax upon such Person, or the assessment or collection of Tax.

          (f)    Except as set forth in Section 3.14(f) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1297 of the Code).

          (g)   Except as set forth in Section 3.14(g) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return (other than the Company and its Subsidiaries) or (ii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under United States Treasury Regulations by reason of being a member of a group of entities filing a consolidated, combined or unified Tax Return (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (h)   Neither the Company nor any of its Subsidiaries has been a party to a distribution of stock pursuant to Section 355 of the Code during the two-year period preceding the date hereof as either a distributing corporation or a controlled corporation, as those terms are defined in Section 355(a) of the Code.

          (i)    True and correct copies of all material Tax Returns filed by the Company or any of its Subsidiaries for any period that is considered open for assessment under applicable Tax Laws have been provided or made available to the Parent.

          (j)    All Tax basis in assets, net operating loss, net capital loss, Tax credits and other Tax attributes available to reduce the future Taxes of the Company or any of its Subsidiaries, and the appropriate classification of such Tax basis in assets, net operating loss, net capital loss, Tax credits and other Tax attributes are fully and accurately disclosed in Section 3.14(j) of the Company's Disclosure Letter.

          (k)   Neither the Company, nor any of its Subsidiaries, has any pending claims for refund of any Tax in any jurisdiction that the Company is required to file Tax Returns.

          (l)    Except as set forth in Section 3.14(l) of the Company's Disclosure Letter, to the Knowledge of the Company, there are no pending Tax audits, assessments, or proceedings in respect of or affecting the business or assets of the Company or any of its Subsidiaries.

          (m)  Except as set forth in Section 3.14(m) of the Company's Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has entered into any closing agreement with any Governmental Authority with respect to Tax matters relating to the Company or any of its Subsidiaries or any of their assets or business operations.

          (n)   Except as set forth in Section 3.14(n) of the Company's Disclosure Letter, to the Knowledge of the Company, since January 1, 2008, neither the Company nor any of its Subsidiaries have requested or received approval to make, nor agreed to change, any Tax reporting practices, including any accounting methods.

          (o)   Neither the Company, nor any of its Subsidiaries, has made any request of a Government Authority for any ruling with regard to Taxes, which ruling, if issued, would be binding on the Company or any of its Subsidiaries.

          (p)   To the Knowledge of the Company, each of the Company and its Subsidiaries has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

          (q)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any transaction that constitutes a "reportable transaction," as defined in Section 1.6001-4(b)(1) of the Treasury Regulations.

          (r)   There is no taxable income of the Company or any of the Subsidiaries that will be required under applicable Tax Law to be reported by Parent, any of its Affiliates, the Company or any of the Subsidiaries of Parent or the Company, for a taxable period ending after the Effective Time which taxable income was realized (and reflects economic income arising) prior to the Effective Time.

        3.15    Environmental Matters.

        Except for matters that, individually or in the aggregate, would not be expected to result in a Company Material Adverse Effect or as set forth in Section 3.15 of the Company's Disclosure Letter:

          (a)   The Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws.

          (b)   The Company and its Subsidiaries and the properties, operations and activities of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, investigation, suit or proceeding by any third party, including any Governmental Authority, under any Environmental Law.

          (c)   All Authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the occupation of the properties or operation of the business of the Company or its Subsidiaries have been obtained or filed (and all renewals thereof have been timely applied for) and are valid and currently in full force and effect, free from violation, and the Merger will not adversely affect them. A list of all such Authorizations is set forth in Section 3.15(c) of the Company's Disclosure Letter.

          (d)   There has been no Release of any Hazardous Materials into the environment by the Company or its Subsidiaries (and, to the Knowledge of the Company, no property or facility owned or operated by the Company or its Subsidiaries is contaminated by any such substance). Neither the Company nor any of its Subsidiaries has treated, recycled, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including any Hazardous Materials, or owned or operated any property or facility (and, to the Knowledge of the Company, no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any damages, including any damages for response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended; the Solid Waste Disposal Act, 42 U.S.C. § 6901, et seq., as amended; or any other Environmental Law.

          (e)   Except as listed in Section 3.15(e) of the Company's Disclosure Letter, none of the following exists at any property or facility currently or, to the Knowledge of the Company, previously owned or operated (whether by fee interest, leasehold interest, or otherwise) by the Company or its Subsidiaries: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

          (f)    The Merger will not result in any liabilities for site investigation or cleanup, or require the consent of any Person, pursuant to any Environmental Law, including any so-called "transaction-triggered" or "responsible property transfer" requirements.

          (g)   Neither the Company nor its Subsidiaries have, either expressly or by operation of Law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

          (h)   No facts, events or conditions relating to the past or present properties or operations of the Company or its Subsidiaries will prevent, hinder or limit continued compliance with Environmental Laws or give rise to any damages or any other liabilities under Environmental Laws.

          (i)    The Company has made available to Parent all material environmental investigations, assessments, audits, analyses or other reports in its possession or control relating to real property owned or operated by the Company or its Subsidiaries.

        The representations and warranties made pursuant to this Section 3.15 are the exclusive representations and warranties by the Company or any of its Subsidiaries relating to environmental matters, compliance with or liability under Environmental Laws or Hazardous Materials.

        3.16    Insurance.

        The Company and each of its Subsidiaries maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of the Company and its Subsidiaries. Section 3.16(a) of the Company's Disclosure Letter lists all policies of insurance and bonds and all self insurance programs and arrangements of the Company or any of its Subsidiaries that are currently in effect, true, correct and complete copies of which have been provided or made available to Parent. Section 3.16(b) of the Company's Disclosure Letter identifies each material insurance claim made by the Company or its Subsidiaries since January 1, 2007 that has not been paid to the satisfaction of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company and each of its Subsidiaries is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect. Since January 1, 2007, neither the Company nor any of its Subsidiaries has received any written notice or other communication regarding any (a) cancellation of any insurance policy or bond that has not been renewed in the ordinary course without any lapse in coverage, (b) invalidation of any insurance policy or bond, (c) refusal of any coverage, limitation in coverage or rejection of any material claim under any insurance policy or bond, or (d) material adjustment in the amount of the premiums payable with respect to any insurance policy or bond. No such policy or bond will terminate or lapse by reason of the transactions contemplated by this Agreement.

        3.17    Intellectual Property.

        The Company or its Subsidiaries own, or are licensed or otherwise have the right to use, Intellectual Property currently used in the conduct of the business of the Company and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Company Material Adverse Effect. No Person has notified either the Company or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any Person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of the Company and its Subsidiaries that could have a Company Material Adverse Effect, and, to the Knowledge of the Company, no Person is infringing on any right of the Company or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to the Knowledge of the Company, threatened alleging that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property that, individually or in the aggregate, would give rise to a Company Material Adverse Effect.

        3.18    Properties.

          (a)   Neither the Company nor any of its Subsidiaries owns any real property.

          (b)   Section 3.18(b) of the Company's Disclosure Letter sets forth a complete and accurate list of all real properties leased, subleased or licensed by the Company or any of its Subsidiaries. The Company and its Subsidiaries have a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used or held for use by them and material to the conduct of their respective businesses as such businesses are now being conducted, except for defects in leasehold interests that would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company's nor any of its Subsidiaries' leasehold interest in any such property is subject to any Lien, except for Permitted Liens.

          (c)   The Company and its Subsidiaries have good title to, or in the case of leased property and assets, valid leasehold interests in, all of their tangible personal properties and assets, used or held for use in their respective businesses, and such properties and assets, are free and clear of any Liens, except for Permitted Liens or those Liens as are set forth in Section 3.18(b) of the Company's Disclosure Letter and except where the failure to have such title or leasehold interest would not, individually or in the aggregate, have a Company Material Adverse Effect.

        3.19    Anti-Takeover Plan; State Takeover Statutes.

        Prior to the execution of this Agreement, the Board of Directors of the Company has taken all necessary action to cause the execution of this Agreement and the transactions contemplated hereby and thereby to be exempt from or not subject to the restrictions of Section 203 of the DGCL and any other state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares. To the Company's Knowledge, and after giving effect to the actions of the Company's Board of Directors described above, no "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover Laws and Regulations applies or purports to apply to the Merger, this Agreement, or any of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, device or arrangement and the Board of Directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement.

        3.20    Interested Party Transactions.

        Except for employment contracts filed or incorporated by reference as an exhibit to a SEC Report filed prior to the date hereof or Company Benefit Plans, Section 3.20 of the Company's Disclosure Letter sets forth a correct and complete list of the contracts or arrangements that are in existence as of the date of this Agreement under which any of the Company or its Subsidiaries has any existing or future liabilities between any of the Company or its Subsidiaries, on the one hand, and, on the other hand, any (a) present officer or director of any of the Company or its Subsidiaries, any Person that has served as such an officer or director within the past two (2) years, or any of such officer's or director's immediate family members, (b) record or beneficial owner of more than 5% of the Company Common Stock as of the date hereof, or (c) to the Knowledge of the Company, any Affiliate of any such officer, director or owner (other than the Company or its Subsidiaries) (each an "Affiliate Transaction"). The Company has provided or made available to Parent correct and complete copies of each such contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.

        3.21    Brokers.

        No broker, finder or investment banker (other than Seale Capital, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the date of this Agreement, the Company has provided to the Parent a complete and correct copy of all agreements between the Company and such parties relating to the transactions contemplated by this Agreement.

        3.22    Opinion of Financial Advisor.

        The Board of Directors of the Company has received the opinion of Seale Capital, Inc. to the effect that, as of the date of such opinion, the Per-Share Merger Consideration to be received by the holders of Company Common Stock (other than Parent, Merger Subsidiary and their respective Affiliates) in the Merger is fair, from a financial point of view, to such holders. The Company will provide, solely for informational purposes, a written copy of such opinion to the Parent after receipt thereof by the Company.

        3.23    Proxy Statement.

          (a)   Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including the proxy statement of the Company (the "Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 3.23(a) do not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company by Parent specifically for use therein.

          (b)   (i) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on approval and adoption of this Agreement and the consummation of the Merger, and (ii) any Company Disclosure Documents (other than the Proxy Statement), at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.23(b) do not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company by Parent specifically for use therein.

        3.24    Draka Note Agreement.

        The Company has received and entered into, and furnished to Parent, an executed agreement with Draka Holding, N.V. ("Draka"), dated November 10, 2010 (the "Draka Note Agreement"), a complete and correct copy of which is attached as Section 3.24 of the Company's Disclosure Letter, relating to the discounted settlement of the Amended and Restated Promissory Note, dated March 5, 2010, between Draka and the Company.

        3.25    Customers and Suppliers.

        Section 3.25 of the Company's Disclosure Letter lists each customer of the Company or any of its Subsidiaries that constituted one of the Company's ten (10) largest customers based upon consolidated revenues in the fiscal year ended December 31, 2009 (each, a "Material Customer"). Except as set forth in Section 3.25 of the Company's Disclosure Letter, (i) from December 31, 2009 to the date hereof no Material Customer has terminated, rescinded or repudiated any Material Contract prior to the anticipated end of the engagement contemplated by such Material Contract or (ii) as of the date of this Agreement, no Material Customer has indicated that it is their intention to stop or decrease the rate of buying materials, products or services from the Company or any of its Subsidiaries or otherwise reduce or detrimentally alter their business or relationship with the Company or any of its Subsidiaries, other than in the ordinary course of business. Section 3.25 of the Company's Disclosure Letter lists each supplier of the Company, or of any of its Subsidiaries, that constituted one of the Company's ten (10) largest suppliers in the fiscal year ended December 31, 2009 (each a "Material Supplier"). Except as set forth in Section 3.25 of the Company's Disclosure Letter, (i) from December 31, 2009 to the date hereof no Material Supplier has terminated, rescinded or repudiated any Material Contract prior to the anticipated end of the engagement contemplated by such Material Contract or (ii) as of the date of this Agreement, no Material Supplier has indicated that it is their intention to stop or decrease the rate of supplying materials, products or services to the Company or any of its Subsidiaries or otherwise reduce or detrimentally alter their business or relationship with the Company or any of its Subsidiaries, other than in the ordinary course of business other than customary decreases effected in the ordinary course of business of such Material Supplier.

        3.26    Books and Records.

        Except as disclosed in Section 3.26 of the Company's Disclosure Letter, the minute books and other similar records of the Company and each of its Subsidiaries as made available to Parent prior to the execution of this Agreement (a) are under the exclusive ownership and direct control of the Company or the Subsidiary of the Company to which such books and records pertain, and are located at the principal offices of the Company or such Subsidiary (if different than the principal offices of the Company) and (b) contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and each of its Subsidiaries. The stock transfer ledgers and other similar records of each of the Company's Subsidiaries as made available to Parent prior to the execution of this Agreement accurately reflect all record transfers after March 1, 2005, and prior to the execution of this Agreement in the capital stock of each of the Company's Subsidiaries. All documents which should have been delivered by any of the Company and its Subsidiaries to the relevant registrar of companies in the respective jurisdictions have been properly so delivered.

        3.27    Product and Service Warranties.

        Copies of the standard terms and conditions for products sold by the Company or any of its Subsidiaries have been delivered or otherwise made available to Parent. Except as disclosed in Section 3.27 of the Company's Disclosure Letter, none of the Company or any of its Subsidiaries has made any other written warranties relating to its products or services that would increase their respective warranty obligations. There are no material pending claims against the Company or any of its Subsidiaries on account of product or services warranties or with respect to the sale of defective or inferior products.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

        Each of Parent and Merger Subsidiary hereby represents and warrants to the Company that:

        4.1    Organization.

          (a)   Parent is a corporation, duly organized and validly existing and in good standing under the Laws of the Netherlands, and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted and is qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing would not have a Parent Material Adverse Effect. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Merger Subsidiary has not engaged and will not engage in any activities other than in connection with or as contemplated by this Agreement and the transactions contemplated hereby. Parent indirectly owns all of the outstanding Equity Securities of Merger Subsidiary.

        4.2    Authorization of Agreement.

          (a)   Each of the Parent and Merger Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Subsidiary and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, respectively, and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other Laws affecting creditor's rights generally or by legal principles of general applicability governing availability of equitable remedies.

          (b)   Each of the Board of Directors of Parent and Merger Subsidiary has by unanimous approval of all directors present determined that this Agreement and the Merger are advisable and in the best interest of Parent's and Merger Subsidiary's equityholders, respectively. No vote of the holders of any Equity Securities or other securities (equity or otherwise) of the Parent is necessary to consummate the Merger.

        4.3    Approvals.

        The execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby will not, require Parent or any of its Subsidiaries to obtain any Authorization or other approval of or from, or to make any filing with or notification to any Governmental Authority or third Person, except (a) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws and the filing and recordation of the Certificate of Merger as required by the DGCL, and (b) where the failure to obtain such Authorizations, or make such filings or notifications, would not, individually or in the aggregate, have a Parent Material Adverse Effect (collectively, the "Parent Approvals").

        4.4    No Violation.

        Assuming that the Authorizations, filings and notifications described in Section 4.3 have been obtained or made, the execution and delivery by Parent or Merger Subsidiary of this Agreement does not and consummation of the transactions contemplated by this Agreement will not (a) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under (i) any Law, Regulation or Order applicable to Parent or Merger Subsidiary or any of their respective Subsidiaries, (ii) the organizational documents of Parent or (iii) the organizational documents of Parent's Subsidiaries, or (b) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of, or require a payment under, or result in the loss of any benefit under, or in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, contract or agreement to which Parent or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets is bound, except in the case of matters described in clauses (a)(i) and (b) that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

        4.5    Financing.

        Parent and Merger Subsidiary have as of the date hereof and will have immediately prior to the Effective Time and immediately prior to the consummation of the Merger sufficient funds from cash on hand and available under existing commercial financing arrangements and lines of credit to enable it to consummate the Merger on the terms contemplated by this Agreement and the Draka Note Agreement.

        4.6    Information Supplied.

        None of the information supplied or to be supplied by Parent for inclusion in the Proxy Statement at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.6 do not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to Parent by the Company specifically for use therein.

        4.7    Ownership.

        Neither Parent nor any of its Subsidiaries own any Shares.

        4.8    Brokers.

        No broker, finder or investment banker (other than ING Financial Markets LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

ARTICLE V.
COVENANTS

        5.1    Affirmative Covenants.

        From and after the date hereof and until the Effective Time (the "Interim Period") and except (a) as may be otherwise required by applicable Law, (b) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (c) as expressly contemplated or permitted by this Agreement or (d) as disclosed in Section 5.1 of the Company's Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in all material respects in the ordinary course consistent with past practices, (ii) use reasonable best efforts to maintain and preserve intact its business organization, insurance coverage and advantageous business relationships and to retain the services of its key officers and key employees in each case, in all material respects, (iii) pay all of its liabilities and Taxes in a timely manner within the applicable laws and regulations in each required jurisdiction, subject to good faith disputes over such liabilities or Taxes, (iv) pay or perform its other material obligations as paid or performed in the ordinary course of business consistent with past practices, (v) keep Parent fully informed of material developments in, and give Parent the opportunity to participate in and consult with respect to (but not conduct) the defense or settlement of, any litigation to which the Company is a party and (vi) take no action which would materially adversely affect or materially delay the ability of any of the parties hereto from performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 5.2.

        5.2    Negative Covenants.

        The Company covenants and agrees that during the Interim Period, except as expressly set forth in Section 5.2 of the Company's Disclosure Letter, as expressly contemplated by this Agreement or as otherwise consented to in writing by Parent (which shall not be unreasonably withheld, delayed or conditioned), it will not do, and will not permit any of its Subsidiaries to do, any of the following:

          (a)   (i) increase the compensation payable to or to become payable to or grant any bonuses to any former or present director, officer, employee or consultant, except for increases to employees that are not officers or directors as required by Law or contract, (ii) enter into or amend any employment, severance, termination or similar agreement or arrangement with any director, officer, employee or consultant, (iii) establish, adopt, enter into or amend or modify any Company Benefit Plan, (iv) grant any severance, retention or termination pay, (v) terminate the employment of any Company executive or other individuals listed in Section 5.2(a) of the Company's Disclosure Letter, (vi) employ or promote any new executive officer of the Company or its Subsidiaries, (vii) amend or take any other actions to increase the amount of, or accelerate the payment or vesting of, any benefit or amount under any Company Benefit Plan, policy or arrangement (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or providing for compensation or benefits to any former or present director, officer, employee or consultant), (viii) execute or amend (other than as required by existing Company Benefit Plans or employment agreements or by applicable Law) in any material respect any consulting or indemnification agreement between the Company or any of its Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other material obligation to any labor organization or employee incurred or entered into by the Company or any of its Subsidiaries (other than as required by existing Company Benefit Plans or employment agreements or by applicable Law), or (ix) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance, retention or other change in control agreement; except in the case of (i) through (viii), (A) pursuant to and in accordance with the terms of any plan, contract, agreement or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement, (B) in the case of severance or termination payments, pursuant to the severance policy or plans of the Company or its Subsidiaries existing at the date of this Agreement (copies of which have been furnished to Parent), and (C) as required by applicable Law;

          (b)   declare, set aside or pay any dividend on, or make any other distribution in respect of outstanding Equity Securities of the Company or any of its Subsidiaries, except for dividends by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

          (c)   (i) directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding Equity Securities of the Company or any of its Subsidiaries except for any repurchase, forfeiture or retirement of Shares or Company Stock Options occurring pursuant to the terms of any arrangement as in effect on the date of this Agreement, or of any Company Benefit Plan existing on the date hereof, or (ii) effect any reorganization or recapitalization or split, combine or reclassify any of the Equity Securities in the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

          (d)   (i) issue, deliver, grant or sell, or authorize or propose the issuance, delivery, grant or sale of any Equity Securities of the Company or any of its Subsidiaries, except for issuances of Shares (A) upon the exercise of Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof as in effect on the date of this Agreement or (B) upon the expiration of any restrictions with respect to Company RSUs outstanding at the date of this Agreement in accordance with the terms thereof as in effect on the date of this Agreement, (ii) amend or otherwise modify the terms of any outstanding Equity Securities the effect of which will be to make such terms more favorable to the holders thereof except as otherwise permitted by Section 5.2(a)(i), or (iii) except as expressly contemplated in Section 5.3 or otherwise in this Agreement, enter into or announce any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of any Equity Securities of the Company or any of its Subsidiaries;

          (e)   (i) merge, consolidate or combine with any Person or dissolve or liquidate or adopt a plan of merger, consolidation or combination with any Person or dissolution or complete or partial liquidation, (ii) acquire by merging or consolidating with, purchasing substantial Equity Securities in, purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets of any other Person, (iii) enter into any material partnership, joint venture agreement or similar agreement, or (iv) make any loans, advances or capital contributions to, or investments in any Person except for loans, advances and capital contributions to any wholly-owned Subsidiary;

          (f)    sell, transfer, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the material properties or assets of the Company or any of its Subsidiaries, except for (i) sales in the ordinary course of business consistent with past practice, (ii) pursuant to any agreements existing on the date of this Agreement and (iii) Permitted Liens.

          (g)   adopt or propose any amendments to the Company's Certificate of Incorporation or Bylaws or other organizational documents or any of the organizational documents of the Subsidiaries of the Company;

          (h)   (i) change any of its methods or principles of accounting in effect at December 31, 2009, except to the extent required to comply with GAAP as advised by the Company's independent accountants, (ii) make or rescind any material election relating to Taxes, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (iv) change any of its material methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of the U.S. federal income tax returns for the taxable year ended December 31, 2009, (v) submit any claim for refund of any Tax, (vi) request any Tax opinions or rulings, (vii) authorize any Tax indemnities, (viii) make any Tax election except elections which are required to be made in connection with Tax Returns filed for any Tax period prior to the Effective Time, (ix) file with or provide to a Governmental Authority any waiver extending the statutory period for assessment or reassessment of Tax or any other waiver of restrictions on assessment or collection of any Tax; (x) enter into or amend any agreement or settlement with any Governmental Authority respecting Taxes or (xi) amend or revoke any previously filed Tax Return except, in each case, as may be required by Law;

          (i)    incur, create, assume, modify, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other Person, whether or not evidenced by a note, bond, debenture, guarantee, indemnity or similar instrument, except for (i) borrowings and renewals, amendments, extensions or increases thereof under credit lines existing at the date of this Agreement, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) indebtedness with any wholly-owned Subsidiary, and (iv) other obligations not exceeding $20,000 in the aggregate outstanding at any one time;

          (j)    except for existing authorizations for expenditures and capital expenditures approved in the capital budget approved by the Company's Board of Directors, make or commit to make any capital expenditures in excess of $20,000 in the aggregate during any fiscal quarter;

          (k)   enter into or amend any agreement between the Company or any of its Subsidiaries and any agent, sales representative or similar person;

          (l)    transfer or license to any Person or entity or otherwise extend, amend or modify any rights to the Intellectual Property of the Company necessary to carry on the Company's business in any material respects, other than in the ordinary course of business consistent with past practice;

          (m)  pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) prior to the same being due in excess of $20,000 in the aggregate, other than pursuant to mandatory terms of any agreement, understanding or arrangement as in effect on the date hereof;

          (n)   adopt or implement any stockholder rights plan;

          (o)   commence, settle or compromise any pending or threatened litigation or other proceeding, other than for a breach of this Agreement;

          (p)   take, cause to be taken or omit to take any action that is intended or could reasonably be expected to, individually or in the aggregate, result in any of the representations or warranties contained herein becoming untrue or inaccurate in any material respect or in any of the conditions set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

          (q)   enter into any "non-compete" or similar agreement that would materially restrict the businesses of the Surviving Corporation following the Effective Time or that would in any way restrict the businesses of Parent or its Affiliates (excluding the Surviving Corporation) or take any action that may impose new or additional material regulatory requirements on any Affiliate of Parent (excluding the Surviving Corporation);

          (r)   fail to use commercially reasonable efforts to maintain the Company's current insurance policies;

          (s)   fail to file on a timely basis all applications and other documents necessary to maintain, renew or extend any material Authorizations or any other approval required by any Governmental Authority for the continuing of operation of its business;

          (t)    (i) enter into, renew, modify, amend or terminate any Material Contract to which the Company or any of its Subsidiaries is a party (including the Draka Note Agreement) or waive, delay the exercise of, release or assign any material rights or claims thereunder except in the ordinary course of business consistent with past practice, or (ii) enter into or amend in any material manner any contract, agreement or commitment with any former or present director, officer or employee of the Company or any of its Subsidiaries or with any Affiliate or associate (as defined under the Exchange Act) of any of the foregoing Persons except to the extent permitted under paragraph (a) above; or

          (u)   agree in writing or otherwise to do any of the foregoing.

        Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations and the operations of its Subsidiaries, and nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the operations of the Company or any of its Subsidiaries.

        5.3    No Solicitation.

          (a)   From and after the date hereof, except as specifically permitted in this Section 5.3, the Company shall not, nor shall it authorize or permit any of its Subsidiaries or its or their Representatives to, directly or indirectly: (i) solicit or initiate any inquiries with respect to the submission of any Acquisition Proposal; (ii) knowingly encourage or participate in discussions or negotiations regarding or furnish any non-public information relating to the Company or any of its Subsidiaries with respect to, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Person (other than Parent or its Affiliates) to make an inquiry in respect of or make any proposal or offer that constitutes, or may be reasonably be expected to lead to, any Acquisition Proposal; (iii) except for confidentiality agreements entered into pursuant to the proviso set forth in clause (d)(iv)(A) of this Section 5.3, enter into a letter of intent, memorandum of understanding or other agreement with any Person, other than Parent or its Affiliates, for, contemplating or otherwise relating to an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) waive or permit the waiver of any Standstill Agreement (as defined below).

          (b)   The Company shall, and shall cause each of its Subsidiaries and instruct its and their Representatives to, (i) cease and terminate any existing solicitations, discussions, negotiations or other activity with any Person (other than Parent or its Affiliates) being conducted with respect to any Acquisition Proposal on the date hereof, (ii) promptly request, and cause to be requested that, each Person (other than Parent or its Affiliates) that has received confidential information in connection with a possible Acquisition Proposal return to the Company or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries and (iii) enforce, and cause to be enforced, any confidentiality, standstill or other agreement to which the Company is a party (such agreement, a "Standstill Agreement").

          (c)   From and after the date hereof, the Company shall notify Parent as soon as practicable (but in any event within one (1) Business Day) after receipt of (i) any Acquisition Proposal or indication that any Person is considering making an Acquisition Proposal, (ii) any request for non-public information relating to the Company or any of its Subsidiaries or (iii) any request for access to the properties, assets or the books and records of the Company or its Subsidiaries that the Company reasonably believes is reasonably likely to lead to an Acquisition Proposal. The Company shall provide Parent promptly with the identity of such Person, a description of the material terms and conditions of such Acquisition Proposal, indication or request and, if applicable, a copy of such Acquisition Proposal. The Company shall keep Parent informed on a prompt basis of the status and the material details of any such Acquisition Proposal, indication or request and will provide Parent as soon as practicable after receipt of delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with an Acquisition Proposal or sent or provided by the Company to any third party in connection with an Acquisition Proposal and will provide Parent with advance written notice of any scheduled meeting of the Company's Board of Directors to discuss an Acquisition Proposal.

          (d)   Notwithstanding the foregoing provisions of this Section 5.3, at any time prior to the receipt of the Required Company Vote, nothing in this Agreement shall prevent the Company or its Board of Directors from engaging in discussions or negotiations with, or furnishing or disclosing any information relating to the Company or any of its Subsidiaries or giving access to the properties, assets or the books and records of the Company or any of its Subsidiaries in response to an unsolicited, bona fide, third party proposal with respect to an Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if (i) none of the Company, any of its Subsidiaries nor any Representatives of the Company and any of its Subsidiaries have breached any of the provisions set forth in this Section 5.3 in any respect, (ii) such Person is not a party to any Standstill Agreement with the Company or any of its Subsidiaries, (iii) the Board of Directors of the Company determines in good faith (after consultation with the Company's outside legal and financial advisors) that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal and (after consultation with the Company's outside legal advisor) that such action is required in order to comply with the directors' fiduciary obligations to the stockholders of the Company under applicable Laws, and (iv) the Company (A) enters into a confidentiality agreement at least as restrictive as the Confidentiality Agreement and provides a copy of such agreement to Parent and (B) concurrently discloses or makes available substantially the same information to Parent as it makes available to such Person.

          (e)   The Board of Directors of the Company shall not (i) except as set forth in this Section 5.3, withdraw or modify or change in a manner adverse to Parent and Merger Subsidiary, its recommendation of the Merger or this Agreement or (ii) except as set forth in this Section 5.3, approve, recommend or cause the Company to enter into any written agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if, at any time prior to receipt of the Required Company Vote, the Board of Directors of the Company determines in good faith (after consultation with the Company's outside legal and financial advisors) that an Acquisition Proposal constitutes a Superior Proposal, the Board of Directors of the Company may withdraw or modify its recommendation of the Merger or this Agreement in response to the Superior Proposal and terminate this Agreement in accordance with Section 7.1(c)(ii), but only if (A) the Company's Board of Directors determines in good faith (after consultation with the Company's outside legal advisor) that such action is required in order to comply with the directors' fiduciary obligations to the stockholders of the Company under applicable Laws, (B) the Board of Directors of the Company provides Parent with at least five (5) Business Days advance written notice of its intention to make a change in recommendation and specifying the material events giving rise thereto, and (C) during such five (5) Business Day period, the Company and its Representatives shall, if requested by Parent, negotiate in good faith with Parent and its Representatives to amend this Agreement so as to enable the Board of Directors of the Company to proceed with its recommendation of the Merger and this Agreement (after taking into account any modifications to the terms of this Agreement offered by Parent) and at the end of such five (5) Business Day period, the Board of Directors of the Company maintains its determination (after taking into account any modifications to the terms of this Agreement offered by Parent).

          (f)    Notwithstanding the foregoing, (i) the Board of Directors of the Company shall be permitted to disclose to the stockholders of the Company a position with respect to an Acquisition Proposal required by Rule 14e-2(a), Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, provided, however, that the Board of Directors of the Company shall first provide Parent the notice and opportunity to negotiate an amendment to this Agreement in the manner provided in Section 5.3(e)(B) and Section 5.3(e)(C) above and (ii) the Board of Directors of the Company may withdraw, modify or amend its recommendation of the Merger and this Agreement at any time if it determines in good faith (after taking into account the advice of its outside legal advisor) that such action is required in order to comply with the directors' fiduciary obligations to the stockholders of the Company under applicable Laws, subject to the Board of Directors of the Company first providing Parent notice and opportunity to negotiate an amendment to this Agreement in the manner provided in Section 5.3(e)(B) and Section 5.3(e)(C) above.

        5.4    Notices of Certain Events; Consultation.

          (a)   The Company shall as promptly as reasonably practicable notify Parent of: (i) any notice or other communication of which the Company has Knowledge from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication of which the Company has Knowledge from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) any fact or occurrence between the date of this Agreement and the Effective Time of which it has Knowledge which makes any of its representations contained in this Agreement untrue in any material respect or causes any material breach of its obligations under this Agreement.

          (b)   Each of Parent and Merger Subsidiary shall as promptly as reasonably practicable notify the Company of: (i) any notice or other communication of which the Parent has Knowledge from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication of which the Parent has Knowledge from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Parent, threatened against, the Parent or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and (iv) any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue in any material respect or causes any material breach of its obligations under this Agreement.

          (c)   To the fullest extent reasonably practicable, the Company shall consult with Parent prior to making public any financial results for periods closing after the date of this Agreement and prior to filing any SEC Reports of the Company after the date of this Agreement.

        5.5    Director and Officer Liability.

        For a period of six (6) years from and after the Effective Time, Parent and, when applicable, the Surviving Corporation, shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Certificate of Incorporation and Bylaws of the Company and indemnification agreement in existence as of the date of this Agreement, if any, against all losses, claims, damages, fines, penalties and liability in respect of acts or omissions occurring at or prior to the Effective Time, including amounts paid in settlement or compromise with the approval of the Parent (which approval shall not be unreasonably withheld, delayed or conditioned). Parent and Merger Subsidiary agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current and former officers and directors of the Company as provided in the Company's Certificate of Incorporation or Bylaws or any agreement set forth in Section 5.5 of the Company's Disclosure Letter, in each case in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect in accordance with their terms and without amendment thereof. From the Effective Time through the sixth (6th) anniversary thereof, the Parent will cause the Surviving Corporation to, without any lapse in coverage, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, that the Surviving Corporation shall not be obligated to expend a total premium during such period in excess of 200% of the per annum rate of the aggregate annual premium currently paid by the Company for such insurance on the date of this Agreement; provided that if the amount of the total premium for such insurance shall exceed such 200%, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further that in the event Parent shall prior to the sixth (6th) anniversary of the Effective Time, directly or indirectly, sell all or substantially all of the assets or capital stock of the Surviving Corporation, prior to such sale, Parent shall either assume such obligation or cause a Subsidiary of Parent having a net worth substantially equivalent to, or in excess of the net worth of, the Surviving Corporation immediately prior to such sale to assume such obligation.

        5.6    Access and Information.

          (a)   From the date hereof until the Effective Time, the Company will, and will cause its Subsidiaries to, (i) afford to Parent and its Representatives appropriate access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of Company and its Subsidiaries and to its and their books, records, contracts and documents and (ii) furnish promptly to Parent and its Representatives such information concerning its business, properties, contracts, records and personnel (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of Parent.

          (b)   Information obtained by Parent pursuant to Section 5.6(a) shall be subject to the provisions of the Confidentiality Agreement.

        5.7    Proxy Statement.

        As soon as practicable after the date hereof (and in any event no later than fifteen (15) Business Days following the execution of this Agreement), the Company shall prepare the Proxy Statement, file it with the SEC under the Exchange Act, and use all reasonable best efforts to have the Proxy Statement cleared by the SEC. Parent and Merger Subsidiary shall promptly furnish to the Company all information concerning Parent and Merger Subsidiary that may be required or reasonably requested in connection with any action contemplated by this Section 5.7. Parent, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any Representative of the Company and the SEC. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel a reasonable opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, and the Company shall consider additions, deletions or changes thereto reasonably proposed by Parent and its counsel. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. The Proxy Statement shall include the recommendation by the Board of Directors of the Company that the Company's stockholders vote to approve and adopt the Merger and this Agreement unless the Board of Directors of the Company has properly withdrawn or modified its recommendation in accordance with Section 5.3.

        5.8    Meeting of the Company's Stockholders.

        Unless this Agreement has been terminated pursuant to Article VII, the Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a meeting of the Company's stockholders (the "Stockholders Meeting") as promptly as practicable (with the specific date of the meeting to be established after consultation with Parent) after the SEC or its staff advises that it has no further comments to the Proxy Statement. Unless the Board of Directors has withdrawn or modified its recommendation in accordance with the provisions of Section 5.3, the Board of Directors of the Company shall recommend that the Company's stockholders vote to approve and adopt this Agreement and to approve the consummation of the Merger, and the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and this Agreement and shall take all other action reasonably necessary and appropriate to secure the vote of stockholders required by the DGCL to effect the Merger. The Company shall keep Parent updated with respect to proxy solicitation results as requested by Parent. Once the Stockholders Meeting has been called and noticed, unless this Agreement has been terminated pursuant to Article VII, the Company shall not postpone or adjourn the Stockholders

Meeting without the consent of Parent other than (i) in order to obtain a quorum of its stockholders or (ii) to comply with applicable Law. Unless this Agreement has been terminated pursuant to Article VII, the obligations of the Company pursuant to this Section 5.8 shall not be effected by (i) the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Proposal, or (ii) the withdrawal or modification by the Board of Directors of its approval or recommendation of the Merger or this Agreement.

        5.9    Efforts.

          (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or to cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Parent Approvals, from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance, or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the giving of notice, if required, under real property leases, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby and (v) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby. In furtherance of the foregoing, the Company may, but in no event shall the Company or any of its Subsidiaries be required to, pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger up to a total of $10,000 without the prior consent of Parent. No party hereto shall take any action that would reasonably be expected to prevent or materially delay or impede the receipt of any necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Parent Approvals, from Governmental Authorities.

          (b)   Each of Parent and the Company shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and equityholders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement. Subject to applicable legal limitations and the instructions of any Governmental Authority, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Authority with respect to such Merger or transactions contemplated hereby. The Company and Parent shall provide counsel for the other party a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate.

        5.10    Public Announcements.

        The Company and Parent agree that the initial press release issued by each party announcing the Merger and the execution and delivery of this Agreement shall be in a form that is mutually acceptable to the Company and Parent. Thereafter, the Company and Parent will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby. In addition, the Company shall not issue any such press release or make any such public statement relating to this Agreement or the transactions contemplated hereby (other than a press release or public statement relating to an Acquisition Proposal) without the prior written consent of Parent, except as may be required by applicable Law or any listing agreement with any national securities exchange, in which case the Company shall use its commercially reasonable efforts to allow Parent reasonable time to comment on such press release or public statement in advance of such issuance and shall act in good faith with respect to the incorporation of any reasonable amendments, deletions or changes that are suggested by Parent prior to releasing or making such press release or public statement; provided, that this sentence and the prior sentence shall not be applicable to any press release or public statement relating to (i) a Superior Proposal, (ii) any dispute between Parent and Company with respect to this Agreement, or (iii) any termination of this Agreement. Each of Parent and the Company shall cause their respective Representatives to comply with this Section 5.10.

        5.11    Stock Exchange De-listing.

        Parent and the Company shall use their reasonable best efforts to cause the Shares to be de-listed from the Stock Exchange and de-registered under the Exchange Act promptly following the Effective Time.

        5.12    Defense of Litigation.

        The Company shall control, and the Company shall give Parent the opportunity to participate in the defense of any litigation brought by stockholders of the Company against the Company and/or its directors relating to the transactions contemplated by this Agreement; provided, however, that the Company shall not settle or offer to settle any claim, action, suit, charge, investigation or proceeding against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of Parent. Except as provided in Section 5.3, the Company shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement, and the Company shall cooperate with Parent and Merger Subsidiary in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions.

        5.13    State Takeover Statutes.

        If any State takeover statute or similar Law is or becomes applicable to this Agreement, the Merger or the transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall (a) take all reasonable action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute or Law.

        5.14    Employee Matters.

          (a)   For all purposes under each employee benefit plan of Parent, any Parent Subsidiary or any of their Affiliates (the "Parent Plans") in which Company Employees become eligible to participate upon or after the Effective Time, the Company Employees shall be given credit for all service with the Company or a Subsidiary of the Company, as applicable, to the same extent as if such services had been rendered to Parent or any of its Affiliates. Notwithstanding the foregoing, such credit shall not be used to determine benefit accruals, except with respect to vacation benefits.

          (b)   Subject to applicable Law, Parent shall, or shall cause the Surviving Corporation, to use all reasonable best efforts to: (i) waive all limitations as to pre-existing conditions, exclusions, evidence of insurability requirements and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare plan in which the Company Employees may be eligible to participate after the Effective Time; and (ii) provide each Company Employee with credit under any welfare plan in which the Company Employee becomes eligible to participate after the Effective Time for any co-payments and deductibles paid by and out of pocket requirements satisfied by such Company Employee for the then current plan year under the corresponding welfare plan maintained by the Company or any Company Subsidiary prior to the Effective Time, in each of cases (i) and (ii) above, without duplication of benefits.

          (c)   Parent shall, or shall cause the Surviving Corporation to, comply with the terms of the Company's U.S. severance pay policy in effect as of the date of this Agreement, a copy of which has been provided or made available to Parent, with respect to any Company Employees eligible to participate in such policy as of the Effective Time.

          (d)   Notwithstanding the foregoing, this Section 5.14 is not intended to and shall not (i) create any third party rights, (ii) amend any Company Benefit Plan, (iii) require Parent to continue any Company Benefit Plan or Parent Plan beyond the time when it otherwise lawfully could be terminated or modified, or (iv) except as provided in Section 5.14(c) or as required by contract or Law, provide any Company Employee with any rights to continued employment, severance pay or similar benefits following any termination of employment.

        5.15    Rule 16b-3.

        Parent, Merger Subsidiary and the Company shall each take all such reasonable steps as may be required to cause the transactions contemplated by Article II and any other dispositions of Equity Securities of the Company (including Company Stock Options and Company RSUs) by each individual who is a director or executive officer of the Company or at the Effective Time will become a director or executive officer of the Surviving Corporation to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.16    Director Resignation.

        Unless otherwise directed by Parent, the Company shall use commercially reasonable efforts to obtain a written letter of resignation from each of the directors of the Company and from each of the directors of each Subsidiary of the Company that will be effective as of the election or appointment of such person's successor. The Company and Parent shall cooperate to ensure that Parent's designees have become directors of the Company's Subsidiaries effective as of the Effective Time. Parent shall use its commercially reasonable efforts to make all filings that have not been made prior to the Effective Time as may be required by applicable Law in connection with the resignation of the directors of the Company and its Subsidiaries and shall provide notice to the resigned directors of the Company and its Subsidiaries when all filings required to effect such resignations have been completed.

        5.17    Draka Note Agreement Payoff.

        From and after the satisfaction or waiver of each of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing) or at such other time as the parties hereto agree in writing, at the request of Parent, the Company shall, and shall cause its Subsidiaries to, cooperate with Parent, and to take or cause to be taken, all necessary, appropriate or desirable actions reasonably requested by Parent to pay off the outstanding loan to Draka pursuant to the terms and conditions of the Draka Note Agreement prior to the Closing, and in connection therewith to enter into a secured loan arrangement with Parent and/or its Affiliates, on terms and conditions acceptable to Parent and substantially similar to the existing loan arrangement between the Company and Draka, in order to fund the payment required under the Draka Note Agreement.

ARTICLE VI.
CONDITIONS TO THE MERGER

        6.1    Conditions to the Obligations of Each Party.

        The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)   this Agreement and the Merger shall have been approved by the Required Company Vote; and

          (b)   no provision of any applicable Law or Order of any Governmental Authority of competent jurisdiction which has the effect of making the Merger illegal or shall otherwise restrain or prohibit the consummation of the Merger shall be in effect (each party agreeing to use its reasonable best efforts, including appeals to higher Courts, to have any Order lifted).

        6.2    Conditions to Obligations of Parent and Merger Subsidiary to Effect the Merger.

        The obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, wavier by Parent and Merger Subsidiary on or prior to the Closing Date of the following conditions:

          (a)   The representations and warranties of the Company set forth in Sections 3.1 and 3.2 shall be true and correct in all material respects immediately prior to the Effective Time, as if made at and as of such time. The representations and warranties of the Company set forth in Section 3.3 shall be true and correct immediately prior to the Effective Time, as if made at and as of such time except for such inaccuracies that are de minimis in amount. All other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualification or exceptions contained therein) immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be true and correct would not have, or would not reasonably be expected to result in, a Company Material Adverse Effect;

          (b)   The Company shall, and shall have caused each of its Subsidiaries to, have complied with and performed in all material respects all covenants and obligations required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

          (c)   Parent shall have received a certificate signed on behalf of the Company's Chief Executive Officer and Chief Financial Officer certifying as to the matters set forth in Sections 6.2(a) and (b);

          (d)   The holders of not more than ten percent (10%) of the Shares shall have exercised their right to dissent and obtain payment for their Shares under the DGCL with respect to, or as a result of, the Merger;

          (e)   Parent shall have received from the Company a duly executed certificate meeting the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3);

          (f)    The Company's costs and expenses related to the transactions contemplated by this Agreement including all fees and costs payable to the Company's financial advisors, accountants, investment bankers and legal counsel will not exceed $1,400,000 and Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Financial Officer of the Company;

          (g)   The Company has a Net Worth of at least $15,500,000;

          (h)   The Draka Note Agreement shall be in full force and effect, the Company shall have complied with all terms and conditions set forth therein and all of the Payoff Conditions (as defined in the Draka Note Agreement) shall have been satisfied, other than those within the control of Parent; and

          (i)    There shall not have occurred a Company Material Adverse Effect.

        6.3    Conditions to Obligations of the Company to Effect the Merger.

        The obligations of the Company to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, wavier by the Company on or prior to the Effective Time of the following conditions:

          (a)   The representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct at and as of the Effective Time as if made at and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct at and as of such specific date); provided, however, that if the failure of any such representations and warranties to be true and correct at and as of the Effective Time, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a Parent Material Adverse Effect, the foregoing conditions shall be deemed to have been fulfilled, and the Company shall have received a certificate to such effect signed on behalf of Parent and Merger Subsidiary by a duly authorized officer of Parent; and

          (b)   Parent and Merger Subsidiary shall have complied with and performed in all material respects all covenants and obligations required to be performed and complied with by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent and Merger Subsidiary by a duly authorized officer of Parent.

        6.4    Frustration of Closing Conditions.

        Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 6.1, 6.2 and 6.3, as the case may be, to be satisfied if such failure was caused in any material respect by such party's breach of any provision of this Agreement or failure to use such efforts to consummate the Merger and the other transactions contemplated hereby as required by Section 5.9.

 ARTICLE VII.
TERMINATION

        7.1    Termination.

        This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a)   by mutual written consent of the Company and Parent;

          (b)   by either the Company or Parent, by written notice to the other party, if:

              (i)  the consummation of the Merger shall not have occurred on or before May 15, 2011 (the "End Date"); (provided, that the right to terminate this Agreement under this clause (b)(i) shall not be available to any party whose failure to fulfill any of its material obligations under this Agreement has been the primary cause of the failure to consummate the Merger by the End Date);

             (ii)  there shall be any applicable Law that makes consummation of the Merger illegal or otherwise prohibited or if any Order of a Governmental Authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such Order shall have become final and nonappealable (provided, that the right to terminate this Agreement under this clause (b)(ii) shall not be available to any party who has not used its reasonable best efforts to have such Order lifted and shall not be available to any party whose breach of any provision of this Agreement results in any applicable Law making the consummation of the Merger illegal or otherwise prohibited or the imposition of any Order of a Governmental Authority of competent jurisdiction that restrains or prohibits the consummation of the Merger); or

            (iii)  this Agreement and the Merger has been submitted to the stockholders of the Company for approval and adoption at the Stockholders Meeting and the Required Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof), provided, that the right to terminate this Agreement under this clause (b)(iii) shall not be available to the Company where the failure to obtain the Required Company Vote is caused by any action or failure to act of the Company that constitutes a material breach of this Agreement;

          (c)   by the Company, by written notice to Parent, if:

              (i)  prior to the Effective Time, Parent or Merger Subsidiary shall have (x) breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under this Agreement or (y) breached any of its representations or warranties in any material respect, in either case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by Parent and/or Merger Subsidiary by the earlier of (A) twenty (20) days following receipt by Parent of written notice of such breach or failure and (B) the End Date; provided, at the time of the delivery of such written notice, the Company shall not be in material breach of its obligations under this Agreement; or

             (ii)  if, at any time prior to receipt of the Required Company Vote, (x) the Company has not violated Section 5.3 and has complied with Section 5.3(e), (y) the Company has received a Superior Proposal, and (z) the Board of Directors has approved the termination of this Agreement and promptly upon termination of this Agreement the Company enters into a definitive agreement providing for the implementation of the Superior Proposal, provided, that the termination described in this Section 7.1(c)(ii) shall not be effective unless and until the Company shall have paid to Parent the Termination Fee and Expenses required under Section 7.3(b).

          (d)   by Parent, by written notice to the Company, if:

              (i)  prior to the Effective Time, the Company shall have (x) breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under this Agreement or (y) breached any of its representations or warranties in any material respect, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or failure and which breach or failure is either incurable or, if curable, is not cured by the Company by the earlier of (A) twenty (20) days following receipt by the Company of written notice of such breach or (B) the End Date; provided, that at the time of the delivery of such written notice, Parent shall not be in material breach of its obligations under this Agreement; or

             (ii)  the Board of Directors of the Company shall have (A) withdrawn, qualified, modified or changed or resolved to or publicly proposed to withdraw, qualify, modify or change in a manner adverse to Parent and Merger Subsidiary its recommendation of the Merger or this Agreement, (B) made any other public statement in connection with the Stockholders Meeting or the transactions contemplated by this Agreement inconsistent with its recommendation of the Merger or this Agreement, (C) approved, adopted or recommended any Acquisition Proposal, (D) failed to reaffirm or republish its recommendation of the Merger or this Agreement at Parent's request within five (5) days of such request and in any event at least two (2) Business Days prior to the Stockholders Meeting; or (E) the Company shall have breached in any material respect its obligations under Section 5.3.

        The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person Controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

        7.2    Effect of Termination.

        If this Agreement is terminated pursuant to Section 7.1, subject to the payment of fees to the extent required by Section 7.3 of this Agreement, this Agreement (but not the Confidentiality Agreement) shall become void and of no effect with no liability on the part of any party (or any equityholder or Representative of such party) to the other party hereto; provided, that, if such termination shall result from the willful (i) failure of a party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure of a party to perform a material covenant hereof, or (iii) breach by a party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such willful failure or breach; provided, further, however, that notwithstanding the foregoing or anything else in this Agreement to the contrary, the provisions of the Confidentiality Agreement and Section 7.3 and Article VIII shall survive any termination hereof.

        7.3    Termination Fees; Expenses.

          (a)   Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b)   In the event that:

              (i)  (A) a bona fide Acquisition Proposal shall have been made known to the Company, the Board of Directors of the Company, or shall have been made directly to the stockholders of the Company or any Person shall have publicly announced a bona fide intention (not subsequently withdrawn) to make an Acquisition Proposal and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(d)(i) and (C) the Company enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal within twelve (12) months of the date this Agreement is terminated (provided that for purposes of this Section 7.3(b)(i), the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%");

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii);

then in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay in cash to Parent an amount equal to (A) $325,000 (the "Termination Fee"), plus (B) any reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent and/or Merger Subsidiary in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all documented reasonable fees and expenses of law firms, investment banking firms, accountants, experts and consultants to Parent and/or Merger Subsidiary (the "Expenses"), it being understood that in no event shall the Company be required to pay the Termination Fee or reimburse Parent's Expenses on more than one occasion.

          (c)   In the event that this Agreement is terminated by Parent pursuant to (i) Section 7.1(b)(iii) and thereafter the Company enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal within twelve (12) months of the date this Agreement is terminated (provided that for purposes of this Section 7.3(c)(i), the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%") or (ii) Section 7.1(d)(i), then in any such event the Company shall pay Parent's Expenses in cash to Parent, it being understood that in no event shall the Company be required to reimburse Parent's Expenses on more than one occasion.

          (d)    Payment of Termination Fee or Expenses.

              (i)  Any payment of Termination Fee and Expenses required to be made pursuant to clause (i) of Section 7.3(b) shall be made to Parent upon the earlier of (A) the Company's entry into a definitive agreement providing for an Acquisition Proposal or (B) the consummation of such Acquisition Proposal;

             (ii)  Any payment of Termination Fee and Expenses required to be made pursuant to clause (ii) or (iii) of Section 7.3(b) shall be made to Parent concurrently with, and as a condition to the effectiveness of, the termination of this Agreement; and

            (iii)  Any payment of Expenses required to be made pursuant to clause (i) of Section 7.3(c) shall be made to Parent upon the earlier of (A) the Company's entry into a definitive agreement providing for an Acquisition Proposal or (B) the consummation of such Acquisition Proposal and any payment of Expenses required to be made pursuant to clause (ii) of Section 7.3(c) shall be made to Parent concurrently with, and as a condition to the effectiveness of, the termination of this Agreement;

and in each case such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

          (e)    Acknowledgement.    Each of the parties hereto acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from termination of this Agreement under circumstances where a Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 7.3(b) are not a penalty, but rather are a reasonable amount that will compensate Parent and Merger Subsidiary for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision; and (iii) without the agreements contained in this Section 7.3, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 7.3(b) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amount set forth in Section 7.3(b) or any portion thereof, the Company shall pay to Parent, costs and expenses (including attorneys' fees) incurred by the prevailing Party and its Affiliates in connection with such suit, together with interest on the amount of such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

          (f)    Liquidated Damages.    In the event that Parent shall be entitled to receive pursuant to this Agreement the Termination Fee, the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Subsidiary, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Subsidiary, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination, provided, however, that nothing in this Section 7.3(f) shall preclude Parent, Merger Subsidiary, any of their respective Affiliates or any other Person from bringing or maintaining any other claim, action or proceeding against the Company or its Affiliates for any willful or intentional breach of any of the Company's representations, warranties, covenants or other agreements contained in this Agreement as contemplated by Section 7.2.

ARTICLE VIII.
MISCELLANEOUS

        8.1    Survival of Representations and Warranties and Agreements.

        The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

        8.2    Notices.

        All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          (a)   if to Parent or Merger Subsidiary, to:

      TKH Group N.V.
      Spinnerstraat 15
      PO Box 5
      7480 AA Haaksbergen
      The Netherlands
      Attention: Chief Executive Officer

      with a required copy (which shall not constitute notice) to:

      Akin Gump Strauss Hauer & Feld LLP
      One Bryant Park
      New York, New York 10036
      Telephone: (212) 872-1000
      Facsimile: (212) 872-1002
      Attention: Zachary N. Wittenberg

      De Brauw Blackstone Westbroek
      Postbus 75084
      Claude Debussylaan 80
      1070 AB Amsterdam
      The Netherlands
      Telephone: +31 20 577 14 21
      Facsimile: +31 20 577 17 75
      Attention: Arne Grimme

          (b)   if to the Company, to:

      Optelecom-NKF, Inc.
      12920 Cloverleaf Center Drive
      Germantown MD 20874
      Attention: Chief Executive Officer

      with a required copy (which shall not constitute notice) to:

      Venable LLP
      8010 Towers Crescent Drive, Suite 300
      Vienna, VA 22182
      Telephone : (703) 760-1657
      Facsimile: (703) 821-8949
      Attention: Thomas France

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when received at the address specified in this Section (or on the next Business Day if received after 5:00 p.m. local time on a Business Day or if received on a day that is not a Business Day).

        8.3    Amendments; No Waivers.

          (a)   Subject to applicable Law, any provision of this Agreement may be amended or waived before or after the Required Company Vote has been obtained if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment and provided, further, that after the Required Company Vote has been obtained, no amendment shall be made which by Law or in accordance with the rules and regulations of the Stock Exchange requires further approval by such stockholders without such further stockholder approval.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        8.4    Successors and Assigns.

        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, and any such assignment shall be null and void, provided, that Parent shall remain liable for all of its obligations hereunder in the event of a breach by their transferee.

        8.5    Governing Law, Jurisdiction, Etc.

          (a)   The formation, construction, and performance of this Agreement, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of Delaware applicable to agreements entered into and performed entirely therein by residents thereof, without regard to any provisions relating to conflicts of laws among different jurisdictions.

          (b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

        8.6    Counterparts; Effectiveness.

        This Agreement may be signed in any number of counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        8.7    Entire Agreement.

        This Agreement, the Company's Disclosure Letter, the Confidentiality Agreement and the Voting Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 5.5, which are intended for the benefit of the Company's former and present officers and directors. Except as otherwise expressly provided in this Agreement, this Agreement may be enforced only against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or any claim related to tort or contract theories of Law.

        8.8    Headings.

        The table of contents and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        8.9    Severability.

        If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other terms and provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

        8.10    WAIVER OF JURY TRIAL.

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        8.11    Remedies Cumulative; Specific Performance.

        Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in the Federal Court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

        8.12    Limitations on Warranties.

          (a)   Except for the representations and warranties contained in this Agreement, the Company's Disclosure Letter and any agreements or certificates delivered pursuant to this Agreement, the Company makes no other express or implied representation or warranty to Parent or Merger Subsidiary. Parent and Merger Subsidiary each acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of the Company other than the representations and warranties of the Company set forth in this Agreement, the Company's Disclosure Letter or any agreements or certificates delivered pursuant to this Agreement.

          (b)   Except for the representations and warranties contained in this Agreement and any agreements or certificates delivered pursuant to this Agreement, Parent and Merger Subsidiary make no other express or implied representation or warranty to the Company. The Company acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Parent and Merger Subsidiary other than the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement or any agreements or certificates delivered pursuant to this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TKH GROUP N.V.
By:	/s/ E.D.H. DE LANGE Name: E.D.H. de Lange Title: Chief Financial Officer
OHIO MERGER SUBSIDIARY, INC.
By:	/s/ E.D.H. DE LANGE Name: E.D.H. de Lange Title: President
OPTELECOM-NKF, INC.
By:	/s/ DAVID B. PATTERSON Name: David B. Patterson Title: President & Chief Executive Officer

Signature Page to Merger Agreement

ANNEX B

950 N. Glebe Rd, Suite 950 Arlington, Virginia 22203 Office: 571 482 3440 Fax: 703 294 6790

November 10, 2010

Optelecom-NKF, Inc.
12920 Cloverleaf Center Drive
Germantown, MD 20874
Attn: Members of the Board of Directors

Dear Members of the Board of Directors:

        We understand that Optelecom-NKF, Inc. (the "Company") intends to enter into an Agreement and Plan of Merger (the "Agreement") by and among a newly established, wholly owned subsidiary of TKH Group ("Acquiror"), providing for the merger of the Acquiror with and into the Company (the "Merger"). Pursuant to the Agreement, Acquiror would acquire all shares of Common Stock outstanding at the effective time of the Merger for an amount in cash equal to US$2.45 per share (such amount in cash being referred to herein as the "Consideration") in the Merger. The Merger and the transactions associated therewith are referred to herein as the "Transaction." This opinion is being delivered to you at your request in connection with the recommendation by the Board of Directors regarding the terms of the Transaction.

        You have requested that Seale Capital, Inc. ("Seale") provide an opinion (the "Opinion") as to whether the Consideration to be received for the Common Stock, subject to an agreement entered into with Draka Holding N.V. ("Draka") for the discounted payoff of the Amended and Restated Subordinated Promissory Note dated March 5, 2010 (the "Payoff Agreement"), in the Transaction is fair to the Company from a financial point of view. You have advised us, and for purposes of our analyses and this Opinion, we have at your direction assumed, the historical consolidated financial statements for the Company provided to Seale accurately reflect the historical consolidated financial performance of the Company. Pursuant to your request, we have only considered the fairness of the Consideration, from a financial point of view, to the Company in connection with the Transaction, and we express no opinion regarding the fairness of the amount or nature of any other consideration, including the discounted amount to be paid to Draka as part of the Payoff Agreement.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed a copy, dated November 10, 2010, of the Agreement;

  2.
  reviewed a copy, dated November 10, 2010, of the Payoff Agreement;

  3.
  reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  4.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available by management of the Company;

  5.
  Spoken with members of the management team of the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

Seale Capital, Inc. ♦ www.sealecapital.com
© 2010 Seale Capital, Inc. All rights reserved. Registered broker dealer and member FINRA and SIPC.

  6.
  Spoken with select strategic buyers and financial sponsors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters as part of the strategic alternatives review process;

  7.
  Compared the financial and operating performance of the Company with that of other publicly traded companies that we deemed to be relevant;

  8.
  Considered the publicly available financial terms of certain transactions that we deemed to be relevant; and

  9.
  Conducted such other financial analyses and inquiries and considered such other information and other factors that we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. You have advised us and we have assumed that the Company has not recently updated forecasts with respect to the future financial results and condition the Company and that forecasts that reflect the best currently available estimates and judgments of the Company's management as to the future financial results and condition of the Company on a standalone basis without giving effect to the Transaction are not available. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. For purposes of our analyses and this Opinion, you have advised us and, at your direction, we have assumed, that (i) the Company is continuing to experience significant financial and operational performance issues that have adversely affected its business, assets, condition (financial or otherwise), liabilities, results of operations and prospects; (ii) the Draka note was amended and restated on March 5, 2010, and the payoff deadline extended to March 8, 2011, and the Company has not been able to and does not currently expect to be able to negotiate a renewal or refinancing of such debt relying on traditional sources of financing given recent financial performance; (iii) the inability to renew or refinance the Draka note before March 8, 2011 (a) will materially and adversely affect the Company's ability to generate revenue and meet its financial obligations as and when they become due; (b) will likely impair the Company's ability to function as a going concern; and (c) consequently, will likely result in the Company's cessation of operations and the voluntary or involuntary bankruptcy, restructuring or liquidation of the Company and its subsidiaries; (iv) the Company's failure to consistently achieve its financial forecasts for 2010 and prior periods and the lack of credibility in the forecast requires revision to the Company's last forecast; and (v) under the ownership of a company with adequate liquidity and capital, the value of the Company and any subsidiaries could substantially improve, resulting in significant returns to such an owner if a transaction is consummated.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement, Payoff Agreement and all other related documents and instruments that are referenced to therein are true and correct, (b) each party to the Agreement, Payoff Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and other related documents and instruments, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company that would be material to our analyses or this Opinion. We have also assumed, at the direction of the Company, that any adjustment to the Consideration will not in any way be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement or Payoff Agreement will not differ in any respect from the draft of the Agreement and Payoff Agreement identified above.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company may be a party or may be subject.

        This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

        This Opinion is furnished for the use and benefit of the Board of Directors (the "Board") of the Company (solely in its capacity as such) in connection with its consideration of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Seale's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Transaction.

        Seale and its sister affiliate company Seale & Associates, Inc. have in the past provided and are currently providing investment banking, financial advisory and other financial services to the Company for which Seale has received, and may receive, compensation, including, among other things, having provided financial advisory services to the Company in connection with the Transaction contemplated by the Merger Agreement. Seale and its affiliate Seale & Associates, Inc. may provide investment banking, financial advisory and other financial services to the Company, Acquiror, other participants in the Transaction or certain of their respective affiliates in the future, for which Seale and such affiliate may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Seale and its affiliate Seale & Associates, Inc. may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Acquiror, other participants in the Transaction or certain of their respective affiliates, for which advice and services Seale and such affiliate have received and may receive compensation.

        Seale has also acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, Seale will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of Seale's expenses and to indemnify Seale and certain related parties for certain potential liabilities arising out of the engagement.

        This Opinion only addresses the fairness to the Company from a financial point of view of the Consideration to be received for the Common Stock, subject to the Payoff Agreement entered into with Draka, in the Transaction in the manner set forth above and will not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the allocation of the Consideration, timing or other terms or conditions of any subsequent distributions or other dispositions of the proceeds of the Transaction to the holders of the Company equity securities or otherwise, and will not address, among other things: (i) the underlying business decision of the Board of Directors of the Company, any security holders the Company or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or to any other party, except if, and only to the extent, expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders, (vi) whether or not the Company, Acquiror, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, Acquiror or any other participant in the Transaction, or any of their respective assets or liabilities, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received for the Common Stock, subject to the Payoff Agreement entered into with Draka, in the Transaction is fair to the Company from a financial point of view.

Sincerely yours,

Seale Capital, Inc.

ANNEX C

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of November 10, 2010 (this "Agreement"), by and between TKH Group N.V., a corporation organized and existing under the laws of the Netherlands ("TKH"), and                         ("Stockholder"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, as of the date hereof, the Stockholder is the record or beneficial holder of, and has the sole right to vote and dispose of, the number of issued and outstanding shares of common stock of Optelecom-NKF, Inc. (the "Company"), as set forth opposite the Stockholder's name on Annex I (the "Shares"). All Shares owned of record or beneficially by the Stockholder as of the date hereof, together with any Shares that are hereafter issued to or otherwise acquired by such Stockholder prior to the termination of this Agreement (including pursuant to any exercise of stock options or exercise or conversion of other securities, or pursuant to a stock dividend, distribution, split-up, recapitalization, combination or similar transaction), and any Shares with respect to which the Stockholder has of the date hereof, or acquires prior to the termination hereof, the right to exercise or direct the vote, whether by proxy or otherwise being hereinafter referred to as the "Subject Shares."

        WHEREAS, concurrently with the execution and delivery of this Agreement, TKH, Ohio Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of TKH ("Merger Subsidiary"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), whereby, among other things in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Subsidiary will be merged with and into the Company, with the Company as the surviving corporation (the "Merger") and as a result of the Merger, the Company will become a wholly-owned subsidiary of TKH; and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, TKH required that the Stockholder, and in order to induce TKH to enter into the Merger Agreement, the Stockholder (in the Stockholder's capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
AGREEMENT TO VOTE

        Section 1.01.    Voting of Subject Shares.     The Stockholder agrees that, until the date this Agreement is terminated in accordance with Section 4.03, at any meeting of the stockholders of the Company and at every adjournment or postponement thereof, the Stockholder shall, or shall cause the holder of record on any applicable record date to, vote (or cause to be voted) his or her Subject Shares:

            (i)  in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger;

           (ii)  against the approval of any matter or proposal submitted to the stockholders of the Company for approval, if approval of such agreement would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (iii)  against (A) any merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its Subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its Subsidiaries or (C) any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

        Section 1.02.    Irrevocable Proxies.     In order to secure the performance of the Stockholder's obligations under this Agreement, by entering into this Agreement and solely with respect to the matters described in Section 1.01, the Stockholder hereby irrevocably grants a proxy appointing such Persons as TKH designates as the Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in his or her name, place and stead, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by and in accordance with Section 1.01, in such Person's discretion, with respect to the Stockholder's Subject Shares, in each case, until the termination of this Agreement in accordance with Section 4.03. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement and affirms that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except that such irrevocable proxy shall be revoked automatically, without any notice or other action by any Person, upon the termination of this Agreement in accordance with Section 4.03. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. THE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 1.02 IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder shall execute and deliver to TKH any proxy cards that such Stockholder receives to vote in favor of the adoption of the Merger Agreement, the Merger or any of the transactions contemplated thereby.

        Section 1.03.    Company Breach.     For the avoidance of doubt, the Stockholder agrees that, during the term of this Agreement the obligations of the Stockholder specified in Section 1.01 shall not be affected by (i) any change in recommendation with respect to the Merger Agreement of the majority of the Board of Directors of the Company or (ii) any breach by the Company of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        The Stockholder hereby represents and warrants as to itself, himself or herself, to TKH as follows:

        Section 2.01.    Authorization; Binding Agreement.     The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby are within its, his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. Assuming the due authorization, execution and delivery of this Agreement by TKH, this Agreement constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 2.02.    Non-Contravention.     The execution and delivery of this Agreement by the Stockholder does not, and the performance of the terms of this Agreement by the Stockholder (or the attorney-in-fact and proxy's voting of the Stockholder's Subject Shares pursuant to the proxy contemplated by Section 1.02) will not (1) require the Stockholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Authority, (2) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Stockholder or its properties and assets, (3) conflict with or violate any organizational document or Law applicable to the Stockholder's Subject Shares or the Stockholder or pursuant to which the Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. The Stockholder's Subject Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

        Section 2.03.    Ownership of Subject Shares; Total Shares.     As of the date hereof, the Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of his or her Subject Shares. As of the date hereof, the Stockholder does not own, beneficially or otherwise, any shares of voting stock of the Company other than as set forth opposite the Stockholder's name in Annex I. There are no outstanding options or other rights to acquire from the Stockholder, or obligations of the Stockholder to sell or to dispose of, any shares of voting stock of the Company.

        Section 2.04.    Voting Power.     The Stockholder has full voting power with respect to his or her Subject Shares, and full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of his or her Subject Shares.

        Section 2.05.    Reliance by TKH.     The Stockholder understands and acknowledges that TKH is entering into the Merger Agreement and the transactions contemplated therein in reliance upon such Stockholder's execution and delivery of this Agreement.

ARTICLE 3
ADDITIONAL COVENANTS OF THE STOCKHOLDER

        Section 3.01.    Transfers.     Except as provided hereunder or under the Merger Agreement, from the date hereof until this Agreement is terminated in accordance with Section 4.03, the Stockholder shall not, directly or indirectly:

            (i)  sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, the Stockholder's Subject Shares or any interest contained therein; provided, however, that the Stockholder may transfer any part or all of the Stockholder's Subject Shares to one or more trusts or other estate planning vehicles formed primarily for the benefit of the Stockholder and/or any one or more members of the Stockholder's family so long as such transferee executes and delivers to the Secretary of TKH a joinder to this Agreement, pursuant to which such transferee shall accept and adopt the terms of this Agreement as if such transferee is a Stockholder hereunder;

           (ii)  grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to the Stockholder's Subject Shares, other than this Agreement; nor

          (iii)  enter into, or deposit the Stockholder's Subject Shares into a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of the Stockholder's Subject Shares; nor

          (iv)  commit or agree to take any of the foregoing actions.

        Section 3.02.    Waiver of Appraisal and Dissenter's Rights.     Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Subject Shares.

        Section 3.03.    Stop Order.     The Stockholder agrees that it shall authorize and request the Company to notify its transfer agent that, unless the transfer agent receives notice from the Company that such transfer is permitted under Section 3.01(i) of this Agreement, there is a stop transfer order with respect to all of the Stockholder's Subject Shares.

        Section 3.04.    Documentation and Information.     The Stockholder (i) consents to and authorizes the publication and disclosure by TKH and the Company and their affiliates of his or her identity and holding of Subject Shares and the nature of its, his or her commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Authority, the Merger Agreement, or any other disclosure document in connection with the transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to TKH and the Company any information it may reasonably require for the preparation of any such disclosure documents; provided that, to the extent practicable, the Stockholder shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure. The Stockholder agrees to promptly notify TKH and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

        Section 3.05.    Additional Shares.     In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any of the Stockholder's Subject Shares or (ii) the Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1.01 hereof ("Company Voting Stock"), then the terms of this Agreement shall apply to the shares of Company Voting Stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were the Stockholder's Subject Shares hereunder. The Stockholder hereby agrees, while this Agreement is in effect, to notify TKH of the number of any new shares of Company Voting Stock acquired by the Stockholder, if any, after the date hereof.

        Section 3.06.    No Agreement as Director or Officer.     TKH acknowledges and that the Stockholder has entered into this Agreement solely in his or her capacity as the record and/or beneficial owner of the Subject Shares and that the Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its Subsidiaries and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by Stockholder in Stockholder's capacity as such director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (ii) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

        Section 3.07.    Acquisition Proposal.     Subject to the foregoing, until the Merger is consummated or this Agreement is terminated in accordance with its terms, the Stockholder shall not, nor shall the Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided that any action which is permitted by the Merger Agreement to be taken by the Stockholder in his or her capacity as a director or officer or which is permitted hereby shall not be prohibited by the foregoing.

 ARTICLE 4
MISCELLANEOUS

        Section 4.01.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next Business Day when sent by overnight courier or on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to TKH or Merger Subsidiary to:

    TKH Group, N.V.
    Spinnerstraat 15
    PO Box 5
    7480 AA Haaksbergen
    The Netherlands
    Attention: Chief Executive Officer

        with a copy to:

    Akin Gump Strauss Hauer & Feld LLP
    One Bryant Park
    New York, New York 10036
    Telephone: (212) 872-1000
    Facsimile: (212) 872-1002
    Attention: Zachary N. Wittenberg

    De Brauw Blackstone Westbroek
    Postbus 75084
    Claude Debussylaan 80
    1070 AB Amsterdam
    The Netherlands
    Telephone: +31 20 577 14 21
    Facsimile: +31 20 577 17 75
    Attention: Arne Grimme

        if to the Stockholder, to him or her at the address specified on Annex I, with a copy to:

    Venable LLP
    8010 Towers Crescent Drive, Suite 300
    Vienna, VA 22182
    Telephone : (703) 760-1657
    Facsimile: (703) 821-8949
    Attention: Thomas France

        Section 4.02.    Further Assurances.     The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as TKH may reasonably request to carry out the transactions contemplated by this Agreement.

        Section 4.03.    Termination.

            (i)  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time.

           (ii)  In the event of the termination of this Agreement pursuant to this Section 4.03, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any material breach of this Agreement occurring prior to such termination.

        Section 4.04.    Survival of Representations and Warranties.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

        Section 4.05.    Amendments and Waivers.

            (i)  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

           (ii)  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

        Section 4.06.    Expenses.     Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 4.07.    Binding Effect; Intended Third Party Beneficiary; Assignment;.

            (i)  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns.

           (ii)  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

        Section 4.08.    Governing Law; Jurisdiction.     This Agreement is for the benefit of and may be enforced by the Stockholder and TKH and its and their respective directors, officers, shareholders, affiliates, employees and agents and be governed by and construed in accordance with Delaware law without regard to conflicts of law principles. The Stockholder and TKH also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The Stockholder and TKH also agree not to commence any action, suit or proceeding arising out of or relating to this Agreement except in such courts and that service of any process, summons, notice or document by U.S. registered mail to such party's address as set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court. The Stockholder and TKH hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby in the courts of the State of Delaware and of the United States of America located in the State of Delaware, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        Section 4.09.    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 4.10.    Counterparts: Effectiveness.     This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

        Section 4.11.    Entire Agreement.     This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

        Section 4.12.    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 4.13.    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that there would not be an adequate remedy at law for money damages in such event. Accordingly, it is agreed that the parties hereto shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the need to post bond or other security, in addition to any other remedy to which they are entitled at law or in equity.

        Section 4.14.    Interpretation.     When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 4.15.    No Presumption Against Drafter.     Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TKH GROUP, N.V.
By:
Name:
Title:
STOCKHOLDER:
By:

Signature Page to Voting Agreement

ANNEX I

Record or Beneficial Ownership of the Voting Shares

Stockholder	Shares of Company Voting Stock Directly Beneficially Owned
c/o Optelecom-NKF, Inc. 12920 Cloverleaf Center Drive Germantown, MD 20874

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.;

COMPANY NUMBER      _______________

ACCOUNT NUMBER       _______________

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the Special Meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Special Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW.

Vote On Proposals			For	Against	Abstain

1.   To adopt the Agreement and Plan of Merger, dated as of November 10, 2010, as it may be amended from time to time, by and among Optelecom-NKF, Inc., TKH Group N.V. and Ohio Merger Subsidiary, Inc. (the “Agreement and Plan of Merger”).

			☐	☐	☐

2.   To approve any adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to adopt the Agreement and Plan of Merger.

			☐	☐	☐

I certify that I, or my organization, was a stockholder of record of the number of shares of Common Stock of Optelecom-NKF, Inc. described below, as of December 7, 2010 and that I am duly authorized to vote such shares as set forth above.

IF YOU SIGN YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, AND IN ACCORDANCE WITH RECOMMENDATIONS OF THE OPTELECOM-NKF, INC. BOARD OF DIRECTORS ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT, IN ACCORDANCE WITH THOSE INSTRUCTIONS.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

These items of business are more fully described in the proxy statement. The record date for the Special Meeting is December 7, 2010. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Optelecom-NKF, Inc., a Delaware corporation, which we refer to as the Company, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Company’s Special Meeting of Stockholders to be held on Tuesday, January 25, 2011, at 10:30 a.m., Eastern Time, which we refer to as the Special Meeting. The Special Meeting will be held at 12920 Cloverleaf Center Drive, Germantown, MD 20874. The undersigned stockholder(s) of the Company hereby appoint(s) David Patterson and Carl Rubbo, Jr., or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting, or at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card and with discretionary authority on all other matters that may properly come before the Special Meeting, as more fully described in the proxy statement received by the undersigned stockholder.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)